SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              BAY BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction: $54,439,636

      5.    Total fee paid: $10,888

[X]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              BAY BANCSHARES, INC.
                             1001 HIGHWAY 146 SOUTH
                              LAPORTE, TEXAS 77571
                                 (281) 471-4400

                      ------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 28, 2001

                       -----------------------------------

      Notice is hereby given that a special meeting of shareholders of Bay Bancshares, Inc, a Texas corporation, will be held on Wednesday, March 28, 2001, at 1:30 p.m. local time, at 1001 Highway 146 South, LaPorte, Texas for the following purposes:

            1. To consider and vote upon a proposal to approve the Agreement and Plan of Share Exchange dated December 11, 2000, as amended, between Bay and SouthTrust of Alabama, Inc., an Alabama corporation, and joined by SouthTrust Corporation, a Delaware corporation. The share exchange agreement provides that shareholders of Bay will receive $26.42 in cash for each share of Bay common stock they own and that in connection with the share exchange, Bay will merge with and into SouthTrust Alabama. A copy of the share exchange agreement and the amendment are attached as Appendix A to the accompanying proxy statement.

            2. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

      Any action may be taken on the foregoing proposals at the special meeting on the date specified above, or on any date or dates to which the special meeting may be adjourned or postponed. The close of business on February 16, 2001 has been fixed as the record date for determining those shareholders entitled to vote at the special meeting or any adjournments or postponements of the special meeting. A complete list of shareholders entitled to vote at the special meeting will be available at the main office of Bay during the ten days prior to the special meeting, as well as at the special meeting.

      We urge you to read the attached proxy statement carefully for a more complete statement regarding the matters to be acted upon at the special meeting.

                                          By Order of the Board of Directors,


                                          /s/ KNOX W. ASKINS
                                              Knox W. Askins
                                              Chairman of the Board

March 8, 2001


                          YOUR VOTE IS VERY IMPORTANT

      Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

      THE BOARD OF DIRECTORS OF BAY HAS UNANIMOUSLY APPROVED THE SHARE EXCHANGE AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SHARE EXCHANGE AGREEMENT.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE PROPOSED SHARE EXCHANGE......................1

SUMMARY TERM SHEET...........................................................2
      The Companies..........................................................2
      The Share Exchange.....................................................2
      Special Meeting of Shareholders........................................3
      Vote Required..........................................................3
      Shares Held in "Street Name"...........................................3
      Our Recommendation to Shareholders.....................................3
      Fairness Opinion.......................................................3
      What You Will Receive in the Share Exchange............................3
      Effect of the Share Exchange on Bay Stock Options and Phantom Stock
         Awards..............................................................4
      Share Ownership of Management and Significant Shareholders.............4
      Material Federal Income Tax Consequences...............................4
      Effective Time of the Share Exchange...................................4
      Surrender of Bay Stock Certificates....................................5
      Conditions to Completion of the Share Exchange.........................5
      Regulatory Approvals...................................................6
      Waiver, Amendment and Termination......................................6
      Interests of Certain Persons in the Share Exchange that Differ from your Interests......................................................7
      Dissenters' Appraisal Rights...........................................7
      Stock Option Agreement.................................................8

THE SPECIAL MEETING..........................................................9
      Purpose................................................................9
      Date, Place and Time of Special Meeting................................9
      Shares Entitled to Vote, Quorum and Vote Required......................9
      Voting and Revocation of Proxies.......................................9
      Solicitation of Proxies; Expenses.....................................10
      Shares Held in the Bay Employees Savings Plan.........................10

DESCRIPTION OF THE TRANSACTION..............................................10
      Terms of the Share Exchange...........................................10
      Background of the Share Exchange......................................11
      Recommendation of the Bay Board and Bay's Reasons for the Share
         Exchange...........................................................11
      Opinion of Bay's Financial Advisor....................................12
      Surrender of Bay Stock Certificates...................................16
      Effective Time of the Share Exchange..................................16
      Conduct of Business Pending Effective Time............................17
      Conditions to Completion of the Share Exchange........................18
      Additional Agreements.................................................19
      Interests of Certain Persons in the Share Exchange....................20
      Employee Matters......................................................21
      No Solicitation.......................................................21
      Amendment and Waiver..................................................22
      Termination...........................................................22
      Expenses..............................................................23
      Stock Option Agreement................................................23
      Material Federal Income Tax Consequences..............................26
      Dissenters' Rights of Appraisal and Related Issues....................27
      Regulatory Approvals..................................................29
      Accounting Treatment..................................................29

BENEFICIAL OWNERSHIP OF BAY COMMON STOCK....................................30

OTHER MATTERS...............................................................31

WHERE YOU CAN FIND MORE INFORMATION.........................................31


APPENDIX A  Agreement and Plan of Share Exchange, as amended...............A-1

APPENDIX B  Opinion of Hoefer & Arnett, Incorporated.......................B-1

APPENDIX C  Provisions of the Texas Business Corporation Act Related to
               Dissenters' Rights of Appraisal.............................C-1

APPENDIX D  Form of Proxy..................................................D-1

            QUESTIONS AND ANSWERS ABOUT THE PROPOSED SHARE EXCHANGE


Q:    WHAT WILL I RECEIVE FOR MY SHARES OF BAY COMMON STOCK?

A: You will receive $26.42 in cash for each share of Bay common stock that you own at the time of the share exchange. Holders of options to acquire shares of Bay common stock and phantom stock awards held at the time of the share exchange will receive cash in an amount per share equal to the difference between $26.42 and the exercise price, if any, of the option or phantom award, net of any taxes or withholding.

Q:    WHEN DO YOU EXPECT TO COMPLETE THE SHARE EXCHANGE?

A:    We expect the share exchange to become effective on March 30, 2001.

Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY?

A: Yes. After you have mailed your signed proxy, you can change your vote at any time before we vote your proxy at the meeting. You can do so in one of three ways prior to the meeting. First, you can send a written notice stating that you would like to revoke your proxy to the Corporate Secretary of Bay at the address given below. Second, you can complete a new proxy, dated subsequent to any previous proxy, and send it to the Corporate Secretary of Bay at the address given below. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy to the attention of our Corporate Secretary (Kim E. Love) at 1001 Highway 146 South, La Porte, Texas 77571. You may request a new proxy card by calling our Corporate Secretary at (281) 471-4400.

Q: WHAT IF I DO NOT APPROVE OF THE SHARE EXCHANGE AND DO NOT WANT MY SHARES CONVERTED IF THE SHARE EXCHANGE IS APPROVED?

A: You may obtain dissenting shareholders rights by complying with the applicable requirements of the Texas Business Corporation Act. If all of the applicable requirements of the Texas Business Corporation Act are met and the share exchange is consummated, you will receive cash for the appraised fair market value of your shares in lieu of the share exchange consideration proposed.

Q:    WHAT SHOULD I DO NOW?

A: After reading this document carefully, you should complete and sign your proxy and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. Our board of directors unanimously recommends that Bay shareholders vote "FOR" the share exchange.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the share exchange becomes effective, you will receive instructions regarding how to send your stock certificates.

Q:    WHO SHOULD I CALL WITH QUESTIONS?

A: If you have any questions about the share exchange or the meeting, please call Kim E. Love at (281) 471-4400.

                              SUMMARY TERM SHEET

      THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE SHARE EXCHANGE AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE SHARE EXCHANGE, WE URGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE REFER TO IN THIS DOCUMENT. THESE DOCUMENTS WILL GIVE YOU A MORE COMPLETE DESCRIPTION OF THE TRANSACTION WE ARE PROPOSING.

THE COMPANIES

SOUTHTRUST CORPORATION
410 North 20th Street
Birmingham, Alabama 35203
(205) 254-5000

      SouthTrust is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama. SouthTrust of Alabama, Inc., an Alabama corporation, is a wholly-owned subsidiary of SouthTrust and owns SouthTrust Bank, an Alabama banking corporation. As of December 31, 2000, SouthTrust had assets of $45.1 billion, net loans of $31.3 billion, deposits of $30.7 billion and shareholders' equity of $3.4 billion. SouthTrust Bank provides a full range of commercial and private banking services, including financial planning and investment management, from 640 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, Tennessee and Texas.

BAY BANCSHARES, INC.
1001 Highway 146 South
LaPorte, Texas  77571
(281) 471-4400

      Bay is a Texas corporation and bank holding company organized in 1982 and headquartered in LaPorte, Texas. As of December 31, 2000, Bay had assets of $340.6 million, net loans of $206.6 million, deposits of $296.4 million and shareholders' equity of $30.4 million. Bay serves as a bank holding company for Bayshore National Bank, a national banking association. Bay provides commercial banking services at 10 offices in and around the Houston metropolitan area. In addition to the main office of Bay in LaPorte, our bank operates 9 branches located in the Houston metropolitan area and in four adjacent counties.

THE SHARE EXCHANGE (PAGE 10)

      We have attached the share exchange agreement, including exhibits, and the amendment to the share exchange agreement to this document as Appendix A. Please read the share exchange agreement and the amendment. They are the legal documents that govern the share exchange.

      If the holders of a majority of the outstanding shares of Bay approve the share exchange and certain other conditions are met, shareholders of Bay will exchange their shares for cash and Bay will merge with and into SouthTrust of Alabama, a wholly-owned subsidiary of SouthTrust. We expect to complete the share exchange and merger on March 30, 2001.

SPECIAL MEETING OF SHAREHOLDERS (PAGE 9)

      We are holding a special shareholders' meeting at 1:30 p.m., local time, on Wednesday, March 28, 2001, at our principal executive office, 1001 Highway 146 South, LaPorte, Texas. At our meeting, you will be asked to consider and vote on the share exchange.

VOTE REQUIRED; RECORD DATE (PAGE 9)

      You can vote at the meeting of Bay shareholders if you owned Bay common stock at the close of business on February 16, 2001. You can cast one vote for each share of Bay common stock that you owned at that time. To approve the share exchange, the holders of a majority of the shares of Bay common stock allowed to vote at the meeting must vote in favor of doing so.

      You may vote your shares by attending the meeting or by mailing us your proxy card if you are unable to attend the meeting. You can revoke your proxy at any time before it is voted by sending a written notice revoking the proxy or a later-dated proxy to the Secretary of Bay, or by attending the meeting and voting in person.

SHARES HELD IN "STREET NAME" (PAGE 9)

      If your shares of Bay common stock are held in "street name" by your broker, your broker will not vote your shares unless you provide your broker with written instructions on how to vote your shares. You should follow the instructions provided by your broker regarding how to instruct your broker to vote your shares.

OUR RECOMMENDATION TO SHAREHOLDERS (PAGE 11)

      The board of directors of Bay believes that the share exchange is in your best interests, and unanimously recommends that you vote FOR the proposal to approve the share exchange agreement.

FAIRNESS OPINION (PAGE 12)

      In deciding to approve the share exchange, Bay's board of directors received and considered the oral opinion of Hoefer & Arnett, Incorporated, its financial advisor, as to the fairness of the share exchange, from a financial point of view, to the Bay shareholders as of the date of the Board's approval. The oral opinion was confirmed in writing on March 2, 2001, and a copy of Hoefer & Arnett's written opinion is attached as Appendix B to this proxy statement. You should read the opinion in its entirety to understand the assumptions made, matters considered and limits of the review undertaken by Hoefer & Arnett in providing its opinion.

WHAT YOU WILL RECEIVE IN THE SHARE EXCHANGE (PAGE 10)

      In exchange for shares of Bay common stock, options to purchase shares of Bay common stock and phantom stock awards, SouthTrust will pay aggregate cash consideration of $54,439,636. Although this amount is less than the aggregate cash consideration previously announced by the parties, the per share consideration has not changed. The decrease in the aggregate consideration is the result of an arrangement between us and one of our executive officers. Based on the terms of such arrangement, Larry D. Wright, our Chief Executive Officer, has forfeited 66,630 phantom stock awards and in consideration thereof, we have established a split-dollar insurance arrangement for his benefit.

      As of the record date, there were outstanding 1,973,025 shares of Bay common stock, options to purchase 79,010 shares of Bay common stock and 114,774 phantom stock awards with an aggregate value equal to the value of 114,774 shares of Bay common stock. If there is no change in the number of shares of Bay common stock, options or phantom stock awards prior to completion of the share exchange (other than a reduction in the number of phantom stock awards outstanding due to the arrangement with Mr. Wright discussed above), shareholders will receive cash equal to $26.42 for each share of Bay common stock they own.

      Although no such change is anticipated, if there is any change in the number of shares of Bay common stock, options to acquire Bay common stock or phantom stock awards (other than a reduction in the number of phantom stock awards outstanding due to the arrangement with Mr. Wright discussed above), the per share value you will receive for each share of Bay common stock will be adjusted accordingly.

      Our common stock is traded on The Nasdaq Stock Market, Inc. National Market System under the symbol "BAYB." On December 8, 2000, the last trading day prior to the day we announced the share exchange, the Bay common stock closed at $22.00 per share. On March 1, 2001, the Bay common stock closed at $26.125 per share.

EFFECT OF THE SHARE EXCHANGE ON BAY STOCK OPTIONS AND PHANTOM STOCK AWARDS (PAGE 11)

      In the share exchange, each option to purchase Bay common stock that is outstanding immediately before completion of the share exchange will represent the right to receive cash equal to the per share consideration of $26.42 less the per share exercise price for such option, net of any taxes or withholding.

      In addition, each phantom stock award outstanding immediately before completion of the share exchange will represent the right to receive $26.42 in cash, net of any taxes or withholding.

SHARE OWNERSHIP OF MANAGEMENT AND SIGNIFICANT SHAREHOLDERS (PAGE 30)

      On the record date, our directors and executive officers, their immediate family members and entities they control beneficially owned 334,746 shares, or approximately 16.72% of the outstanding shares of Bay common stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 26)

      As a shareholder of Bay, you will recognize income for federal income tax purposes, and possibly state and local tax purposes, on the exchange of your shares of Bay common stock for cash. You will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in the Bay common stock. You will also recognize income on the exchange of any options to acquire shares of Bay common stock and phantom stock awards you hold. The particular tax consequences to each shareholder will depend on that shareholder's specific situation. You should consult your own tax advisor as to the share exchange's specific tax consequences to you.

EFFECTIVE TIME OF THE SHARE EXCHANGE (PAGE 16)

      The share exchange will become final when articles of share exchange are filed with the Secretary of State of Texas and the Secretary of State of Alabama. We have received all required regulatory approvals and all waiting periods have expired. If the shareholders approve the share exchange at our special meeting, we anticipate the share exchange will be completed on March 30, 2001, although delays may occur.

      We cannot assure you that we can obtain the necessary shareholder approval or that the other conditions to completion of the share exchange can or will be satisfied.

SURRENDER OF BAY STOCK CERTIFICATES (PAGE 16)

      On or after the effective time of the share exchange, you will receive a letter and instructions on how to surrender your stock certificates representing shares of Bay common stock in exchange for the appropriate per share share exchange consideration. You must carefully review and complete these materials and return them as instructed along with your stock certificates for Bay common stock. PLEASE DO NOT SEND ANY STOCK CERTIFICATES UNTIL YOU RECEIVE THESE INSTRUCTIONS.

CONDITIONS TO COMPLETION OF THE SHARE EXCHANGE (PAGE 18)

      The completion of the share exchange depends upon the satisfaction or waiver of certain conditions. These include, among others,

      o     approval of the share exchange by the Bay shareholders;

      o approval of the share exchange by certain federal and state regulatory authorities and the expiration of any waiting periods with respect thereto;

      o absence of any actual or threatened action or proceeding challenging the validity or legality of the share exchange agreement or the share exchange, seeking damages in connection with the share exchange or seeking to restrain or invalidate the share exchange, and such causes of action or proceedings would, in the judgment of either us or SouthTrust, have a material adverse effect on us or SouthTrust, as the case may be;

      o material accuracy of the representations and warranties made by each of us in the share exchange agreement as of the date of completion of the share exchange;

      o performance or compliance with all covenants, obligations and agreements required by the share exchange agreement;

      o absence of a material adverse change in the financial condition, results of operation or business of each of us or our respective subsidiaries;

      o     SouthTrust shall have entered into employment agreements with Albert
            D. Fields, Linden Goehring and Kim E. Love;

      o receipt by SouthTrust of the resignations of certain of our officers and directors;

      o receipt by SouthTrust of acknowledgment that all options to acquire shares of Bay common stock have been cancelled;

      o     termination of the agreement between the bank and Pinnacle
            Consulting;

      o receipt by us of a written opinion from Hoefer & Arnett, our financial advisor, to the effect that the aggregate cash consideration payable to our shareholders is fair to our shareholders from a financial point of view;

      o receipt by Bay and SouthTrust of an opinion from the other company's legal counsel as to certain legal matters; and

      o the absence of a war, national emergency, general banking moratorium or general suspension of trading on Nasdaq or any national securities exchange.

REGULATORY APPROVALS (PAGE 29)

      We cannot complete the share exchange unless it is approved by the Board of Governors of the Federal Reserve System. Once the Federal Reserve approves the share exchange, we have to wait anywhere from 15 to 30 days before we can complete the share exchange, during which time the Department of Justice can challenge the share exchange for antitrust reasons. In addition, the share exchange is subject to the approval of, or notice to, state and other regulatory authorities.

      We have filed all of the required applications or notices with the Federal Reserve and other regulatory authorities and as of the date of this proxy statement, we have received all of the required approvals and the applicable waiting periods have expired.

WAIVER, AMENDMENT AND TERMINATION (PAGE 22)

      We may jointly amend the share exchange agreement and each of us may waive our right to require the other party to adhere to any term or condition of the share exchange agreement.

      We can mutually agree at any time to terminate the share exchange agreement without completing the share exchange. Also, either of us can decide, without the consent of the other, to terminate the share exchange agreement if:

      o any litigation is pending or threatened which challenges the validity or legality of the share exchange, seeks damages in connection with the share exchange or seeks to restrain or invalidate the share exchange;

      o in the judgment of the terminating party, any fact, event or condition exists that would render the share exchange impracticable because of war, national emergency, banking moratorium or general suspension of trading on Nasdaq or any national securities exchange;

      o the share exchange has not been completed by March 31, 2001, unless the failure to complete the share exchange by that time is due to a violation of the share exchange agreement by the party that seeks to terminate the share exchange agreement; or

      o the other company fails to comply with any of the conditions or agreements set forth in the share exchange agreement.

      SouthTrust may terminate the share exchange agreement, without our consent, if:

      o there is a material variance with any representation or warranty made by us or we are in material breach of any covenant or agreement in the share exchange agreement and we do not correct such variance or breach within 20 days following receipt of notice of the breach; or

      o there exists a condition which has a material adverse effect on our condition, on completion of the share exchange or on the interests of SouthTrust.

      We may terminate the share exchange agreement, without the consent of SouthTrust, if:

      o there is a material variance with any representation or warranty made by SouthTrust or SouthTrust is in material breach of any covenant or agreement in the share exchange agreement and SouthTrust does not correct such variance or breach within 20 days following receipt of notice of the breach; or

      o there exists a condition which has a material adverse effect on completion of the share exchange.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE THAT DIFFER FROM YOUR INTERESTS (PAGE 20)

      Some of our officers and directors have interests and arrangements that may be different from your interests as a shareholder, including the following:

      o Albert D. Fields, Linden Goehring and Kim E. Love, each an officer or director of Bay or the bank, have been offered employment agreements with SouthTrust;

      o all unvested stock options and phantom stock awards will accelerate and fully vest as of the completion of the share exchange. Each of the options to purchase Bay common stock will convert into the right to receive $26.42 less the exercise price of the option, net of any taxes or withholding. Each phantom stock award will convert into the right to receive $26.42, net of any taxes or withholding;

      o for a period of four years after completion of the share exchange, SouthTrust has agreed to provide our directors and officers with liability insurance coverage for actions or omissions occurring prior to the effective date of the share exchange;

      o for a period of four years after completion of the share exchange, SouthTrust will indemnify our officers, directors and employees against all losses, expenses or claims arising out of actions or omissions occurring on or prior to the effective date of the share exchange; and

      o SouthTrust has agreed to allow Larry D. Wright to forfeit the remaining 66,230 vested shares to which he is entitled under our 1993 Phantom Stock Option Plan and in exchange for such consideration, we will to establish a split dollar insurance agreement and escrow for Mr. Wright and his beneficiaries and will contribute to that escrow cash in the amount of $1,760,364.

      Our board of directors was aware of these additional interests and considered them when approving the share exchange agreement and the amendment to the share exchange agreement.

DISSENTERS' APPRAISAL RIGHTS (PAGE 27)

      Under Texas law, you have the right to dissent from the share exchange and have the appraised fair value of your shares of Bay common stock paid to you in cash. To exercise this right, you must:

      o make a proper demand for appraisal in accordance with the Texas law as more fully described on pages 27 to 29 and in Appendix C;

      o hold your shares of Bay common stock until the share exchange is completed;

      o not vote in favor of the share exchange (including by appointing a proxy to vote your shares); and

      o     otherwise comply with Texas law.

STOCK OPTION AGREEMENT (PAGE 23)

      As a condition to SouthTrust entering into the share exchange agreement, Bay has granted SouthTrust an option to acquire up to 19.9% of Bay common stock if Bay agrees to be acquired by a party other than SouthTrust, or another party acquires 20% or more of Bay's common stock.

                              THE SPECIAL MEETING

PURPOSE

      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Bay from the shareholders of Bay for use at the special meeting. The special meeting is a meeting of the shareholders of Bay at which the shareholders will consider the share exchange. A complete copy of the share exchange agreement and the amendment to the share exchange agreement are attached to this proxy statement as Appendix A.

DATE, PLACE AND TIME OF SPECIAL MEETING

      The special meeting of Bay shareholders will be held at 1:30 p.m. local time on Wednesday, March 28, 2001 at the principal executive office of Bay, 1001 Highway 146 South, LaPorte, Texas.

SHARES ENTITLED TO VOTE, QUORUM AND VOTE REQUIRED

      The holders of record of the outstanding Bay common stock at the close of business on February 16, 2001 will be entitled to notice of and to vote at the meeting and any adjournment. At the close of business on such date, Bay had outstanding and entitled to vote at the meeting 1,973,025 shares of Bay common stock.

      At the special meeting, Bay shareholders will be entitled to one vote for each share of Bay common stock owned of record on the record date. The holders of a majority of the Bay common stock must be present, either in person or by proxy, to constitute a quorum at the meeting. The affirmative vote of a majority of the issued and outstanding Bay common stock is required to approve the share exchange. A majority of the Bay common stock present at the meeting, either in person or by proxy, is required to approve any other matters that may be properly presented at the meeting.

       Brokers and banks who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstentions and broker non-votes will have the same effect as votes against adoption of the share exchange agreement. Accordingly, the Bay board encourages you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

      On the record date, the directors and executive officers of Bay, including their immediate family members and affiliates, owned or otherwise controlled the right to vote 334,746 shares of Bay common stock, comprising approximately 16.72% of the outstanding shares of Bay common stock. THE BAY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SHARE EXCHANGE.

VOTING AND REVOCATION OF PROXIES

      Proxies, in the form enclosed, which are properly executed by the shareholders and returned to Bay and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted FOR the proposal to adopt the share exchange agreement. The proxy also grants authority to the persons designated in the proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the meeting.

      A proxy solicited by the Bay board of directors may be revoked at any time before it is voted at the special meeting by:

      o     giving written notice to the Secretary of Bay;

      o execution of a proxy bearing a later date filed with the Secretary of Bay at or before the meeting; or

      o     attending the special meeting and voting in person at the meeting.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Bay Bancshares, Inc., 1001 Highway 146 South, LaPorte, Texas 77571, Attention: Kim E. Love, Secretary.

SOLICITATION OF PROXIES; EXPENSES

      This proxy solicitation is made by the Bay board of directors. Bay is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement. Proxies will be solicited through the mail. Additionally, directors, officers and regular employees of Bay and its subsidiaries intend to solicit proxies personally or by telephone or other means of communication. These directors, officers and employees will not be additionally compensated. Bay will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

SHARES HELD IN THE BAY EMPLOYEES SAVINGS PLAN

      If you hold shares of Bay common stock through your participation in the Bay Bancshares, Inc. Employees Savings Plan, pursuant to the terms of the plan, the trustee of the plan will vote such shares upon written instruction from us, as the administrator of the plan.


                        DESCRIPTION OF THE TRANSACTION

      The following information describes material aspects of the share exchange. It is not intended to be a complete description of all information relating to the share exchange and is qualified in its entirety by reference to more detailed information contained in the Appendices to this document, including the share exchange agreement. A copy of the share exchange agreement and the amendment to the share exchange agreement are included as Appendix A and are incorporated herein by reference. You are urged to read the share exchange agreement, amendment and other Appendices in their entirety.

TERMS OF THE SHARE EXCHANGE

      The share exchange agreement provides that the share exchange will be effective as soon as practicable following the receipt of all necessary regulatory and shareholder approvals and the satisfaction of all conditions to the consummation of the share exchange. As a result of the share exchange, holders of Bay common stock (other than those shareholders who perfect their dissenters' rights of appraisal) will be entitled to receive cash in the amount of $26.42 per share and will no longer be owners of Bay common stock. As a result of the share exchange, certificates for Bay common stock will only represent the right to receive the share exchange consideration pursuant to the share exchange agreement, and otherwise will be null and void after completion of the share exchange.

      In addition, as a result of the share exchange, holders of options to purchase shares of Bay common stock will be entitled to receive the per share consideration of $26.42 less the exercise price for each option outstanding, net of any taxes or withholding. Holders of phantom stock awards will be entitled to receive $26.42 per award, net of any taxes or withholding.

BACKGROUND OF THE SHARE EXCHANGE

      Our board of directors has approved the share exchange agreement as being in the best interests of us and our shareholders, and the board of directors of SouthTrust has also approved the share exchange agreement as being in the best interests of SouthTrust. If the transactions contemplated by the share exchange agreement are consummated, our present shareholders will receive cash in exchange for their shares of Bay common stock and we will be merged with and into SouthTrust and our separate existence will cease.

      During the normal course of our business, in the past several years, we have received inquiries regarding our willingness to consider an acquisition by, or affiliation with, other financial institutions. Consistent with our fiduciary obligations to our shareholders, we considered such inquiries and evaluated them for the level and form of consideration proposed, the seriousness and specificity of the consideration proposed, our expected future operations, and other considerations and factors we deemed relevant. We formulated our business plan with the intent to provide maximum value to our shareholders by enhancing our franchise and expanding our business operations. Our board of directors has continuously evaluated the cost of providing the increasingly broad array of financial products and alternative delivery channels necessary to remain competitive in the marketplace, while providing competitive returns to our shareholders.

      To further explore the possibility of maximizing shareholder value by means of a possible business combination and in order to explore other strategic alternatives, we engaged Hoefer & Arnett to advise us with respect to a possible business combination. As the result of an initial contact made by Hoefer & Arnett in September 2000, SouthTrust approached our board of directors with an offer to acquire Bay. Based upon this offer, Bay and SouthTrust commenced preliminary due diligence and we began extensive negotiations regarding a definitive acquisition agreement.

      Our board of directors met on December 11, 2000 to review the proposed share exchange agreement and consider the transaction with SouthTrust. Based primarily on an extensive discussion of the terms of the share exchange agreement, of the financial condition and valuation for Bay and of the oral fairness opinion given by Hoefer & Arnett, our board of directors determined that the transaction with SouthTrust was in the best interests of both Bay and its shareholders. As a result, our board of directors authorized the execution and delivery of the share exchange agreement.

RECOMMENDATION OF THE BAY BOARD AND BAY'S REASONS FOR THE SHARE EXCHANGE

      OUR BOARD OF DIRECTORS BELIEVES THAT THE SHARE EXCHANGE AND THE MERGER ARE IN THE BEST INTERESTS OF US AND OUR SHAREHOLDERS. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SHARE EXCHANGE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE BAY SHAREHOLDERS VOTE FOR APPROVAL OF THE SHARE EXCHANGE.

      In making its decision to approve the share exchange, our board of directors considered a number of factors, including, without limitation, the following:

      o     competitive conditions in the market areas we serve;

      o the additional capital and resources needed for our operations to continue to grow;

      o our ability to provide, on a cost-effective basis, the ever-increasing and broadening array of financial services and products demanded by customers;

      o expansion opportunities and financial products and services not otherwise available to us and our customers which would better enable us to compete;

      o the financial terms of the transaction, including how the price to be received related to prices received by other comparable banking organizations in other financial institution acquisitions;

      o the opinion of Hoefer & Arnett, our financial advisor, that the share exchange consideration to be received by our shareholders was fair from a financial point of view; and

      o the non-economic terms of the transaction, such as impact on existing customers and employees.

      Following arm's length negotiations between our representatives and representatives of SouthTrust, we entered into the share exchange agreement with SouthTrust. The aggregate price to be paid to holders of Bay common stock resulted from negotiations which considered our historical earnings and dividends; the potential growth in our market and earnings, both as an independent entity and as a part of a larger organization such as SouthTrust; our asset quality; and the effect of the share exchange and merger on our shareholders, customers and employees and the communities that we serve.

      The foregoing discussion of the information and factors considered by our board is not intended to be exhaustive, but includes all material factors considered by the our board. In reaching its determination to approve and recommend the share exchange, our board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

OPINION OF BAY'S FINANCIAL ADVISOR

      THE FAIRNESS OPINION OF OUR FINANCIAL ADVISOR, HOEFER & ARNETT, INCORPORATED, IS DESCRIBED BELOW. THE DESCRIPTION CONTAINS PROJECTIONS, ESTIMATES AND/OR OTHER FORWARD-LOOKING STATEMENTS ABOUT THE FUTURE EARNINGS OR OTHER MEASURES OF THE FUTURE PERFORMANCE OF BAY. YOU SHOULD NOT RELY ON ANY OF THESE STATEMENTS AS HAVING BEEN MADE OR ADOPTED BY BAY OR SOUTHTRUST.

      Our board of directors retained Hoefer & Arnett, Incorporated as its financial advisor in connection with its consideration of strategic alternatives, including the proposed transaction, because of Hoefer & Arnett's national recognition as an investment banking firm with substantial expertise in transactions similar to the proposed transaction and its familiarity with Bay and its business. The firm is a member of the National Association of Securities Dealers ("NASD") with direct access to inter-dealer markets in NASD Automated Quotation ("Nasdaq") and Over-the-Counter securities, and makes markets in securities under its symbol HOFR. As part of its investment banking activities, Hoefer & Arnett is regularly engaged in the independent valuation of financial institutions and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In November 1997, Hoefer & Arnett acted as our underwriter in the initial public offering of $9,600,000 of Bay's common stock. In connection with this underwriting, we allowed Hoefer & Arnett an underwriting discount and commission of $610,256.

      At a meeting of our board of directors on December 11, 2000, Hoefer & Arnett rendered to our board of directors a verbal opinion that, as of such date, and subject to various assumptions and matters considered, the terms of the proposed acquisition of Bay by SouthTrust were fair to Bay's shareholders from a financial point of view. Hoefer & Arnett has confirmed its December 11, 2000 oral opinion by delivery of its written opinion to our board of directors, dated March 2, 2001, that based upon and subject to various assumptions, matters considered and limitations described therein, the terms of the proposed acquisition of Bay by SouthTrust are fair to Bay's shareholders from a financial point of view.

      The full text of the Hoefer & Arnett Opinion as of March 2, 2001, which sets forth certain assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement. Bay's shareholders are urged to read the Hoefer & Arnett opinion in its entirety.

      Our board of directors imposed no limitations upon Hoefer & Arnett with respect to the investigations made or procedures followed in rendering its opinion. Hoefer & Arnett's opinion is based on the financial analysis described below and is for the use and benefit of our board of directors in connection with its consideration of the proposed transaction. Hoefer & Arnett's opinion is not intended to be and does not constitute a recommendation to any Bay shareholder as to how such shareholder should vote with respect to the proposed transaction. Hoefer & Arnett's opinion does not address Bay's underlying business decision to proceed with the proposed transaction.

      In arriving at its opinion, Hoefer & Arnett reviewed and analyzed, among other things, the following:

      o the share exchange agreement and the amendment to the share exchange agreement;

      o financial statements for Bay included in its Annual Reports on Form 10-KSB for the years ended December 31, 1999 and December 31, 1998, Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, June 30, 2000, March 31, 2000, and internal financial statements for the twelve months ended December 31, 2000;

      o     financial analyses and forecasts for Bay prepared by management;

      o the information obtained from discussions Hoefer & Arnett held with senior management of Bay concerning its past and current operations, financial condition and prospects, as well as the results of regulatory examinations;

      o publicly available information concerning other banks and holding companies whose securities are traded in public markets;

      o the nature and financial terms of certain other cash transactions involving banks and bank holding companies; and

      o the information obtained from other financial studies, analyses and investigations that Hoefer & Arnett deemed appropriate to conduct for purposes of its opinion.

      In conducting its review and in arriving at its opinion, Hoefer & Arnett relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same. Hoefer & Arnett relied upon the management of Bay as to the reasonableness of the financial and operating forecasts, and projections (and the assumptions and bases therefor) provided to it, and Hoefer & Arnett assumed that such forecasts and projections reflect the best currently available estimates and judgments of Bay management. Hoefer also assumed, without independent verification, that the allowance for loan losses set forth in the financial statements of Bay is adequate to cover such losses. Hoefer & Arnett did not make or obtain any evaluations or appraisals of the properties of Bay, nor did it examine any individual loan credit files. For purposes of its opinion, Hoefer & Arnett assumed that the reorganization will have the tax, accounting and legal effects described in the share exchange agreement and assumed the accuracy of the disclosures set forth in the share exchange agreement and the amendment. Hoefer & Arnett's opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of shares of common stock of Bay with respect to the terms of the proposed acquisition of Bay by SouthTrust.

      As a matter of policy, Bay does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Hoefer & Arnett in connection with its analysis of the financial terms of the proposed transaction, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of Bay, including without limitation, factors related to, the general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

      As more fully discussed below, Hoefer & Arnett considered such financial and other factors as Hoefer & Arnett deemed appropriate under the circumstances, including among others, the following:

      o the historical and current financial position and results of operations of Bay, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Bay;

      o the assets and liabilities of Bay, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and

      o Hoefer & Arnett's assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally.

      Hoefer & Arnett's opinion is necessarily based upon conditions as they existed and can be evaluated on the date of its opinion and the information made available to it through that date.

      In connection with rendering its opinion to Bay's board of directors, Hoefer & Arnett performed a variety of financial analyses that are summarized below. Hoefer & Arnett believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer & Arnett made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Bay. Any estimates contained in Hoefer & Arnett's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Except as described below, none of the financial analyses performed by Hoefer & Arnett was assigned a greater significance by Hoefer & Arnett than any other.

      The following is a summary of the financial analyses performed by Hoefer & Arnett in connection with providing its opinion:

      SUMMARY OF PROPOSAL. Hoefer & Arnett reviewed the terms of the proposed transaction as described in the share exchange agreement and the amendment. The cash consideration to be paid shall total $54,439,636 (the "Total Cash Consideration"). Based on 1,973,025 shares of Bay common stock, options to acquire 79,010 shares of Bay common stock, 48,144 phantom stock awards and the split dollar insurance agreement and escrow for the benefit of Larry D. Wright, the per share consideration would equal $26.42. A per share amount (or transaction value) of $26.42 represents a price to stated book value at December 31, 2000 of 1.71x, a price to tangible book of 2.17x, a price to 2000 earnings of 17.15, a price to total assets of 16.50% and a price to total deposits of 18.96%.

      ANALYSIS OF BANK TRANSACTIONS. Hoefer & Arnett reviewed certain information relating to selected bank mergers and acquisitions announced between January 1, 2000 and December 31, 2000 in which the acquired banking organization was located in the southwestern region of the United States and the consideration was 100% cash (the "Southwest Transactions"). This data was obtained from SNL Securities, LC.

      On the basis of the pricing multiples for the Southwest Transactions, Hoefer & Arnett calculated a range of purchase prices as a multiple of tangible book value and earnings, and as a percentage of assets and deposits. The chart below shows the low, high and median for the Southwest Transactions and the resulting price range for Bay.

                            PRICING MULTIPLES FOR
                           SOUTHWEST TRANSACTIONS       PER SHARE VALUE FOR BAY
                          --------------------------    ------------------------
                           LOW       HIGH     MEDIAN     LOW      HIGH    MEDIAN
                          ------    ------    ------    ------   ------   ------
Price/Tangible
   Book Value .........     0.98x     3.14x     2.69x   $11.91   $38.15   $32.68
Price/Earnings ........     7.62x    47.26x    17.49x   $11.73   $72.78   $26.95
Price/Assets ..........     7.36%    23.83%    13.05%   $12.71   $41.14   $22.53
Price/Deposits ........     8.18%    26.48%    15.20%   $12.29   $39.78   $22.84

Based on the median multiples, this analysis resulted in a range of imputed values for Bay's common stock of between $22.53 and $32.68.

      PRESENT VALUE ANALYSIS. We calculated the present value of theoretical future earnings of Bay and compared the transaction value to the calculated present value of one share of Bay's common stock on a stand-alone basis. Based on projected earnings for Bay for 2001 through 2005, a discount rate of 14%, and including a residual value, the stand-alone present value of Bay's common stock equaled $19.83 per share.

      DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, we estimated the net present value of the future streams of after-tax cash flow that Bay could produce to benefit a potential acquiror, referred to below as dividendable net income. Based on projected earnings for Bay for 2001 through 2005, we calculated assumed after-tax distributions to a potential acquiror such that its tier 1 leverage ratio would be maintained at 7.00%. We calculated the sum of (1) the estimated terminal values per share of Bay's common stock based on assumed multiples to Bay's projected 2005 tangible equity and earnings using the multiples to be paid in the proposed transaction for Bay, plus (2) the assumed 2001 to 2005 dividendable net income streams per share, discounted to present values at an assumed discount rate of 14%. This discounted cash flow analysis indicated implied values of $25.59 per share and $32.49 per share.

      OTHER ANALYSIS. We prepared an overview of historical financial performance of Bay.

      The opinion expressed by Hoefer & Arnett was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Bay could materially affect the assumptions used in preparing the opinion.

      Bay has agreed to pay Hoefer & Arnett a cash fee equal to 0.75% of the aggregate purchase price paid by SouthTrust for all of the stock of Bay. This fee includes payment for the delivery of Hoefer & Arnett's opinion and is contingent on completion of the transaction.

      In the ordinary course of its business, Hoefer & Arnett actively trades equity securities of Bay in its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

SURRENDER OF BAY STOCK CERTIFICATES

      Immediately prior to the effective time of the share exchange, SouthTrust will mail to each Bay shareholder a form letter of transmittal, together with instructions for the surrender of such holder's Bay stock certificates for the cash consideration to which he or she is entitled.

      AS A BAY SHAREHOLDER YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS.

      After surrendering to SouthTrust one or more certificates for Bay common stock, together with a properly completed letter of transmittal, SouthTrust will issue and mail to the holder a check in the amount of the consideration to which the holder is entitled. SouthTrust may issue payment of the cash consideration to a person other than the person whose name the surrendered certificate is registered only if the certificate surrendered is properly endorsed and is in proper form for transfer.

      If your certificate for Bay common stock is lost, stolen or destroyed, SouthTrust will issue the share exchange consideration upon your submission of an affidavit by you claiming the certificate to be lost, stolen or destroyed, the posting of a bond in such amount as SouthTrust may reasonably require as indemnity against any claim that may be made against SouthTrust with respect to the certificate and evidence that you are the owner of the shares represented by the lost, stolen or destroyed certificate.

      Upon completion of the share exchange, you will cease to have any rights as a shareholder of Bay. Until so surrendered, each certificate will be deemed for all corporate purposes to represent and evidence solely the right to receive the consideration to be paid pursuant to the share exchange agreement. Neither SouthTrust, Bay, nor any other party will be liable to any holder of certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

EFFECTIVE TIME OF THE SHARE EXCHANGE

      Subject to the conditions to complete the share exchange, the share exchange will become effective when articles of share exchange reflecting the share exchange and the merger become effective with the Secretary of State of the State of Texas and the State of Alabama. The share exchange will be completed on a date we specify after the conditions to the share exchange have been satisfied or waived. Although we anticipate that the share exchange will become effective on March 30, 2001, delays may occur.

      We cannot assume that the necessary shareholder approval will be obtained or that the other conditions to the share exchange can or will be satisfied. Either of our boards of directors may terminate the share exchange agreement if the share exchange is not completed by March 31, 2001, unless it is not completed because of the willful breach of the share exchange agreement by the party seeking termination.

CONDUCT OF BUSINESS PENDING EFFECTIVE TIME

      The share exchange agreement requires us to maintain the general character of our business and conduct our business prior to the share exchange only in the ordinary course consistent with past practice and prudent banking practice.

      Without the written consent of SouthTrust, we and the bank may not, among other things:

      o issue, sell or otherwise dispose of, or purchase, any shares of our capital stock or grant any option, warrant, call, commitment, right or agreement to purchase relating to any authorized or issued share of our capital stock;

      o declare, set aside, make or pay any dividend or other distribution with respect to our capital stock; provided that we may pay our regular quarterly dividend in the amount of $0.06 per share to shareholders if such payment would occur prior to completion of the share exchange;

      o incur any material liabilities or obligations except in the ordinary course of business; provided that we may incur deposit liabilities and short-term borrowings in the ordinary course of business;

      o make any capital expenditures in excess of $25,000 or in the aggregate in excess of $100,000 other than pursuant to binding commitments previously disclosed to SouthTrust or necessary to maintain existing assets in good repair;

      o enter into or extend any agreement, lease or license relating to real property, personal property, data processing, bank card functions or check services relating to us or any of our subsidiaries that involves an aggregate of $25,000 or more;

      o sell or otherwise dispose of any of our real property or interests in real property which has a book value in excess of or for consideration in excess of $15,000;

      o amend our articles of incorporation or bylaws or any of the organizational documents of any of our subsidiaries;

      o enter into or amend any employment or related agreements or adopt any new employee benefit plans;

      o pay any bonuses to any employee except pursuant to an employment agreement or an existing plan, alter the terms of any existing incentive bonus plan or employee benefit plan or increase the compensation of any person; provided that we may grant our customary salary increases and pay year-end and other bonuses as set forth in the share exchange agreement; or

      o acquire 20% or more of the assets or equity securities of any person or acquire direct or indirect control of any person, except with respect to any internal reorganization approved by SouthTrust, foreclosures, acquisitions by the bank in its fiduciary capacity or the creation of new subsidiaries to conduct activities permitted by the share exchange agreement.

      See the share exchange agreement for additional restrictions on the conduct of our business pending the share exchange.

CONDITIONS TO COMPLETION OF THE SHARE EXCHANGE

      The share exchange agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the closing date, including, but not limited to, the following:

      o receipt of all required regulatory approvals in a manner that does not, in the judgment of SouthTrust, impose any material adverse requirement on SouthTrust or its subsidiaries and the expiration of any applicable waiting periods with respect thereto;

      o the holders of a majority of our outstanding shares of common stock approve the share exchange;

      o absence of any actual or threatened action or proceeding challenging the validity or legality of the share exchange agreement or the share exchange, seeking damages in connection with the share exchange or seeking to restrain or invalidate the share exchange, and such causes of action or proceedings would, in the judgment of either us or SouthTrust, have a material adverse effect on us or SouthTrust, as the case may be;

      o all representations and warranties of SouthTrust and us must be true in all material respects as of the date of the share exchange agreement and the date the share exchange becomes effective;

      o each of SouthTrust and us must perform or comply in all respects with all covenants, obligations and agreements required by the share exchange agreement to be performed or complied with prior to the date the share exchange becomes effective;

      o absence of any fact, event or condition that, in the judgment of SouthTrust, would have a material adverse effect on the financial condition, results of operation or business of Bay, would be materially adverse to the interests of SouthTrust or would render the share exchange impractical because of any war, national emergency, banking moratorium or general suspension of trading on Nasdaq or any national securities exchange;

      o absence of any fact, event or condition that, in our judgment, would have a material adverse effect on the financial condition, results of operation or business of SouthTrust or would render the share exchange impractical because of any war, national emergency, banking moratorium or general suspension of trading on Nasdaq or any national securities exchange;

      o the total number of shares of our common stock outstanding, including any options to acquire shares of common stock or securities convertible into shares of common stock, shall not exceed an aggregate of 2,100,179 shares;

      o SouthTrust must have received the resignation of our directors and officers who have not been designated by SouthTrust to serve as officers or directors of SouthTrust;

      o all existing employment agreements between us or any of our subsidiaries and any employee must be suspended immediately prior to completion of the share exchange and shall be replaced by employment agreements between SouthTrust and such persons, except the employment agreement between us and Larry D. Wright dated September 28, 1999;

      o each option to acquire shares of Bay common stock shall be cancelled and terminated upon completion of the share exchange, and, if so required, each option holder shall deliver to SouthTrust evidence of such cancellation;

      o we and the bank must terminate the agreement between the bank and Pinnacle Consulting;

      o we must receive an opinion from our financial advisor, Hoefer & Arnett, to the effect that the share exchange is fair to our shareholders from a financial point of view; and

      o we must each receive a written opinion of the other company's counsel regarding the enforceability of the share exchange agreement, proper authorization of the share exchange and other corporate and related matters.

      Any condition to the consummation of the share exchange, except the required shareholder and regulatory approvals, and the absence of an order or ruling prohibiting the share exchange, may be waived in writing by the party to the share exchange agreement entitled to the benefit of such condition.

ADDITIONAL AGREEMENTS

      The share exchange agreement contains additional agreements made by each party, some of which are substantially reciprocal, the most significant of which include:

      o we agreed to cooperate with each other and to use our reasonable best efforts to promptly prepare and file all necessary documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the share exchange;

      o we agreed, upon request, to provide each other all information concerning ourselves and our subsidiaries, directors, officers and shareholders and other matters as may be necessary or advisable in connection with this document, or any other filing necessary in connection with the share exchange;

      o we agreed to extend our service contract with Fidelity Distributors Corporation;

      o we agreed to give SouthTrust access to all of our properties, books, contracts, commitments and records, to provide information about our business, properties and personnel and SouthTrust agrees to keep that information confidential;

      o we agreed to let representatives from SouthTrust attend meetings of our board of directors and committees;

      o we agreed to make any accruals and reserves as are requested by SouthTrust in order to conform the bank's loan, accrual, reserve and other accounting policies to SouthTrust's accounting policies;

      o we each agreed to take the steps necessary to terminate and wind-up the Bayshore National Bank Employee Savings Plan and to terminate all of our other employee benefit plans after completion of the share exchange, and SouthTrust agreed to allow our employees to participate in SouthTrust's employee benefit plans without any interruption in coverage. SouthTrust further agreed to recognize such employees' service with us for purposes of determining vacation, sick leave and other leave benefits, establishing eligibility for participation in and vesting under SouthTrust's benefit plans (other than stock option plans) and determining severance benefits;

      o SouthTrust has agreed that for a period of four years after completion of the share exchange it will indemnify and hold harmless all of our past and present officers, directors and employees and those of our subsidiaries for liabilities from their acts or omissions in those capacities occurring prior to completion of the share exchange to the fullest extent permitted by law;

      o SouthTrust agreed that for a period of four years after completion of the share exchange it will maintain our current directors' and officers' liability insurance policy, or a substitute policy of at least the same coverage, with respect to claims arising from acts or omissions that occurred on or before the date of completion of the share exchange; and

      o our employees and employees of our subsidiaries who continue employment with SouthTrust or any of its subsidiaries upon completion of the share exchange will be entitled to participate in the employee benefit plans and programs maintained by SouthTrust and its subsidiaries. SouthTrust will recognize such employees' prior service with us and our subsidiaries for all purposes under SouthTrust's employee benefit plans and programs (other than stock option plans).

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

      As a Bay shareholder, in considering the recommendations of our board of directors to vote for the proposal to approve the share exchange, you should be aware that certain directors and officers may have interests in the share exchange that are in addition to, or different from your interests as a Bay shareholder. Our board of directors was aware of these interests and considered them in approving the share exchange agreement and the amendment to the share exchange agreement.

      EMPLOYMENT AGREEMENTS. Albert D. Fields, Linden Goehring and Kim E. Love, each an executive officer or director of us or the bank, have agreed to terminate their current employment agreements with us or the bank as of completion of the share exchange and will enter into replacement employment agreements with SouthTrust. The employment agreements for Messrs. Fields and Goehring are each for a two year term. The employment agreement with Ms. Love expires thirty (30) days after our operational systems are converted to SouthTrust's operational systems. The employment agreements provide for a base salary and a change in control payment. The employment agreements contain one year covenants not to compete and non-competition payments. Ms. Love's employment agreement also contains a pay-to-stay payment.

      Mr. Wright has an existing employment agreement with us that, upon completion of the share exchange, will entitle him to termination benefits equal to his annual salary and subjects him to a one year covenant not to compete.

      STOCK OPTIONS. The share exchange agreement provides that each option to purchase shares of Bay common stock that is outstanding and unexercised on the date of the share exchange, whether or not the option is then vested or exercisable, will automatically accelerate and be deemed vested and exercisable. Each option to purchase shares of Bay common stock will be converted into the right to receive cash in the amount equal to the per share consideration of $26.42 less the exercise price of the option, net of any taxes or withholding.

      As of the record date, there were options to acquire an aggregate of 79,010 shares of Bay common stock outstanding, 61,240 of which are currently exercisable. Options to acquire 17,770 shares of Bay common stock will become fully vested and exercisable on the date of the share exchange. Our executive officers and directors hold vested options to acquire an aggregate of 29,000 shares of Bay common stock and unvested options to acquire an aggregate of 11,000 shares of Bay common stock.

      PHANTOM STOCK AWARDS. Certain of our officers and employees hold phantom stock awards issued pursuant to the Bay Bancshares, Inc. Phantom Stock Plan. Each phantom stock award entitles the holder to a per share value equal to our tangible book value at the end of the year preceding distribution. The phantom stock awards vest 20% each year following the date of the grant. However, at the effective time of the share exchange, all phantom stock awards outstanding will vest and the holder will be entitled to receive the market value of the phantom stock awards, which, pursuant to the terms of the share exchange agreement, is $26.42 per award, net of any taxes or withholding.

      INDEMNIFICATION AND INSURANCE. SouthTrust has agreed, for a period of four years after completion of the share exchange, to indemnify and hold harmless all of our past and present officers, directors and employees and those of our subsidiaries with respect to claims arising from acts or omissions on or prior to the date of completion of the share exchange to the fullest extent permitted by law. SouthTrust has also agreed to maintain for a period of four years after completion of the share exchange a directors' and officers' liability insurance policy substantially similar to the one we currently maintain with respect to claims arising from acts or omissions prior to completion of the share exchange.

      SPLIT DOLLAR PLAN. SouthTrust has consented to a proposal to allow Mr. Wright to forfeit the remaining 66,630 shares vested to his credit under our 1993 Phantom Stock Plan and, in exchange for such consideration, we will establish a split dollar insurance agreement and escrow for the benefit of Mr. Wright and his beneficiaries, and will contribute to that escrow cash in the amount of $1,760,364.

EMPLOYEE MATTERS

      All of our employees who continue employment with SouthTrust after completion of the share exchange shall be eligible to participate in the employee benefit plans and programs of SouthTrust and its subsidiaries. SouthTrust will credit such employees for their length of service with us for all purposes under each of the employee benefit plans and programs (except stock option plans).

NO SOLICITATION

      We have agreed under the share exchange agreement that neither we, nor any of our directors, officers, employees or agents, nor any investment banker, attorney, accountant or other representative we have retained, will initiate or encourage any proposal for a share exchange or other business combination involving us or for the acquisition of a significant equity interest in, or a substantial portion of, our assets.

If any third party makes us an offer or inquiry concerning any acquisition proposal, we are required to promptly disclose such offer or inquiry to SouthTrust.

AMENDMENT AND WAIVER

      The share exchange agreement may be amended only by a writing signed by us and SouthTrust. Either SouthTrust or us may waive any default in performance of any term or extend the time for compliance or fulfillment by the other party of any of the other party's obligations in the share exchange agreement, except for any condition which, if not fulfilled, would result in a violation of law or applicable regulation.

TERMINATION

      MUTUAL CONSENT. The share exchange agreement may be terminated and the share exchange abandoned at any time on the mutual consent of us and SouthTrust.

      BY EITHER PARTY. The share exchange agreement may be terminated and the share exchange abandoned at any time prior to the effective date by either us or SouthTrust if:

      o any litigation is pending or threatened which challenges the validity or legality of the share exchange, seeks damages in connection with the share exchange or seeks to restrain or invalidate the share exchange;

      o in the judgment of the terminating party, any fact, event or condition exists that would render the share exchange impractical because of war, national emergency, banking moratorium or general suspension of trading on Nasdaq or any national securities exchange; or

      o the share exchange shall not have become effective on or before March 31, 2001 and the party exercising its termination right is not in default under the share exchange agreement.

      BY BAY. The share exchange agreement may be terminated and the share exchange abandoned at any time by Bay if:

      o SouthTrust fails to comply in any material respect with any of its covenants or agreements contained in the share exchange agreement, or if any of the representations or warranties of SouthTrust is untrue in any material respect or if any condition to completion of the share exchange cannot be satisfied, and Bay is not then in default under the share exchange agreement;

      o in our judgment, we have determined that there is a material variance with any warranty or representation of SouthTrust or SouthTrust is in material breach of any covenant or agreement, and such variance or breach is not corrected within 20 days after we gave written notice to SouthTrust of the variance or breach; or

      o in our judgment, we have determined that any fact, event or condition exists that has, or is expected to have, a material adverse effect on completion of the share exchange.

      BY SOUTHTRUST. The share exchange agreement may be terminated and the share exchange abandoned at any time by SouthTrust if:

      o we fail to comply in any material respect with any of our covenants or agreements contained in the share exchange agreement, or if any of our representations or warranties are untrue in any material respect or if any condition to completion of the share exchange cannot be satisfied, and SouthTrust is not then in default under the share exchange agreement;

      o in SouthTrust's judgment, SouthTrust has determined that there is a material variance with any of our warranties or representations or we are in material breach of any covenant or agreement, and such variance or breach is not corrected within 20 days after SouthTrust gave us written notice of the variance or breach; or

      o in SouthTrust's judgment, any fact, event or condition exists that has, or can be expected to have, a material adverse effect on our business, financial condition or results of operations or on completion of the share exchange or would be materially adverse to the interests of SouthTrust.

      REMEDIES. In the event of the termination of the share exchange agreement without breach by any party hereto, the share exchange agreement will be void and have no effect, without liability on the part of any party. A termination of the share exchange agreement will not relieve a party of any liability for breach of the share exchange agreement.

EXPENSES

      Except as otherwise provided in the share exchange agreement, we and SouthTrust will each pay our own expenses in connection with the share exchange. In addition, if the share exchange agreement is terminated

      o     by mutual agreement of us and SouthTrust;

      o by SouthTrust because the share exchange did not occur prior to March 31, 2001 and the delay was not caused by any breach of the representations, warranties, covenants or other agreements by SouthTrust; or

      o by us because we determined that there is a material variance with any warranty or representation of SouthTrust or SouthTrust is in material breach of any covenant or agreement, and such variance or breach is not corrected within 20 days after we gave written notice to SouthTrust of the variance or breach or any fact, event or condition exists that has, or is expected to have, a material adverse effect on completion of the share exchange, then SouthTrust shall reimburse us for any of our expenses incurred in connection with obtaining any environmental assessments or surveys which were requested and approved by SouthTrust.

STOCK OPTION AGREEMENT

      The following is a description of the material terms of the stock option agreement. You are urged to read the stock option agreement in its entirety, a copy of which is incorporated herein by reference and attached as Exhibit 1.3 to Appendix A to this proxy statement.

      As an inducement and a condition to SouthTrust to enter into the share exchange agreement, SouthTrust and Bay entered into a stock option agreement dated December 11, 2000, whereby Bay granted SouthTrust an option entitling SouthTrust to purchase up to 392,384 shares (which will in no event exceed

19.9% of the issued and outstanding shares of Bay common stock) of Bay common stock, at a purchase price of $26.01 per share, under the circumstances described below.

      The purpose of the stock option agreement and the stock option is to increase the likelihood that the share exchange will occur by making it more difficult for another party to acquire Bay. The ability of SouthTrust to exercise the stock option and to cause up to an additional 392,384 shares of Bay common stock to be issued may be considered a deterrent to other potential acquisitions of control of Bay, as it is likely to increase the cost of an acquisition of all the shares of Bay which would then be outstanding and would prevent any successful bidder from accounting for the acquisition of Bay as a pooling of interests.

      The stock option is exercisable only if a "Purchase Event" occurs after the date of the stock option agreement and prior to completion of the share exchange. For purposes of the stock option agreement, "Purchase Event" means any of the following events subsequent to the date of the stock option agreement:

      o without SouthTrust's prior written consent, Bay shall have authorized, recommended, publicly proposed or entered into an agreement with any person (other than SouthTrust or any of its subsidiaries) to effect an "acquisition transaction"; or

      o any person acquires beneficial ownership of 20% or more (or, if such person or group is the beneficial owner of 20% or more on the date the stock option agreement was executed, such person or group acquires an additional 5% or more) of the voting power of Bay or any of its significant subsidiaries.

      As used above, "acquisition transaction" means:

      o a merger, consolidation, or similar transaction involving Bay or any of its subsidiaries (other than transactions solely between Bay's subsidiaries);

      o the disposition, by sale, lease, exchange or otherwise, of assets of Bay or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Bay and its subsidiaries; or

      o the issuance, sale or other disposition of securities representing 20% or more of the voting power of Bay or any of its subsidiaries.

      Bay shall notify SouthTrust promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that Bay giving the notice will not be a condition to the right of SouthTrust to exercise the stock option. Any purchase of stock option shares, upon exercise of the stock option, will be subject to compliance with all applicable laws and any required regulatory approvals.

      The stock option will terminate and be of no further force and effect upon the earliest to occur of:

      o     the effective time of the share exchange;

      o termination of the share exchange agreement in accordance with its terms before the occurrence of a Purchase Event or a Preliminary Purchase Event;

      o the close of business on the 365th day after an Issuer Default Termination (as defined below); and

      o the close of business on the 365th day after termination of the share exchange agreement (other than by reason of an Issuer Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (each such event referred to herein as an "Exercise Termination Event").

      As used above, "Preliminary Purchase Event" means any of the following events or transactions:

      o a third party commences, or files a registration statement with the Securities and Exchange Commission with respect to, a tender offer or exchange offer to purchase any shares of Bay common stock which would result in the third party owning or controlling 20% or more of the then-outstanding shares of Bay common stock; or

      o our shareholders do not approve the share exchange agreement at the special meeting of shareholders, the special meeting shall not have been held or shall have been canceled prior to termination of the share exchange agreement, or Bay's board of directors shall have withdrawn or modified in a manner adverse to SouthTrust the recommendation of Bay's board of directors with respect to the share exchange agreement, in each case after it shall have been publicly announced that any third party shall have (1) made, or disclosed an intention to make, a proposal to engage in an acquisition transaction (as defined below), (2) commenced a tender offer or filed a registration statement with the Securities and Exchange Commission with respect to an exchange offer or (3) filed an application or given a notice, whether in draft or final form, under Texas banking or corporate law or any other applicable law, for approval to engage in an acquisition transaction.

      As used above, "Issuer Default Termination" means a termination of the share exchange agreement by SouthTrust if:

      o we fail to comply in any material respect with any of our covenants or agreements contained in the share exchange agreement, or if any of our representations or warranties are untrue in any material respect or if any condition to completion of the share exchange cannot be satisfied, and SouthTrust is not then in default under the share exchange agreement;

      o in SouthTrust's judgment, SouthTrust has determined that there is a material variance with any of our warranties or representations or we are in material breach of any covenant or agreement, and such variance or breach is not corrected within 20 days after SouthTrust gave us written notice of the variance or breach; or

      o in SouthTrust's judgment, any fact, event or condition exists that has, or can be expected to have, a material adverse effect on our business, financial condition or results of operations or on completion of the share exchange or would be materially adverse to the interests of SouthTrust.

      In the event of any change in Bay common stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares subject to the stock option, and the purchase of the shares, will be adjusted appropriately.

      Upon the occurrence of a Repurchase Event, as defined below, that occurs prior to an Exercise Termination Event, at the request of SouthTrust delivered prior to an Exercise Termination Event, Bay will, subject to regulatory restrictions, be obligated to repurchase the stock option, at a specified price. As defined in the stock option agreement, a "Repurchase Event" shall occur if:

      o a third party acquires beneficial ownership or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of Bay common stock; or

      o any of the following transactions are consummated: (1) Bay consolidates with or merges into a third party and shall not be the continuing or surviving corporation of such consolidation or merger,
            (2) Bay permits a third party to merge into Bay and Bay shall be the continuing or surviving corporation, but in connection with such merger, the then-outstanding shares of Bay common stock shall be changed into or exchanged for stock or other securities of Bay or any other person or cash or any other property or the outstanding shares of Bay common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (3) Bay sells or otherwise transfers all or substantially all of its assets to a third party.

      In the event that prior to the exercise or termination of the stock option, Bay enters into an agreement to engage any transaction described in the second clause under the definition of Repurchase Event above, SouthTrust will receive for each option share with respect to which the stock option has not been exercised a substitute option which will be issued by such entity as SouthTrust shall elect and will have the same or substantially the same terms as the stock option.

      The stock option agreement (and the stock option granted thereby) is exchangeable, without expense, at the option of SouthTrust for options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares purchasable under the stock option agreement.

      Bay has agreed to comply with all reporting requirements and to do all such other things as may be necessary to permit the expeditious sale, at any time, of the stock option shares by the holder of such shares. If a registration statement is required by the terms of the stock option agreement, Bay shall use all reasonable efforts to make such registration statement become and remain effective and to obtain all consents or waivers required. Bay has also agreed to indemnify the holder of the stock option shares with respect to certain expenses, losses, claims, damages and liabilities in connection with any such registration.

      Each party to the stock option agreement will pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated thereby.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a general summary of certain United States federal income tax consequences of the share exchange. This discussion is based upon the Internal Revenue Code, regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. For purposes of this discussion, it is assumed that shares of Bay common stock are held as "capital assets" within the meaning of Section 1221 of the Code (I.E., property held for investment). This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Bay common stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Bay common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar or to persons who have received their Bay common stock as compensation. Further, this discussion does not address the state, local or foreign tax consequences of the share exchange.

      The receipt of cash for Bay common stock in connection with the share exchange will be a taxable transaction for federal income tax purposes to shareholders receiving such cash. You will recognize a gain or loss measured by the difference between your tax basis for the Bay common stock you owned at the time of completion of the share exchange and the amount of cash you receive for your shares of Bay common stock. Your gain or loss will be a capital gain or loss if the shares of Bay common stock are a capital asset to you. Under present law, long-term capital gain recognized by an individual generally will be taxed at a maximum federal income tax rate of 20%.

      Neither Bay nor SouthTrust has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Bay's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Bay's shareholders with respect to any of the tax effects of the share exchange to such shareholders.

      THE FOREGOING IS A SUMMARY DISCUSSION OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE EXCHANGE. THE DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO A PARTICULAR BAY SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES. BAY SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SHARE EXCHANGE, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN FEDERAL INCOME TAX LAWS AND THE INTERPRETATION THEREOF, WHICH CAN HAVE RETROACTIVE EFFECTS.

DISSENTERS' RIGHTS OF APPRAISAL AND RELATED ISSUES

      You have a statutory right to dissent from the share exchange by following the specific procedures set forth below. If the share exchange is approved by the shareholders and consummated, any shareholder who properly perfects his dissenters' rights will be entitled to receive an amount of cash equal to the fair value of his shares of Bay common stock rather than being required to receive the consideration established by the share exchange agreement. The following summary is not a complete statement of the statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the Texas Business Corporation Act ("TBCA"), which are reproduced in full in Appendix C to this proxy statement. YOU MUST FOLLOW THE EXACT PROCEDURE REQUIRED BY THE TBCA IN ORDER TO PROPERLY EXERCISE YOUR DISSENTER'S RIGHTS OF APPRAISAL AND AVOID WAIVER OF THOSE RIGHTS.

      Any shareholder who desires to dissent from the share exchange must file a written objection to the share exchange with the Corporate Secretary of Bay, Kim
E. Love, 1001 Highway 146 South, La Porte, Texas 77571, prior to the meeting. The written notice must state that the shareholder will exercise his right to dissent if the share exchange is consummated and give the shareholder's address to which notice of effectiveness of the share exchange should be sent. A VOTE AGAINST THE SHARE EXCHANGE IS NOT SUFFICIENT TO PERFECT A SHAREHOLDER'S STATUTORY RIGHT TO DISSENT FROM THE SHARE EXCHANGE. If the share exchange is consummated, each shareholder of Bay who sent notice to Bay as described above and who did not vote in favor of the share exchange will be deemed to have dissented from the share exchange (each a "Dissenting Shareholder"). Failure to vote against the share exchange will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the share exchange will constitute such a waiver.

      As the company surviving the merger following the share exchange, SouthTrust will be liable for any payments to Dissenting Shareholders and, within ten days of the effective date, must notify the Dissenting Shareholders in writing that the share exchange has occurred. Each Dissenting Shareholder so notified must, within ten days of the delivery or mailing of such notice, make a written demand on SouthTrust, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Failure to follow this procedure will constitute a waiver of his dissenters' rights of appraisal by such Dissenting Shareholder. The demand shall state the number and class of the shares owned by the Dissenting Shareholder and the fair value of the shares as estimated by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the share exchange. Dissenting Shareholders who fail to make a written demand within the ten day period will be bound by the share exchange and lose their rights to dissent. Within twenty days after making a demand, the Dissenting Shareholder must submit his or her stock certificates to SouthTrust for notation thereon that such demand has been made. Dissenting Shareholders who have made a demand for payment of their shares shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for their shares pursuant to the provisions of the TBCA and the right to maintain an appropriate action to obtain relief on the basis of fraud.

      Within twenty days after receipt of a Dissenting Shareholder's demand letter as described above, SouthTrust shall deliver or mail to the Dissenting Shareholder written notice stating that SouthTrust accepts the amount claimed in the demand letter and agrees to pay that amount, within ninety days after the effective date, upon surrender of the stock certificates duly endorsed by the Dissenting Shareholder, or containing SouthTrust's written estimate of the fair value of the shares of Bay common stock together with an offer to pay such amount within ninety days after the effective date if SouthTrust receives notice, within sixty days after the effective date, stating that the Dissenting Shareholder agrees to accept that amount and upon surrender of the certificates duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Bay following consummation of the share exchange.

      If the Dissenting Shareholder and SouthTrust cannot agree on the fair value of the shares within sixty days after the effective date, the Dissenting Shareholder may, within sixty days of the expiration of the initial sixty day period, file a petition ("Petition") in any court of competent jurisdiction in Harris County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. Each Dissenting Shareholder is not required to file a separate Petition. If one Dissenting Shareholder files a Petition, SouthTrust must file, with the clerk of the court in which the Petition was filed, a list containing the names and addresses of the Dissenting Shareholders with whom agreements as to the value of their shares have not been reached. The court will give notice of the time and place of the hearing on the Petition to the Dissenting Shareholders named on the list. Dissenting Shareholders so notified by the court will be bound by the final judgment of the court regarding fair value of the shares. If no Petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with SouthTrust on the value of their shares shall be bound by the share exchange and lose their rights to dissent.

      After a hearing concerning the Petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of Bay stock in question. The appraiser shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Bay. The judgment of the court shall be binding on SouthTrust and on all Dissenting Shareholders receiving notice of the hearing. This value may be more than, less than, or equal to what is received by non-Dissenting Shareholders. The court shall direct SouthTrust to pay such amount, together with interest thereon beginning ninety-one days after the effective date to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to SouthTrust of the certificates fully endorsed by the Dissenting Shareholder. Upon payment of the judgment, the Dissenting Shareholder shall cease to have any interest in the Certificates. All court costs shall be allotted between the Dissenting Shareholders and SouthTrust in the manner the court determines to be fair and equitable.

      Any Dissenting Shareholder who has made a written demand on SouthTrust for payment of the fair value of his Bay stock may withdraw such demand at any time before payment for his shares has been made or before a Petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the share exchange and his status as a former shareholder shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim.

      In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right to appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the share exchange. See Appendix C.

REGULATORY APPROVALS

      The share exchange must be approved by the Federal Reserve. On January 3, 2001, SouthTrust filed an application with the Federal Reserve Bank of Atlanta to obtain prior approval of the share exchange and merger. The Federal Reserve approved the application on February 2, 2001. The merger of the bank into SouthTrust Bank must be approved by the Alabama Department of Banking ("ADB"). On January 3, 2001, SouthTrust filed an application with the ADB to obtain prior approval of the bank merger. The ADB approved the application on February 7, 2001.

      A period of 15 to 30 days must expire following approval by the Federal Reserve during which time the Department of Justice may file objections to the share exchange under the federal antitrust laws. While we and SouthTrust believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

      The approval of any application merely implies satisfaction of regulatory criteria for approval, which does not include review of the share exchange from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed share exchange.

      Neither we nor SouthTrust are aware of any governmental approvals or compliance with banking laws and regulations that are required for the share exchange to become effective other than those described above. There can be no assurance that any required approval or action can be obtained or taken prior to the special meeting. The receipt of all necessary regulatory approvals is a condition to effecting the share exchange.

ACCOUNTING TREATMENT

      SouthTrust will account for the share exchange and the merger under the purchase method of accounting. Under this method, SouthTrust will record at fair value the acquired assets and assumed liabilities of Bay on its financial statements. To the extent the total purchase price exceeds the fair value of Bay's assets and liabilities, SouthTrust will record the excess as goodwill and amortize it for financial accounting purposes. As of the date of completion of the share exchange, SouthTrust and Bay will be treated as one company.

                   BENEFICIAL OWNERSHIP OF BAY COMMON STOCK

      The following table sets forth certain information regarding the beneficial ownership of Bay common stock as of the record date, by (1) each of our directors and executive officers, (2) each person who is known by us to own beneficially 5% or more of the common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person, and the address of each shareholder is the same as our address.

                                                                                 NUMBER OF        PERCENTAGE
                                                                                   SHARES          OF SHARES
                  NAME OF                                                       BENEFICIALLY     BENEFICIALLY
             BENEFICIAL OWNER                       POSITION WITH BAY              OWNED           OWNED (1)
             ----------------                       -----------------           ------------     ------------
Knox W. Askins............................        Chairman of the Board             8,402               *
Albert D. Fields..........................       Director and Treasurer            27,229 (2)          1.37%
Eddie V. Gray.............................              Director                   29,321 (3)          1.49%
W.E. Gwaltney, Jr.........................        Principal Shareholder           144,343 (4)          7.32%
Doug Latimer..............................              Director                   10,000               *
Kim E. Love...............................       Director and Controller           13,200 (5)           *
Lester A. Marks...........................              Director                   34,304 (6)          1.74%
William L.H. Morgan, Jr...................              Director                      200               *
Harold P. Pfeiffer........................        Principal Shareholder           155,865 (7)          7.90%
Lindsay R. Pfeiffer.......................     Vice Chairman of the Board          36,455 (8)          1.85%
Henry C. Robson, Jr.......................              Director                   43,699              2.19%
Ruede M. Wheeler, D.D.S...................              Director                   43,713 (9)          2.21%
Larry D. Wright...........................  Director, Chief Executive Officer      88,223 (10)         4.47%
                                                      and President
Directors and Executive Officers
     as a group...........................                                        334,746             16.72%

____________

 *    Denotes ownership less than 1.0%

(1) The percentage beneficially owned was calculated based on 1,973,025 shares of common stock outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of common stock held by such shareholder or group and exercisable within 60 days.

(2) Includes 17,000 shares which may be acquired within 60 days pursuant to options granted under the 1997 Stock Option Plan.

(3) Includes 26,797 shares held of record by Grayco Development Co., of which Mr. Gray is the owner.

(4) This information regarding beneficial ownership is included in reliance on a Schedule 13G filed in February 1997. The address of W.E. Gwaltney is 3039 Fondren, LaPorte, Texas 77571.

(5) Includes 12,000 shares which may be acquired within 60 days pursuant to options granted under the 1997 Stock Option Plan.

(6) Includes 10,174 shares held of record by Lester A. Marks as custodian for his minor children.

(7) The information regarding beneficial ownership is included in reliance on a Schedule 13G filed in February 1997. The address of Harold P. Pfeiffer is 619 Brownell, LaPorte, Texas 77571.

(8) Includes 17,525 shares held of record by Pfeiffer & Sons, Inc., of which Mr. Pfeiffer is President, 1,203 shares held of record by the Katy Knox Education Trust, 1,203 shares held of record by the Nicholas Riley Education Trust, 1,203 shares held of record by the Noah Riley Education Trust, 1,203 shares held of record by the Jessica Bullock Education Trust, 1,203 shares held of record by the Christopher Bullock Education Trust, 1,203 shares held of record by the Joseph Pfeiffer Education Trust and

      1,203 shares held of record by the Jonathan Pfeiffer Education Trust. Mr. Pfeiffer is the co-trustee of each of these education trusts and has shared voting and investment power with respect to the shares of common stock held by such trusts.

(9) Includes 11,044 shares held of record by the Ruede Wheeler, DDS, Inc. Profit Sharing Trust of which Dr. Wheeler is the trustee, 2,000 shares held of record by Ruede Wheeler, DDS, Inc. of which Dr. Wheeler is the President, 450 shares held of record by the Ruede Wheeler, IRA and 450 shares held of record by the Charlcya Wheeler IRA.

(10) Does not include 66,630 shares of common stock which may be acquired upon redemption of 66,630 shares of phantom stock pursuant to the Phantom Plan. However, pursuant to the Phantom Plan, the shares of phantom stock are not redeemable for common stock until approved by the board of directors.


                                OTHER MATTERS

    Our board of directors does not know of any matters to be presented at the meeting other than those set forth above. If any other matters are properly brought before the meeting or any adjournment thereof, it is intended that holders of the proxies will act in accordance with their best judgment unless "Authority Withheld" is indicated in the appropriate box on the proxy.


                      WHERE YOU CAN FIND MORE INFORMATION

    Bay files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the
Commission:

Public Reference Room             New York Regional Office             Chicago Regional Office
450 Fifth Street, N.W.              7 World Trade Center                   Citicorp Center
     Room 1024                           Suite 1300                    500 West Madison Street
Washington, D.C. 20549            New York, New York 10048                    Suite 1400
                                                                      Chicago, Illinois 60661-2511

    You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Bay, who file electronically with the Commission. The address of that site is HTTP://WWW.SEC.GOV.

                                                                      APPENDIX A

                     AGREEMENT AND PLAN OF SHARE EXCHANGE

                                      OF

                         SOUTHTRUST OF ALABAMA, INC.

                                     AND

                             BAY BANCSHARES, INC.

                                 JOINED IN BY

                            SOUTHTRUST CORPORATION

ARTICLE I......................................................................2
      THE SHARE EXCHANGE.......................................................2
      Section 1.1   CONSTITUENT CORPORATIONS; CONSUMMATION OF SHARE
                    EXCHANGE; CLOSING DATE.....................................2
      Section 1.2   EFFECT OF SHARE EXCHANGE...................................2
      Section 1.3   STOCK OPTION AGREEMENT.....................................3

ARTICLE II.....................................................................3
      CONVERSION OF SHARES.....................................................3
      Section 2.1   MANNER OF CONVERSION OF BBI COMMON SHARES..................3
      Section 2.2   BBI STOCK OPTIONS AND RELATED MATTERS......................4
      Section 2.3   EFFECTUATING CONVERSION OF BBI COMMON SHARES  .............4
      Section 2.4   LAWS OF ESCHEAT............................................6
      Section 2.5   CONSIDERATION..............................................6

ARTICLE III....................................................................6
      REPRESENTATIONS AND WARRANTIES OF BBI....................................6
      Section 3.1   CORPORATE ORGANIZATION.....................................6
      Section 3.2   CAPITALIZATION.............................................7
      Section 3.3   BAYSHORE INSURANCE AGENCY..................................8
      Section 3.4   FINANCIAL STATEMENTS; FILINGS..............................9
      Section 3.5   LOAN PORTFOLIO; RESERVES..................................10
      Section 3.6   CERTAIN LOANS AND RELATED MATTERS.........................11
      Section 3.7   AUTHORITY; NO VIOLATION...................................11
      Section 3.8   CONSENTS AND APPROVALS....................................12
      Section 3.9   BROKER'S FEES.............................................12
      Section 3.10  ABSENCE OF CERTAIN CHANGES OR EVENTS......................12
      Section 3.11  LEGAL PROCEEDINGS; ETC....................................12
      Section 3.12  TAXES AND TAX RETURNS.....................................13
      Section 3.13  EMPLOYEE BENEFIT PLANS....................................15
      Section 3.14  TITLE AND RELATED MATTERS.................................17
      Section 3.15  REAL ESTATE...............................................18
      Section 3.16  ENVIRONMENTAL MATTERS.....................................19
      Section 3.17  COMMITMENTS AND CONTRACTS.................................20
      Section 3.18  REGULATORY MATTERS........................................21
      Section 3.19  REGISTRATION OBLIGATIONS..................................21
      Section 3.20  STATE TAKEOVER LAWS.......................................21
      Section 3.21  INSURANCE.................................................21
      Section 3.22  LABOR.....................................................21
      Section 3.23  COMPLIANCE WITH LAWS......................................22
      Section 3.24  TRANSACTIONS WITH MANAGEMENT..............................23
      Section 3.25  DERIVATIVE CONTRACTS......................................23
      Section 3.26  DEPOSITS..................................................23
      Section 3.27  ACCOUNTING CONTROLS.......................................23
      Section 3.28  PROXY MATERIALS...........................................24
      Section 3.29  DEPOSIT INSURANCE.........................................24
      Section 3.30  SEC FILINGS...............................................24

      Section 3.31  UNTRUE STATEMENTS AND OMISSIONS...........................24

ARTICLE IV....................................................................24
      REPRESENTATIONS AND WARRANTIES OF
            SOUTHTRUST AND ST-SUB.............................................24
      Section 4.1   ORGANIZATION AND RELATED MATTERS OF SOUTHTRUST............24
      Section 4.2   ORGANIZATION AND RELATED MATTERS OF ST-SUB................25
      Section 4.3   CAPITALIZATION............................................25
      Section 4.4   AUTHORIZATION.............................................26
      Section 4.5   FINANCIAL STATEMENTS......................................26
      Section 4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS......................27
      Section 4.7   CONSENTS AND APPROVALS....................................27
      Section 4.8   PROXY MATERIALS...........................................27
      Section 4.9   NO BROKER'S OR FINDER'S FEES..............................27
      Section 4.10  UNTRUE STATEMENTS AND OMISSIONS...........................27
      Section 4.11  REGULATORY MATTERS........................................27
      Section 4.12  ABILITY TO PAY AGGREGATE CASH CONSIDERATION...............28

ARTICLE V.....................................................................28
      COVENANTS AND AGREEMENTS................................................28
      Section 5.1   CONDUCT OF THE BUSINESS OF BBI............................28
      Section 5.2   CURRENT INFORMATION.......................................29
      Section 5.3   ACCESS TO PROPERTIES; PERSONNEL AND RECORDS...............30
      Section 5.4   APPROVAL OF BBI SHAREHOLDERS..............................31
      Section 5.5   NO OTHER BIDS.............................................31
      Section 5.6   NOTICE OF DEADLINES.......................................32
      Section 5.7   TERMINATION OF CERTAIN CONTRACTS..........................32
      Section 5.8   EXTENSION OF AGREEMENT WITH FIDELITY DISTRIBUTORS
                    CORPORATION...............................................32
      Section 5.9   MAINTENANCE OF PROPERTIES.................................32
      Section 5.10  ENVIRONMENTAL AUDITS......................................32
      Section 5.11  TITLE INSURANCE...........................................32
      Section 5.12  SURVEYS...................................................33
      Section 5.13  CONSENTS TO ASSIGN AND USE LEASED PREMISES................33
      Section 5.14  CONFORMING ACCOUNTING AND RESERVE POLICIES................33
      Section 5.15  PUBLICITY.................................................33
      Section 5.16  COMPLIANCE MATTERS........................................33
      Section 5.17  EXEMPTION UNDER ANTI-TAKEOVER STATUTES....................34
      Section 5.18  BANK MERGER AGREEMENT.....................................34
      Section 5.19  HOLDING COMPANY MERGER AGREEMENT..........................34
      Section 5.20  STATUS OF BBIIA...........................................34
      Section 5.21  EXERCISE OF BIA OPTION....................................34

ARTICLE VI....................................................................34
      ADDITIONAL COVENANTS AND AGREEMENTS.....................................34
      Section 6.1   BEST EFFORTS; COOPERATION.................................34
      Section 6.2   REGULATORY MATTERS........................................35
      Section 6.3   OTHER MATTERS.............................................35
      Section 6.4   INDEMNIFICATION...........................................37

      Section 6.5   CURRENT INFORMATION.......................................38

ARTICLE VII...................................................................38
      MUTUAL CONDITIONS TO CLOSING............................................38
      Section 7.1   SHAREHOLDER APPROVAL......................................38
      Section 7.2   REGULATORY APPROVALS......................................38
      Section 7.3   LITIGATION................................................38

ARTICLE VIII..................................................................39
      CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB..................39
      Section 8.1   REPRESENTATIONS AND WARRANTIES............................39
      Section 8.2   PERFORMANCE OF OBLIGATIONS................................39
      Section 8.3   CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS.......39
      Section 8.4   ABSENCE OF ADVERSE FACTS..................................39
      Section 8.5   OPINION OF COUNSEL........................................39
      Section 8.6   CONSENTS UNDER AGREEMENTS.................................39
      Section 8.7   MATERIAL CONDITION........................................40
      Section 8.8   MATTERS RELATING TO EMPLOYMENT AGREEMENTS.................40
      Section 8.9   ACKNOWLEDGMENT OF OPTION CANCELLATION.....................40
      Section 8.10  RESIGNATION OF OFFICERS AND DIRECTORS.....................40
      Section 8.11  OUTSTANDING SHARES OF BBI.................................40
      Section 8.12  CERTIFICATION OF CLAIMS...................................40
      Section 8.13  TERMINATION OF AGREEMENT WITH PINNACLE CONSULTING.........40
      Section 8.14  SPLIT DOLLAR ACCRUAL......................................41

ARTICLE IX....................................................................41
      CONDITIONS TO OBLIGATIONS OF BBI........................................41
      Section 9.1   REPRESENTATIONS AND WARRANTIES............................41
      Section 9.2   PERFORMANCE OF OBLIGATIONS................................41
      Section 9.3   CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS.......41
      Section 9.4   ABSENCE OF ADVERSE FACTS..................................41
      Section 9.5   CONSENTS UNDER AGREEMENTS.................................41
      Section 9.6   OPINION OF COUNSEL........................................41
      Section 9.7   OPINION OF FINANCIAL ADVISOR..............................42

ARTICLE X.....................................................................42
      TERMINATION, WAIVER AND AMENDMENT.......................................42
      Section 10.1  TERMINATION...............................................42
      Section 10.2  EFFECT OF TERMINATION.....................................43
      Section 10.3  AMENDMENTS................................................43
      Section 10.4  WAIVERS...................................................43
      Section 10.5  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES............43

ARTICLE XI....................................................................44
      MISCELLANEOUS...........................................................44
      Section 11.1  ENTIRE AGREEMENT..........................................44
      Section 11.2  NOTICES...................................................44
      Section 11.3  SEVERABILITY..............................................45

      Section 11.4  COSTS AND EXPENSES........................................45
      Section 11.5  CAPTIONS..................................................45
      Section 11.6  COUNTERPARTS..............................................45
      Section 11.7  GOVERNING LAW; ARBITRATION................................45
      Section 11.8  PERSONS BOUND; NO ASSIGNMENT..............................46
      Section 11.9  EXHIBITS AND SCHEDULES....................................46
      Section 11.10 WAIVER....................................................46
      Section 11.11 CONSTRUCTION OF TERMS.....................................46

                     AGREEMENT AND PLAN OF SHARE EXCHANGE
                                      OF
                          SOUTHTRUST OF ALABAMA, INC.
                                      AND
                             BAY BANCSHARES, INC.
                                 JOINED IN BY
                            SOUTHTRUST CORPORATION


            This AGREEMENT AND PLAN OF SHARE EXCHANGE, dated as of the 11th day of December, 2000 (this "Agreement"), is by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and Bay Bancshares, Inc., a Texas corporation and a registered bank holding company ("BBI"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                               WITNESSETH THAT:


            WHEREAS, the respective Boards of Directors of ST-Sub and BBI deem it in the best interests of ST-Sub and of BBI, respectively, and of their respective shareholders, that ST- Sub acquire all of the issued and outstanding capital stock of BBI pursuant to this Agreement (the "Share Exchange");

            WHEREAS, the Boards of Directors of ST-Sub and BBI have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the State of Alabama, the State of Texas and the United States;

            WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of BBI the consideration to be paid pursuant to the Share Exchange in accordance with the terms of this Agreement; and

            WHEREAS, BBI owns all the issued and outstanding capital stock of Bay Bancshares of Delaware, Inc. ("BBI-Delaware"), which owns all of the issued and outstanding capital stock of Bayshore National Bank, a national banking association ("BBI-Bank"), and ST- Sub owns all of the issued and outstanding capital stock of SouthTrust Bank, an Alabama state banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Bank Merger Agreement (the "Bank Merger Agreement"), BBI-Bank will be merged with and into ST-Bank;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that all of the issued and outstanding capital stock of BBI will be acquired by ST-Sub in a statutory share exchange and that the terms and conditions of the Share Exchange, the mode of carrying the Share Exchange into effect, including the manner of exchanging the shares of common stock of BBI held by shareholders of BBI for cash, shall be as hereinafter set forth.

                                    ARTICLE I

                               THE SHARE EXCHANGE

      Section 1.1 CONSTITUENT CORPORATIONS; CONSUMMATION OF SHARE EXCHANGE; CLOSING DATE.

            (a) Subject to the provisions hereof, all of the issued and outstanding shares of capital stock of BBI shall be acquired by ST-Sub (which has heretofore and shall hereinafter be referred to as the "Share Exchange") pursuant to Sections 5.02 through 5.06 of the Texas Business Corporation Act and the corporate existence of BBI shall continue (until merged with and into ST-Sub immediately after the Effective Time of the Share Exchange (as defined below) as contemplated by Section 5.19). The Share Exchange shall become effective on the date and at the time on which the Share Exchange is deemed effective by each of the Regulatory Authorities (as defined below) and appropriate Articles of Share Exchange are filed with the appropriate authorities (such time is hereinafter referred to as the "Effective Time of the Share Exchange"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and BBI, the Effective Time of the Share Exchange shall occur on or as close as practicable to February 16, 2001, but in no event prior to (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of BBI, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, including the Texas Department of Banking (the "Texas Department"), the Alabama State Banking Department (the "Alabama Department"), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

            (b) The closing of the Share Exchange (the "Closing") shall take place at the principal offices of BBI at 10:00 a.m. local time on the day that the Effective Time of the Share Exchange occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

            (c) The Articles of Incorporation under which BBI will operate are the Articles of Incorporation of BBI in effect as of the Effective Time of the Share Exchange.

      Section 1.2 EFFECT OF SHARE EXCHANGE. From and after the Effective Time of the Share Exchange:

            (a) All issued and outstanding capital stock of BBI shall immediately, by operation of law, and without any further conveyance or transfer, become the property of ST-Sub;

            (b) The business presently conducted by BBI shall, subject to the actions of the board of directors and officers of BBI and consummation of the contemplated merger agreement with ST-Sub, continue to be conducted by BBI as a wholly-owned subsidiary of ST-Sub;

            (c) BBI shall continue to have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Texas and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. No rights or obligations of BBI shall be affected or impaired by the Share Exchange; and

            (d) The shareholders of BBI, as of the Effective Time of the Share Exchange, shall have the rights set forth in Article II hereof.

      Section 1.3 STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, the Company is executing and delivering to SouthTrust the Stock Option Agreement in the form as annexed hereto as EXHIBIT 1.3.


                                  ARTICLE II

                             CONVERSION OF SHARES


      Section 2.1 MANNER OF CONVERSION OF BBI COMMON SHARES. Subject to the provisions hereof, as of the Effective Time of the Share Exchange and by virtue of the Share Exchange and without any further action on the part of the holder of any shares of common stock of BBI, par value $1.00 (the "BBI Common Shares"):

      (a) All BBI Common Shares which are held by BBI as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

      (b) As of the date of this Agreement a total of 1,973,025 BBI Common Shares are issued and outstanding. Subject to Section 2.3, the cash consideration to be paid under this Agreement shall total $56,200,000 (the "Total Cash Consideration"). Subject to the terms and conditions of this Agreement, each BBI Common Share outstanding immediately prior to the Effective Time of the Share Exchange shall be canceled and converted into the right to receive an amount in cash as determined in accordance with Section 2.1(c) hereof (the "Per Share Amount"), and, subject to Section 2.3 all outstanding certificates representing BBI Common Shares shall thereafter represent solely the right to receive the Per Share Amount.


      (c) The formula for calculating the Per Share Amount shall be as follows: (i) the sum of the Total Cash Consideration and the Aggregate Option Exercise Price divided by (ii) the sum of the number of BBI Common Shares outstanding at the Effective Time of the Share Exchange, the number of BBI Common Shares under the BBI Options as listed on SCHEDULE 2.2(A) hereof outstanding at the Effective Time of the Share Exchange, and the number of shares of BBI Phantom Stock listed and described on SCHEDULE 2.2(B) hereof outstanding at the Effective Time of the Share Exchange.

            For purposes of illustration ONLY, assuming anticipated Phantom Stock awards in January 2001 of 36,351 shares of BBI Phantom Stock , the Per Share Amount, using the above formula, would be equal to:

$56,200,000 (TOTAL CASH CONSIDERATION) + $1,022,711 (AGGREGATE OPTION EXERCISE PRICE)
-------------------------------------------------------------------------------------
1,973,025 (BBI Common Shares) + 78,010 (BBI Options) + 114,925 (BBI Phantom Stock)

                                   = $26.42

            Accordingly, assuming no changes to any of the components of the illustration set forth above, a holder of one BBI Common Share would have the right to receive $26.42 per share, as would a holder of one share of BBI Phantom Stock, and a holder of one BBI Option with an exercise price of $10.00 per share would be entitled to receive $16.42 per share as set forth in Section 2.2(a) hereof.

      Section 2.2 BBI STOCK OPTIONS AND RELATED MATTERS. (a) At the Effective Time of the Share Exchange, all rights with respect to BBI Common Shares issuable pursuant to the exercise of stock options ("BBI Options") granted by BBI under the stock option plans of BBI (the "BBI Stock Option Plans"), which are listed and described on SCHEDULE 2.2(A) hereof, which are outstanding at the Effective Time of the Share Exchange, whether or not such BBI Options are then exercisable, shall be canceled as of the Effective Time of the Share Exchange and shall be converted into the right of the holders thereof to receive the difference between (i) the Per Share Amount and (ii) the exercise price of each BBI Common Share under such BBI Option as listed in SCHEDULE 2.2(A) hereof, in cash for each BBI Common Share subject to such BBI Options. The aggregate of the exercise prices for all BBI Common Shares under the BBI Options which are outstanding at the Effective Time of the Share Exchange shall be referred to herein as the "Aggregate Option Exercise Price."

            (b) At the Effective Time of the Share Exchange, all rights with respect to Shares of BBI phantom stock ("BBI Phantom Stock") granted under the phantom stock plans of BBI (the "BBI Phantom Stock Plans"), which are listed and described on SCHEDULE 2.2(B) hereof, which are outstanding at the Effective Time of the Share Exchange shall be canceled as of the Effective Time of the Share Exchange and shall be converted into the right of the holders thereof to receive the Per Share Amount in cash for each share of BBI Phantom Stock.

            (c) At the election of SouthTrust, BBI shall procure from each holder of BBI Options or BBI Phantom Stock, and shall deliver to SouthTrust at the Closing, an executed acknowledgment, in the form of EXHIBIT 2.2(C) hereof (the "Acknowledgment"), of the treatment and disposition of such holder's BBI Options or BBI Phantom Stock, as provided for under Section 2.2 of this Agreement.

      Section 2.3 EFFECTUATING CONVERSION OF BBI COMMON SHARES (a) SouthTrust or such institution as SouthTrust may designate, including Computershare Investor Services, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. The BBI Common Shares Letter of Transmittal (as hereinafter defined) will contain instructions with respect to the surrender of certificates formerly representing BBI Common Shares and the receipt of the Per Share Amount contemplated by this Agreement and will require each holder of BBI Common Shares to transfer good and marketable title to such certificates formerly representing BBI Common Shares to ST-Sub, free and clear of all liens, claims and encumbrances. Immediately prior to the Effective Time of the Share Exchange, SouthTrust shall cause the Exchange Agent to send or cause to be sent to each holder of record of BBI Common Shares transmittal materials (the "BBI Common Shares Letter of Transmittal") for use in exchanging their certificates formerly representing BBI Common Shares for the Per Share Amount provided for in this Agreement. As soon as practicable after receipt of properly completed BBI Common Shares Letters of Transmittal and stock certificates evidencing BBI Common Shares held by the former holders of BBI Common Shares, the Exchange Agent shall disburse the appropriate Per Share Amount on behalf of ST-Sub.

            (b) At the Effective Time of the Share Exchange, the stock transfer books of BBI shall be closed as to holders of BBI Common Shares immediately prior to the Effective Time of the Share Exchange and no transfer of BBI Common Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing BBI Common Shares shall, without any action on the part of any holder thereof, no longer represent BBI Common Shares. If, after the Effective Time of the Share Exchange, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the Per Share Amount contemplated by this Agreement into which the BBI Common Shares represented thereby were converted in the Share Exchange.

            (c) In the event that any holder of BBI Common Shares is unable to deliver the certificate which represents such holder's BBI Common Shares, SouthTrust, in the absence of actual notice that any BBI Common Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the Per Share Amount contemplated by this Agreement to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

            (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

            (ii) Such security and indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and

            (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of the BBI Common Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

            (d) In the event that the delivery of the Per Share Amount contemplated by this Agreement is to be made to a person other than the person in whose name any certificate representing BBI Common Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

            (e) Following the Effective Time of the Share Exchange, each certificate representing BBI Common Shares shall represent for all purposes the right to receive the Per Share Amount contemplated by this Agreement and shall not represent the right to receive any other consideration, including, but not limited to, dividends of BBI or interest with respect to such Per Share Amount.

      Section 2.4 LAWS OF ESCHEAT. If any of the consideration due to be paid or delivered to the holders of BBI Common Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of BBI, SouthTrust, ST-Sub, the Exchange Agent, nor any other person acting on their behalf shall be liable to a holder of BBI Common Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

      Section 2.5 CONSIDERATION. SouthTrust shall pay or cause to be paid, on behalf of ST-Sub, the Per Share Amount as and when the same shall be required to be paid pursuant to this Agreement.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BBI


      BBI hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Share Exchange (except as otherwise provided):

      Section 3.1 CORPORATE ORGANIZATION. (a) BBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. BBI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and BBI is duly licensed or qualified to do business where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of BBI on a consolidated basis. BBI is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation and the Bylaws of BBI, each as amended to the date hereof, have been delivered to SouthTrust.

            (b) BBI-Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BBI-Delaware has the corporate power and authority to own and lease all of its properties and assets and to carry on its business as such business is now being conducted, and BBI-Delaware is duly licensed or qualified to do business where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of BBI-Delaware on a consolidated basis. BBI-Delaware is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Certificate of Incorporation and the Bylaws of BBI-Delaware, each as amended to the date hereof, have been delivered to SouthTrust.

            (c) BBI-Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States. BBI-Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and BBI-Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of the BBI-Bank. True and correct copies of the Articles of Association and Bylaws of BBI-Bank, as amended to the date hereof, have been delivered to SouthTrust.

            (d) BayBanc Independent Insurance Agency, Inc. ("BBIIA") was incorporated and is in existence and has not been liquidated or dissolved. True and correct copies of the Articles of Incorporation and Bylaws of BBIIA, as amended to the date hereof, have been delivered to SouthTrust.

            (e) Each of BBI, BBI-Delaware, BBI-Bank, BBIIA and their respective subsidiaries has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of BBI on a consolidated basis.

            (f) None of BBI, BBI-Delaware, BBI-Bank nor BBIIA owns any capital stock of any subsidiary, or has any interest in any partnership or joint venture except non-equity affiliate - owned by an employee that BBI-Bank is a subsidiary of BBI-Delaware, BBI-Delaware is a subsidiary of BBI, and BBIIA is a subsidiary of BBI and except as set forth in SCHEDULE 3.1(F). For purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

            (g) The minute books of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

      Section 3.2 CAPITALIZATION. (a) The authorized capital stock of BBI consists of 50,000,000 shares of BBI Common Shares par value $1.00 per share, 2,094,051 shares of which as of the date hereof are issued, 1,973,025 shares of which as of the date hereof are outstanding and 121,026 of which are held in the treasury of BBI, and 10,000,000 shares of preferred stock, par value $1.00 per share, none of which have been issued. All of the issued and outstanding BBI Common Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of BBI, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI, except for options to purchase 78,010 BBI Common Shares and 114,595 shares of BBI Phantom Stock (which are described in more detail in SCHEDULE 2.2(A) and SCHEDULE 2.2(B)).

            (b) The authorized capital stock of BBI-Delaware consists of 3,000 shares of common stock, par value $0.01 per share, 1,000 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBI-Delaware) (the "BBI-Delaware Shares"). All of the issued and outstanding BBI-Delaware Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BBI-Delaware, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI-Delaware.

            (c) The authorized capital stock of BBI-Bank consists of 1,420,930 shares of common stock, par value $5.00 per share, 284,186 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBI-Bank) (the "BBI-Bank Shares"). All of the issued and outstanding BBI-Bank Shares have been duly authorized and validly issued and all such shares are fully paid and (except as provided in 12 U.S.C. ss.55) nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BBI-Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI-Bank.

            (d) The authorized capital stock of BBIIA consists of 100,000 shares of common stock, par value $10.00 per share, none of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBIIA) (the "BBIIA Shares"). As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BBIIA, or any securities or rights convertible into or exchangeable for shares of capital stock of BBIIA.

            (e) All of the issued and outstanding shares of capital stock of BBI-Delaware:

                  (i) are owned by BBI; and

                  (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

            (f) All of the issued and outstanding shares of capital stock of BBI-Bank:

                  (i) are owned by BBI-Delaware; and

                  (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

            (g) No shares of capital stock of BBIIA have ever been issued or outstanding.

      Section 3.3 BAYSHORE INSURANCE AGENCY. BBI-Bank holds a duly authorized and validly issued option to purchase all of the issued and outstanding shares of stock of Bayshore Insurance Agency, Inc., a Texas corporation ("BIA") (the "BIA Option"). The authorized capital stock of BIA consists of 1000 shares of common stock, par value $0.01 per share, 500 shares of which as of the date hereof are issued and outstanding and 500 shares of which are held in the treasury of BIA. The BIA Option is exercisable in full as of the date of this Agreement and will be exercisable in full as of the Effective Time to the extent not exercised prior thereto. Upon the exercise in full of the BIA Option, all of the issued and outstanding shares of capital stock of BIA will be owned by BBI-Bank and will be so owned free and clear of all liens and encumbrances and adverse claims thereto.

      Section 3.4 FINANCIAL STATEMENTS; FILINGS. (a) BBI has previously delivered to SouthTrust copies of the financial statements of BBI as of and for the years ended 1997, 1998, and 1999, and as of and for the period ended June 30, 2000 and BBI shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of BBI, the additional consolidated financial statements of BBI as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of BBI").

            (b) BBI-Bank has previously delivered to SouthTrust copies of the financial statements of BBI-Bank as of and for each of the years ended 1997, 1998 and 1999 and the financial statements of BBI-Bank as of and for the period ended June 30, 2000, and BBI-Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter (or other reporting period) or year of BBI-Bank, the financial statements of BBI-Bank as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of BBI-Bank").

            (c) BBI and BBI-Bank have previously delivered to SouthTrust copies of the Call Reports of BBI-Bank, the Form FR Y-9LP for BBI and the Form FR Y-9C for BBI, all as of and for the years ended 1997, 1998, and 1999, and BBI and BBI-Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports, Forms FR Y-9LP and Forms FR Y-9C for each subsequent calendar quarter (or other reporting period) or year of BBI and BBI-Bank, the Call Reports of BBI-Bank and the Forms FR Y-9LP and Forms FR Y-9C of BBI as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, Forms FR Y-9LP and Forms FR Y-9C unless otherwise indicated, being hereinafter referred to collectively as the "Financial Regulatory Reports of BBI and BBI-Bank").

            (d) Each of the Financial Statements of BBI, each of the Financial Statements of BBI-Bank, and each of the Financial Regulatory Reports of BBI and BBI-Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of BBI and BBI-Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of BBI, each of the Financial Statements of BBI-Bank, and each of the Financial Regulatory Reports of BBI and BBI-Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of BBI on a consolidated basis, as applicable, and the financial position of BBI-Bank (as the case may be) as of the respective dates thereof and fairly present or will fairly present the results of operations of BBI on a consolidated basis, as applicable, and the results of operations of BBI-Bank (as the case may be) for the respective periods therein set forth.

            (e) To the extent not prohibited by law, BBI has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries with the Regulatory Authorities, and will from time to time hereafter furnish, or cause BBI-Bank to furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (f) Since December 31, 1999, none of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of BBI on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of BBI, the Financial Statements of BBI-Bank or the Financial Regulatory Reports of BBI and BBI-Bank, or reflected in the notes thereto, or (ii) which were incurred after December 31, 1999, in the ordinary course of business consistent with past practices. Since December 31, 1999 neither BBI nor BBI-Bank have incurred or paid any obligation or liability which would be material to the Condition of BBI on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

      Section 3.5 LOAN PORTFOLIO; RESERVES. Except as set forth in SCHEDULE 3.5,
(i) all evidences of indebtedness in original principal amount in excess of $25,000.00 reflected as assets in the Financial Statements of BBI and the Financial Statements of BBI-Bank, as of and for the year ended December 31, 1999 and the periods ended March 31, 2000 and June 30, 2000, and the Financial Regulatory Reports of BBI and BBI-Bank as of and for the year ended December 31, 1999 and for the periods ended March 31, 2000 and June 30, 2000, were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right of specific performance or other similar relief, (ii) the allowances for possible loan losses shown on the Financial Statements of BBI and the Financial Statements of BBI-Bank, as of and for the year ended December 31, 1999 and the periods ended March 31, 2000 and June 30, 2000, and the Financial Regulatory Reports of BBI and BBI-Bank as of and for the year ended December 31, 1999 and for the periods ended March 31, 2000 and June 30, 2000, were, and the allowance for possible loan losses to be shown on the Financial Statements of BBI, the Financial Statements of BBI-Bank and the Financial Regulatory Reports of BBI and BBI-Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, in the reasonable judgment of management of BBI, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of BBI and BBI-Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) each such allowance described above has been established in accordance with the accounting principles described in Section 3.4(d); provided, however, that no representation or warranty is made as to the sufficiency of collateral securing or the collectibility of such loans.

      Section 3.6 CERTAIN LOANS AND RELATED MATTERS. Except as set forth in
SCHEDULE 3.6, none of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries are parties to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $25,000.00 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other material provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by BBI, BBI-Delaware, BBI-Bank, their respective subsidiaries or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned" or any comparable classifications by such persons;
(iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or any ten percent (10%) shareholder of BBI, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of BBI on a consolidated basis. As of the date of any Financial Statement of BBI, any Financial Statement of BBI-Bank and any Call Report of BBI-Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of BBI, the Financial Statements of BBI-Bank, and the Financial Regulatory Reports of BBI and BBI-Bank that immediately precede the Effective Time of the Share Exchange, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in
(iii) through (iv) above and SCHEDULE 3.6.

      Section 3.7 AUTHORITY; NO VIOLATION. (a) BBI has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of BBI and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of BBI has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to BBI's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of BBI are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by BBI and delivered by BBI, will constitute a valid and binding obligation of BBI, and will be enforceable against BBI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            (b) Except as set forth on SCHEDULE 3.7, neither the execution and delivery of this Agreement by BBI nor the consummation by BBI of the transactions contemplated hereby, nor compliance by BBI with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of BBI, the Certificate of Incorporation or Bylaws of BBI-Delaware, or the Articles of Association or Bylaws of BBI-Bank, (ii) to BBI's knowledge assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or any of their respective properties or assets, or (iii) to BBI's knowledge violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

      Section 3.8 CONSENTS AND APPROVALS. Except for (i) the Consents of the appropriate Regulatory Authorities; (ii) approval of this Agreement by the shareholders of ST-Sub and BBI; (iii) filing of Articles of Share Exchange with the State of Alabama and the State of Texas; and (iv) as set forth in SCHEDULE 3.8, no Consents of any person are necessary in connection with the execution and delivery by BBI of this Agreement, and the consummation by BBI of the Share Exchange and the other transactions contemplated hereby.

      Section 3.9 BROKER'S FEES. None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except for BBI's arrangement with Hoefer & Arnett Incorporated as described in SCHEDULE 3.9.

      Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 3.10, since December 31, 1999, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the BBI Common Shares or (ii) any change or any event involving a prospective change in the Condition of BBI on a consolidated basis which has had, or is reasonably likely to have, a material adverse effect on the Condition of BBI on a consolidated basis or on BBI, BBI-Bank or any of their respective subsidiaries generally, including, without limitation any change in the administrative or supervisory standing or rating of BBI, BBI-Bank or any of their respective subsidiaries with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

      Section 3.11 LEGAL PROCEEDINGS; ETC. Except as set forth in SCHEDULE 3.11, none of BBI, BBI-Bank or any of their respective subsidiaries is a party to any, and there are no pending or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries challenging the validity of the transactions contemplated by this Agree ment and, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries as of the date hereof, there is no material proceeding, claim, action or governmental investigation against BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries which has a material adverse effect on the Condition of BBI on a consolidated basis; there is no default by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries under any material contract or agreement to which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is a party; and none of BBI, BBI-Delaware,

BBI-Bank or any of their respective subsidiaries is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries and none of BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

      Section 3.12 TAXES AND TAX RETURNS. (a) For purposes of this Agreement, the following terms shall have the defined meanings as set forth below:

      "AFFILIATED GROUP" means any affiliated group within the meaning of Internal Revenue Code ("Code") ss. 1504(a).

      "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Reg ss. 1.1502-13.

      "EXCESS LOSS ACCOUNT" has the meaning set forth in Reg ss. 1.1502-19.

      "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

      "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall, profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar) unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (b) Each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of BBI, BBI-Delaware, BBI-Bank and their subsidiaries (whether or not shown on any Tax Return) have been paid. None of BBI, BBI- Delaware, BBI-Bank and their respective subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (c) Each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (d) No director or officer (or employee responsible for Tax matters) of any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries expects any authority to assess any additional Taxes against any of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has knowledge based upon personal contact with any agent of such authority. SCHEDULE 3.12(D) lists all federal, state, local, and foreign income Tax Returns filed with respect to any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. BBI has delivered to SouthTrust correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries with respect to all periods beginning after December 31, 1996.

            (e) None of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) None of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of BBI, BBI- Delaware, BBI-Bank and their respective subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. None of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Except as set forth in Schedule 3.12, none of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries is a party to any Tax allocation or sharing agreement. None of BBI, BBI- Delaware, BBI-Bank and their respective subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was BBI) or (B) has any Liability for the Taxes of any Person (other than any of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) SCHEDULE 3.12(G) sets forth the following information with respect to each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries (or, in the case of clause (B) below, with respect to each of the subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Time of the Share Exchange giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to BBI, BBI-Bank or any of their respective subsidiaries; and (B) the amount of any deferred gain or loss allocable to BBI, BBI-Bank or any of their respective subsidiaries arising out of any Deferred Intercompany Transaction.

            (h) The unpaid Taxes of BBI, BBI-Bank and their respective subsidiaries (A) did not, as of June 30, 2000, exceed the reserves for state income Tax Liability (rather than any reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements of BBI and the Financial Statements of BBI-Bank (rather than in any notes thereto) and (B) do not exceed such reserves as adjusted for the passage of time through the Effective Time of the Share Exchange in accordance with the past custom and practice of BBI, BBI-Bank and their respective subsidiaries in filing their Tax Returns.

            (i) There has not been an ownership change, as defined in Section 382(g) of the Code, of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries that occurred during or after any period in which BBI, BBI-Delaware, BBI-Bank or any of their subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of BBI immediately preceding the date of this Agreement.

      Section 3.13 EMPLOYEE BENEFIT PLANS. (a) None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in SCHEDULE 3.13(A). BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries have, with respect to each such plan, delivered to SouthTrust true and complete copies of:
(i) all plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and
(vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation ("PBGC")).

            (b) None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries (or any pension plan maintained by any of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

            (c) None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

            (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries comply, in all material respects with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPPA and any applicable, similar state law, to such "employee benefit plans." None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of BBI or the Financial Regulatory Reports of BBI and BBI-Bank.

                  For purposes of this Agreement, "COBRA" means the provision of
Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and "HIPPA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

            (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries (i) which would result in the imposition, directly or indirectly, of a material excise tax under
Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries; and, to the best knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

            (f) Except as may be contemplated by Section 5.14, no employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

            (g) Except as described in SCHEDULE 3.13(G), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

            (h) No employee benefit plan is a multiemployer plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA. BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries have never been a party to or participant in a multiemployer plan.

            (i) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any employee benefit plan or against the assets of any employee benefit plan. No assets of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

            (j) Each employee benefit plan which is intended to qualify under
Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code. No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

            (k) No employee benefit plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No employee benefit plan is a multiple employer welfare arrangement as defined in
Section 3(40) of ERISA.

            (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries are allocated to or held in a "rabbi trust" or similar funding vehicle, except as set forth in SCHEDULE 3.13(L).

            (m) Except as set forth on SCHEDULE 3.13(M), no employee benefit plan provides benefits to any current or former employee of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries.

      Section 3.14 TITLE AND RELATED MATTERS. (a) Except as set forth in
SCHEDULE 3.14(A), BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries have good title, and as to owned real property, have good and indefeasible title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of them on the Financial Statements of BBI, the Financial Statements of BBI-Bank, or the Financial Regulatory Reports of BBI and BBI-Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1999), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of BBI, the Financial Statements of BBI-Bank, and the Financial Regulatory Reports of BBI and BBI-Bank or incurred in the ordinary course of business after December 31, 1999, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and
(iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of BBI on a consolidated basis.

            (b) All agreements pursuant to which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which, individually or in the aggregate, would not have a material adverse effect on the Condition of BBI on a consolidated basis.

            (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

      Section 3.15 REAL ESTATE. (a) SCHEDULE 3.15(A) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or in which BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries has any ownership or leasehold interest.

            (b) SCHEDULE 3.15(B) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address, and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is the lessee of any real property and which relates in any manner to the operation of the businesses of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries. All rentals due under such leases have been paid and there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, as appropriate, from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which, individually or in the aggregate, would not have a material adverse effect on the Condition of BBI on a consolidated basis. Except as set forth in SCHEDULE 3.15(B), BBI, BBI- Delaware, BBI-Bank and their respective subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries have the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries and, as of the Effective Time of the Share Exchange, shall have the right to transfer each lease or sublease pursuant to this Agreement.

            (c) None of BBI, BBI-Delaware, BBI Bank or any of their respective subsidiaries has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in SCHEDULES 3.15(A) AND 3.15(B), including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of BBI on a consolidated basis.

            (d) As to each parcel of real property owned or used by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, none of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has received notice of any pending or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

      Section 3.16 ENVIRONMENTAL MATTERS.

            (a) Each of BBI, BBI-Delaware, BBI-Bank, their respective subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a material adverse effect on the Condition of BBI on a consolidated basis.

            (b) There is no litigation pending or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant
(i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of BBI on a consolidated basis.

            (c) There is no litigation pending or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, threatened before any court, governmental agency or board or other forum in which any Participation Facility or Loan Property (or BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries in respect of such Participation Facility or Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Participation Facility or Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a material adverse effect on the Condition of BBI on a consolidated basis.

            (d) To the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, there is no reasonable basis for any litigation of a type described in Sections 3.16(b) or 3.16(c) of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of BBI on a consolidated basis.

            (e) During the period of (i) ownership or operation by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries of a security interest in any Participation Facility or Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of BBI on a consolidated basis.

            (f) Except as described in SCHEDULE 3.16(F), prior to the period of
(i) ownership or operation by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries of any of their respective current properties, (ii) participation by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries in the management of any Participation Facility, or (iii) holding by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries of a security interest in any Participation Facility or Loan Property, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of BBI on a consolidated basis.

            (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Participation Facility or Loan Property" means any property owned by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, or in which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., or any similar federal, state or local law; and "Participation Facility" means any facility in which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries participate in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

      Section 3.17 COMMITMENTS AND CONTRACTS. (a) Except as set forth in
SCHEDULE 3.17(A), none of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder as a result of such termination by BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries);

                  (ii)  Any labor contract or agreement with any labor union;

                  (iii) Any contract covenants which limit the ability of BBI,
            BBI-Delaware, BBI-Bank or any of their respective subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (iv) Any lease (other than real estate leases described on
            SCHEDULE 3.15(B)) or other agreements or contracts with annual payments aggregating $15,000 or more or that contain provisions requiring payment of fees or noncompetition covenants in the event of early termination; or

                  (v) Any other contract or agreement which would be required to be disclosed in reports filed by BBI with the FRB and which has not been so disclosed.

            (b) Except as set forth in SCHEDULE 3.17(B), there is not, under any agreement, lease or contract to which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

      Section 3.18 REGULATORY MATTERS. None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

      Section 3.19 REGISTRATION OBLIGATIONS. None of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is under any obligation, contingent or otherwise, which will survive the Share Exchange to register any of its securities under the Securities Act of 1933 or any state securities laws.

      Section 3.20 STATE TAKEOVER LAWS. To the best knowledge of BBI, this Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

      Section 3.21 INSURANCE. BBI, BBI-Delaware and BBI-Bank are presently insured, and during each of the past three (3) calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of BBI, BBI- Delaware, BBI-Bank and their respective subsidiaries, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in SCHEDULE 3.21.

      Section 3.22 LABOR. (a) No work stoppage involving BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries is pending as of the date hereof or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, threatened. None of BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries is involved in, or, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, threatened with or affected by, any proceeding asserting that BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of BBI on a consolidated basis. No union represents or claims to represent any employees of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, and, to the knowledge of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, no labor union is attempting to organize employees of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries.

            (b) BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries has made available to SouthTrust a true and complete list of all employees of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees. Except as set forth on Schedule 3.22(b), the consummation of the transactions contemplated hereby will not cause SouthTrust or ST-Sub to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on SCHEDULE 3.22(B) hereto, no employee of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries has any contractual right to continued employment by BBI. Except as set forth on SCHEDULE 3.22(B) hereto, there are no employment agreements, contracts, plans, arrangements professional service contracts, commitments or understandings between BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries and any employee not terminable at will.

            (c) BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries are in compliance with all material applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

            (d) Except as set forth on SCHEDULE 3.22(D) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries relating to he alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries.

      Section 3.23 COMPLIANCE WITH LAWS. Each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of BBI on a consolidated basis. Except as disclosed in SCHEDULE 3.23, none of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries:

            (a) Is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of BBI on a consolidated basis; and

            (b) Has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that BBI, BBI-Delaware, BBI-

                  Bank or any of their respective subsidiaries is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a material adverse effect on the Condition of BBI on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a material adverse effect on the Condition of BBI on a consolidated basis, (iii) requiring BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, including, without limitation, any restrictions on the payment of dividends.

      Section 3.24 TRANSACTIONS WITH MANAGEMENT. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of BBI-Bank at the time such deposits were entered into, (b) the agreements listed on SCHEDULES 3.17(A) AND 3.17(B), and (c) the items described on SCHEDULE 3.24, there are no contracts with or commitments to present or former shareholders, directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $25,000 for all such contracts for commitments in the aggregate for all such individuals.

      Section 3.25 DERIVATIVE CONTRACTS. None of BBI, BBI-Delaware nor BBI-Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of BBI and the Financial Statements of BBI-Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in SCHEDULE 3.25.

      Section 3.26 DEPOSITS. To the best of the knowledge of BBI, BBI-Delaware and BBI-Bank, none of the deposits of BBI-Bank is a "brokered" deposit or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of BBI's except as set forth in SCHEDULE 3.26.

      Section 3.27 ACCOUNTING CONTROLS. Each of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of BBI, BBI-

Delaware, BBI-Bank and their respective subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

      Section 3.28 PROXY MATERIALS. None of the information relating to BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries to be included in the proxy statement of BBI relating to the meeting of the shareholders of BBI at which the Share Exchange is to be considered (the "Proxy Statement") will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of such Proxy Statement (other than information supplied by SouthTrust concerning SouthTrust or any of its subsidiaries) shall be and remain with BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries.

      Section 3.29 DEPOSIT INSURANCE. The deposit accounts of BBI-Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); BBI-Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

      Section 3.30 SEC FILINGS. BBI, BBI-Delaware and BBI-Bank have filed all forms, reports and documents required to be filed by BBI, BBI-Delaware, BBI-Bank with the SEC since December 31, 1999, other than registration statements on Form S-4 and S-8 (collectively, the "BBI SEC Reports"). The BBI SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BBI SEC Reports or necessary in order to make the statements in such BBI SEC Reports, in light of the circumstances under which they were made, not misleading.

      Section 3.31 UNTRUE STATEMENTS AND OMISSIONS. No representation or warranty contained in Article III of this Agreement or in the Schedules of BBI contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-SUB


      SouthTrust and ST-Sub hereby represent and warrant to BBI as follows as of the date hereof and also on the Effective Time of the Share Exchange (except as otherwise provided):

      Section 4.1 ORGANIZATION AND RELATED MATTERS OF SOUTHTRUST. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to BBI.

            (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

            (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

      Section 4.2 ORGANIZATION AND RELATED MATTERS OF ST-SUB. (a) ST-Sub is validly existing and in good standing under the laws of the State of Alabama. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to BBI.

            (b) Each of SouthTrust and ST-Sub, as of the Effective Time of the Share Exchange, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

            (c) As of the Effective Time of the Share Exchange, the minute books of SouthTrust and ST-Sub will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of SouthTrust and ST-Sub.

      Section 4.3 CAPITALIZATION. As of June 30, 2000 the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 168,233,823 shares (which includes the rights associated with such shares pursuant to that certain Amended and Restated Rights Agreement dated as of August 1, 2000 between SouthTrust and American Stock Transfer & Trust Company) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding shares of common stock of SouthTrust have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

      Section 4.4 AUTHORIZATION. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Share Exchange, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in SCHEDULE 4.4, and (Y) with respect to (A) and (B) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

      Section 4.5 FINANCIAL STATEMENTS. (a) SouthTrust has made available to BBI copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1998 and 1999, and for the periods ended March 31, 2000 and June 30, 2000, and SouthTrust will make available to BBI, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

            (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

            (c) Since December 31, 1999, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after December 31, 1999 in the ordinary course of business consistent with past practices. Since December 31, 1999, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

      Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999 there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

      Section 4.7 CONSENTS AND APPROVALS. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and BBI; (iii) filing of Articles of Share Exchange with the State of Alabama and Articles of Share Exchange with the State of Texas; and
(iv) as disclosed on SCHEDULE 4.7, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by BBI of this Agreement, and the consummation of the Share Exchange and the other transactions contemplated hereby.

      Section 4.8 PROXY MATERIALS. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of BBI in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of BBI to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

      Section 4.9 NO BROKER'S OR FINDER'S FEES. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

      Section 4.10 UNTRUE STATEMENTS AND OMISSIONS. No representation or warranty contained in Article IV of this Agreement or in the Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 4.11 REGULATORY MATTERS. SouthTrust has no knowledge of any fact or circumstance that would impede or delay timely receipt of the Consents of Regulatory Authorities referred to in this Agreement, including matters related to SouthTrust's compliance with the Community Reinvestment Act.

      Section 4.12 ABILITY TO PAY AGGREGATE CASH CONSIDERATION. SouthTrust will have available to it as of the Effective Time of the Share Exchange sufficient cash to pay the Aggregate Cash Consideration set forth in Section 2.1(b) of this Agreement.


                                   ARTICLE V

                           COVENANTS AND AGREEMENTS


      Section 5.1 CONDUCT OF THE BUSINESS OF BBI. (a) During the period from the date of this Agreement to the Effective Time of the Share Exchange, BBI shall, and shall cause BBI-Bank and each direct or indirect subsidiary to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of BBI or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

            (b) During the period from the date of this Agreement to the Effective Time of the Share Exchange, except as required by law or regulation, BBI shall not, and it shall not permit BBI-Bank or any of their respective subsidiaries, without the prior written consent of SouthTrust, to:

      (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries;

      (ii) change the number of shares of the authorized, issued or outstanding capital stock of BBI, including any issuance, purchase (including any purchase pursuant to a stock repurchase plan), redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of BBI, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of BBI ; PROVIDED, HOWEVER, that BBI shall be permitted to pay its normal and recurring dividend of $0.06 per share per quarter to its shareholders prior to the Effective Time of the Share Exchange;

      (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

      (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000 other than pursuant to binding commitments existing on June 30, 2000 and disclosed in a Schedule delivered pursuant to Article III of this Agreement or in the annexed SCHEDULE 5.1(B)(IV) and other than expenditures necessary to maintain existing assets in good repair;

      (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $15,000;

      (vi) pay any bonuses to any officer or employee except pursuant to the terms of an enforceable written employment agreement or existing written plan set forth on SCHEDULE 3.17(A); enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law or this Agreement; grant any general increase in compensation to its employees as a class or to its officers; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; PROVIDED, HOWEVER, that BBI may pay such year end bonuses and grant salary increases consistent with customary practices as set forth on SCHEDULE 5.1(B)(VI), which bonuses shall not exceed an aggregate amount of $160,000; PROVIDED, FURTHER, HOWEVER, that BBI-Bank may pay bonuses to Mr. Fields in the amount of $65,000 and to Mr. Goehring and Ms. Love each in the amount of$40,000 immediately prior to the Closing; and PROVIDED, FURTHER, that for purposes of calculating year-end bonuses and phantom stock awards for calendar year 2000, the additional net liabilities to be recorded pursuant to Section 5.14 hereof may be disregarded;

      (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing, bankcard functions or check services relating to BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries that involves an aggregate of $25,000.00; or

      (viii)acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of BBI or BBI-Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

      Section 5.2 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time of the Share Exchange or the time of termination or abandonment of this Agreement, BBI will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of BBI. BBI will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting BBI, BBI- Delaware, BBI-Bank or their respective subsidiaries, the institution or the threat of material litigation, claims, threats or causes of action involving BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, and will keep SouthTrust fully informed of such events. BBI will furnish to SouthTrust, promptly after the preparation and/or receipt by BBI thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.4 hereof, as among the Financial Statements of BBI, the Financial Statements of BBI-Bank and the Financial Regulatory Reports of BBI and BBI-Bank.

      Section 5.3 ACCESS TO PROPERTIES; PERSONNEL AND RECORDS. (a) So long as this Agreement shall remain in effect, BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, shall permit SouthTrust or its agents full access, during normal business hours, to the properties of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, correspondence with taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of BBI's, BBI-Delaware's, BBI-Bank's and their respective subsidiaries' accountants. BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; PROVIDED THAT BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by BBI, BBI-Delaware, BBI-Bank or their respective subsidiaries. In addition, during the period from the date of this Agreement to the Effective Time of the Share Exchange, BBI shall permit representatives of SouthTrust and its affiliates to attend each meeting of the Board of Directors of BBI, BBI-Delaware, BBI-Bank and committees thereof, except that such representatives may not attend, unless otherwise permitted by BBI, any portion of any such meeting during which this Agreement and the transactions contemplated hereby are discussed or where litigation involving BBI is being discussed and counsel for BBI has advised BBI that the presence of SouthTrust representatives may jeopardize the attorney/client privilege. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by BBI, BBI-Delaware and BBI-Bank.

            (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Share Exchange contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; PROVIDED THAT the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Furthermore, if the Share Exchange is not consummated as contemplated herein, each party hereto agrees that, for a period of one (1) year from the date the proposed transactions are abandoned, it shall not solicit or induce, or attempt to solicit or induce, any employee of the other party and their respective affiliates to terminate such employment or to become employees of any other person or entity. Each party hereto acknowledges and agrees that a breach of any of its respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

      Section 5.4 APPROVAL OF BBI SHAREHOLDERS. BBI will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of BBI will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, unless otherwise required by their fiduciary duties under applicable law, and BBI will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby. BBI shall provide the Proxy Statement, which shall be prepared at BBI's expense, to SouthTrust and SouthTrust shall have the right to review and comment upon the Proxy Statement prior to its mailing to BBI Shareholders.

      Section 5.5 NO OTHER BIDS. BBI, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries. BBI shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries after the date hereof. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or for the acquisition of a significant equity interest in BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries or for the acquisition of a significant portion of the assets of BBI, BBI-Bank or any of their respective subsidiaries.

      Section 5.6 NOTICE OF DEADLINES. BBI shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries is a party, at least ten (10) days prior to such deadline.

      Section 5.7 TERMINATION OF CERTAIN CONTRACTS. At the reasonable request of SouthTrust delivered in writing, BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries will take such actions as may be necessary to terminate, as of such time as may be reasonably designated by SouthTrust, any contracts with third party vendors or providers designated by SouthTrust and will provide to SouthTrust written notice of any such termination(s), provided that such termination shall take effect on or after the Effective Date of the Share Exchange.

      Section 5.8 EXTENSION OF AGREEMENT WITH FIDELITY DISTRIBUTORS CORPORATION. BBI, BBI-Delaware, BBI-Bank and any of their respective subsidiaries shall take all steps necessary to ensure that the Service Contract with Fidelity Distributors Corporation ("Fidelity") continues in full force and effect beyond the Effective Time of the Share Exchange, including without limitation using their best efforts to obtain from Fidelity, and providing to SouthTrust, a written waiver of the clause in paragraph 7 of the Service Contract providing for automatic termination in the event of assignment.

      Section 5.9 MAINTENANCE OF PROPERTIES. BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

      Section 5.10 ENVIRONMENTAL AUDITS. At the request of SouthTrust, which must be made no later than 15 days after the date of execution of this Agreement, BBI will, at its own expense, with respect to each parcel of real property identified by SouthTrust that BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, as soon as practicable following notice of such election by SouthTrust, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

      Section 5.11 TITLE INSURANCE. At the request of SouthTrust, which must be made no later than 15 days after the date of execution of this Agreement, BBI will, at its own expense, with respect to each parcel of real property identified by SouthTrust that BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries owns, leases or subleases, procure and deliver to SouthTrust, as soon as practicable following notice of such election by SouthTrust, commitments to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to SouthTrust, which commitments shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

      Section 5.12 SURVEYS. At the request of SouthTrust, which must be made no later than 15 days after the date of execution of this Agreement, BBI will, at its own expense, with respect to each parcel of real property identified by SouthTrust, procure and deliver to SouthTrust as soon as practicable following notice of such election by SouthTrust, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Share Exchange.

      Section 5.13 CONSENTS TO ASSIGN AND USE LEASED PREMISES. With respect to the leases disclosed in SCHEDULE 3.15(B), BBI will, or shall cause BBI-Bank and each applicable subsidiary of BBI and BBI-Bank to, obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of BBI, BBI-Delaware, BBI-Bank and their respective subsidiaries to ST- Bank and to permit the use and operation of the leased premises by ST-Bank.

      Section 5.14 CONFORMING ACCOUNTING AND RESERVE POLICIES. At the request of SouthTrust, BBI shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust shall reasonably request to conform BBI-Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank, provided however, that no such adjustment shall constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement. In addition to and not as a limitation of the foregoing, BBI and BBI-Bank shall cause additional net liabilities with respect to certain split-dollar insurance agreements for Mr. Albert D. Fields and Mr. Larry D. Wright, in the amounts and in accordance with the calculations set forth in EXHIBIT 5.14 hereto, to be recorded on the books of BBI-Bank on or before December 31, 2000, provided that insofar as EXHIBIT 5.14 hereto sets forth alternative amounts and calculations, BBI and BBI-Bank shall use the particular amounts and the particular calculations from EXHIBIT 5.14 as shall be designated by SouthTrust on or before December 31, 2000 for the purposes of recording such additional net liabilities. No adjustment shall require any prior filing with or approval from any governmental agency or regulatory authority or violate any law, rule or regulation applicable to BBI.

      Section 5.15 PUBLICITY. Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither SouthTrust, ST-Sub nor BBI shall, or shall permit any of their respective subsidiaries or affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

      Section 5.16 COMPLIANCE MATTERS. Prior to the Effective Time of the Share Exchange, BBI shall take, or cause to be taken, all steps reasonably requested by SouthTrust, upon good faith consideration by SouthTrust of any comments, responses or requests by BBI, BBI-Delaware or BBI-Bank with respect to such matters in question, to cure any deficiencies in regulatory compliance by BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries; PROVIDED THAT neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to BBI.

      Section 5.17 EXEMPTION UNDER ANTI-TAKEOVER STATUTES. Prior to the Effective Time of the Share Exchange, BBI will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

      Section 5.18 BANK MERGER AGREEMENT. Prior to the effective time of the Share Exchange, ST-Bank and BBI-Bank shall have executed and delivered the Bank Merger Agreement substantially in the form annexed hereto as EXHIBIT 5.18; PROVIDED THAT the transaction contemplated by that Bank Merger Agreement shall not be consummated prior to the Effective Time of the Share Exchange. BBI agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of BBI-Bank held by BBI in favor of such Bank Merger Agreement and the transactions contemplated thereby.

      Section 5.19 HOLDING COMPANY MERGER AGREEMENT. Prior to the Effective Time of the Share Exchange, ST-Sub and BBI shall have executed and delivered the Holding Company Merger Agreement, substantially in the form annexed hereto as
EXHIBIT 5.19; PROVIDED THAT the transaction contemplated by that Holding Company Merger Agreement shall not be consummated prior to the Effective Time of the Share Exchange. BBI agrees that it shall take such actions as shall be reasonably required by SouthTrust in order to effect the corporate approval by BBI of such agreement, it being understood that ST-Sub as sole shareholder of BBI shall approve such agreement as sole shareholder of BBI.

      Section 5.20 STATUS OF BBIIA. Except as otherwise requested by SouthTrust or required by law, so long as this Agreement is in effect, neither BBI, BBI-Bank nor BBIIA shall, or shall permit any of their respective officers, directors, employees or affiliates, take any action or omit to take any action the taking or the omission of which would cause or initiate the liquidation or dissolution of BBIIA or the loss of any license held by BBIIA. Upon the written request of SouthTrust, BBI, BBI-Bank and BBIIA and their respective officers, directors, employees and affiliates shall take any and all actions necessary to effect the liquidation and dissolution of BBIIA as of or prior to the Effective Time of the Share Exchange, provided that, at the election of BBI, such liquidation and dissolution may be conditioned upon the Closing pursuant to this Agreement.

      Section 5.21 EXERCISE OF BIA OPTION. So long as this Agreement is in effect, BBI-Bank shall not exercise the BIA Option in whole or in part without the prior written approval of SouthTrust. Upon the written request of SouthTrust, BBI-Bank shall take all actions necessary to exercise in full the BIA Option at or prior to the Effective Time of the Share Exchange, provided that, at the election of BBI-Bank, such exercise may be conditioned upon the Closing pursuant to this Agreement.

                                  ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


      Section 6.1 BEST EFFORTS; COOPERATION. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary

Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

      Section 6.2 REGULATORY MATTERS. (a) Following the execution and delivery of this Agreement, SouthTrust and BBI shall cause to be prepared and filed in a timely manner, but in no event later than fifteen (15) business days after the execution of this Agreement, all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Share Exchange. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of BBI. Each of the parties shall have the right, upon request, to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

            (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

      Section 6.3 OTHER MATTERS. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

            (b) The parties agree that appropriate steps shall be taken to terminate the Bayshore National Bank Employee Savings Plan (the "BBI Savings Plan") as of a date prior to the Effective Time of the Share Exchange, and that SouthTrust shall take appropriate steps to wind up the BBI Savings Plan and distribute the assets of its trust in accordance with the terms of the BBI Savings Plan and applicable law, following receipt of a favorable determination letter from the Internal Revenue Service relating to the termination of the BBI Savings Plan. In addition, the parties agree that appropriate steps shall be taken to terminate all employee benefit plans of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries other than the BBI Savings Plan immediately prior to, at or as soon as administratively feasible following the Effective Time provided that the conditions of this Subsection (b) and of paragraphs
(i)-(iii) below are then met and provided further that all employees of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries who were participating immediately prior to the Share Exchange in employee benefit plans of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries (other than the BBI Savings Plan) for which SouthTrust maintains a corresponding plan shall commence participation in SouthTrust's corresponding plan upon the later of the

Effective Time of the Share Exchange or the date of termination of coverage under the employee benefit plans of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries without any gap or interruption in coverage (including any gap affecting any BBI employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to Section 6.3(c) hereof and except as otherwise specifically provided below, SouthTrust agrees that the officers and employees of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries who SouthTrust or its subsidiaries employ shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                  (i) with respect to each SouthTrust group health plan (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the group medical insurance plan of BBI, BBI- Delaware, BBI-Bank or any of their respective subsidiaries during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                  (ii) credit for each such employee's past service with BBI,
            BBI-Delaware, BBI-Bank or any of their respective subsidiaries prior to the Effective Time of the Share Exchange ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                        (A) determining vacation, sick leave and other leave
                  benefits and accruals, in accordance with the established policies of SouthTrust;

                        (B) establishing eligibility for participation in and
                  vesting under SouthTrust's welfare and fringe benefit plans, and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; and

                        (C) determining severance benefits payable upon
                  termination of employment due to lack of work, reduction in force, elimination of position, or departmental reorganization in accordance with the established policies of SouthTrust; PROVIDED, HOWEVER, that employees of BBI, BBI- Delaware or BBI-Bank who are terminated by SouthTrust within 12 months of the Effective Time of the Share Exchange shall be entitled to receive severance benefits equal to the greater of such benefits under SouthTrust's policies, or such severance benefits as they would have been entitled to under the severance plans of BBI, BBI-Delaware or BBI-Bank.

            (c) From and after the Applicable Date (as hereinafter defined) and subject to applicable law, SouthTrust shall recognize the service of all employees of BBI, BBI-Delaware, BBI-Bank or any of their respective subsidiaries for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the SouthTrust Corporation Employees' Cash Profit Sharing Plan (the "ST Cash PS Plan"), and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") as follows:

                  (i) for purposes of vesting and eligibility under the
            SouthTrust 401(k) Plan, the SouthTrust Employee Stock Ownership Plan, the ST Cash PS Plan, the ST Retirement Plan and the SouthTrust Discount Stock Payroll Purchase Plan, all Past Service Credit shall be credited as if such service had been performed for SouthTrust and all service performed for SouthTrust from and after the Effective Time of the Share Exchange shall be credited; and

                  (ii) for purposes of benefit accrual under the ST Retirement
            Plan, all service performed for SouthTrust from and after the Applicable Date shall be credited.

 The "Applicable Date" with respect to a plan is as specified below:

                   PLAN                             APPLICABLE DATE

            SouthTrust 401(k) Plan              The Eligibility Plan Entry Date
                                                as defined in such plan

            SouthTrust Employee Stock
            Ownership Plan                      January 1, 2002

            ST Cash PS Plan                     January 1, 2002

            ST  Retirement Plan                 January 1, 2002

            ST Discount Stock Payroll
            Purchase Plan                       January 1, 2002

            (d) Within 15 days after the execution of this Agreement and prior to the Effective Time of the Share Exchange, BBI shall initiate a delinquent filing under the United States Department of Labor Delinquent Filer Voluntary Compliance Program ("DFVC") for all delinquent Internal Revenue Service ("IRS") Form 5500 filings in connection with the Bayshore National Bank Cafeteria Plan. In conjunction with the DFVC filing, BBI shall also request, in writing, that the IRS waive any and all penalties associated with the above-described delinquent filings. Further, until the Effective Time of the Share Exchange, BBI agrees to pay all costs and expenses associated with the DFVC filing and IRS request, including, but not limited to, attorneys' fees, accountants' fees, actuarial fees, excise taxes, penalties and user fees associated with the DFVC filing and IRS request. It is specifically provided, however, that failure to obtain such a waiver from the IRS shall not delay or otherwise be a condition to consummation of the Share Exchange.

      Section 6.4 INDEMNIFICATION. (a) For a period of four years after the Effective Time of the Share Exchange, SouthTrust shall indemnify, defend and hold harmless each person entitled to indemnification from BBI, BBI-Delaware, BBI-Bank against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time of the Share Exchange (including, without limitation, the transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in the respective Articles of Incorporation and Bylaws of BBI, BBI-Delaware and BBI-Bank and the respective laws of the state of incorporation of BBI, BBI-Delaware and BBI-Bank, in each case as in effect on the date hereof.

            (b) For all liabilities arising out of actions or omissions occurring after the Effective Time of the Share Exchange, directors, officers and employees of BBI, BBI-Delaware or BBI-Bank who become directors, officers or employees of SouthTrust or its subsidiaries, except for the indemnification rights provided for in Section 6.4(a) above, shall have indemnification rights having prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate or Certificate or Articles of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

            (c) SouthTrust shall use its reasonable efforts (and BBI shall cooperate prior to the Effective Time of the Share Exchange in these efforts) to maintain in effect for a period of four (4) years after the Effective Time of the Share Exchange the existing directors' and officers' liability insurance policy of BBI and its subsidiaries (provided that SouthTrust may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of BBI given prior to the Effective Time of the Share Exchange) with respect to claims arising from facts or events which occurred prior to the Effective Time of the Share Exchange and covering persons who are currently covered by such insurance.

      Section 6.5 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time of the Share Exchange or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with BBI and to report with respect to the general status and the ongoing operations of SouthTrust.

      Section 6.6 INCLUSION OF BBI. SouthTrust and ST-Sub agree that neither of them will agree to any provision in a merger, consolidation, business combination, stock purchase, asset purchase or similar acquisition agreement that would impede the ability of BBI and SouthTrust to consummate the transactions set forth in this Agreement.


                                  ARTICLE VII

                         MUTUAL CONDITIONS TO CLOSING


      The obligations of SouthTrust and ST-Sub, on the one hand, and BBI, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

      Section 7.1 SHAREHOLDER APPROVAL. The Share Exchange shall have been approved by the requisite vote of the shareholders of BBI and the sole shareholder of ST-Sub.

      Section 7.2 REGULATORY APPROVALS. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Share Exchange set forth in such Consents shall have been satisfied.

      Section 7.3 LITIGATION. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of either SouthTrust or BBI, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or BBI, as the case may be.


                                 ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

      The obligations of SouthTrust and ST-Sub to consummate the Share Exchange are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

      Section 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of BBI set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Share Exchange (as though made on and as of the Effective Time of the Share Exchange except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

      Section 8.2 PERFORMANCE OF OBLIGATIONS. BBI shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Share Exchange.

      Section 8.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. BBI shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of BBI under Article III of this Agreement.

      Section 8.4 ABSENCE OF ADVERSE FACTS. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of BBI on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would be materially adverse to the interests of SouthTrust on a consolidated basis or (c) would render the Share Exchange or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

      Section 8.5 OPINION OF COUNSEL. SouthTrust shall have received an opinion of counsel from Bracewell & Patterson, LLP or other counsel to BBI acceptable to SouthTrust in substantially the form set forth in EXHIBIT 8.5 hereof.

      Section 8.6 CONSENTS UNDER AGREEMENTS. BBI shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by ST-Sub or ST-Bank to any obligation, right or interest of BBI or BBI-Bank under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on BBI or BBI-Bank or upon the consummation of the transactions contemplated by this Agreement.

      Section 8.7 MATERIAL CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Share Exchange by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of BBI or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of BBI or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances.

      Section 8.8 MATTERS RELATING TO EMPLOYMENT AGREEMENTS. All employment agreements between BBI, BBI-Bank or any of their respective subsidiaries and any executive or employee thereof, with the exception of the Employment Agreement with Larry D. Wright dated September 28, 1999, shall be amended and superseded in their entirety as of the Effective Time of the Share Exchange pursuant to replacement employment agreements substantially in the form annexed hereto as
Exhibit 8.8, which are satisfactory to SouthTrust and such employees, and such replacement employment agreements shall have been executed and delivered.

      Section 8.9 ACKNOWLEDGMENT OF OPTION CANCELLATION. Each BBI Option shall be canceled and terminated as of the Effective Time of the Share Exchange and each holder of BBI Options outstanding immediately prior to the Effective Time of the Share Exchange shall have executed and delivered to SouthTrust such instruments as SouthTrust, with the advice of counsel, may deem necessary to effectuate the cancellation and termination of such BBI Options and the release of any rights under the BBI Options and the BBI Stock Option Plans.

      Section 8.10 RESIGNATION OF OFFICERS AND DIRECTORS. SouthTrust or ST-Sub shall have received the resignation of all officers and directors of BBI who are not designated by SouthTrust to act as officers or directors of SouthTrust or its subsidiaries.

      Section 8.11 OUTSTANDING SHARES OF BBI. The total number of BBI Common Shares outstanding as of the Effective Time of the Share Exchange and the total number of BBI Common Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any BBI Common Shares that are outstanding as of the Effective Time of the Share Exchange, including any securities or rights convertible into or exchangeable for BBI Common Shares, shall not exceed 2,165,960 shares in the aggregate.

      Section 8.12 CERTIFICATION OF CLAIMS. BBI shall have delivered a certificate to SouthTrust that BBI is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of BBI.

      Section 8.13 TERMINATION OF AGREEMENT WITH PINNACLE CONSULTING. BBI and BBI-Bank shall have terminated the agreement between BBI-Bank and Pinnacle Consulting in a manner acceptable to SouthTrust and ST-Sub, and SouthTrust and ST-Sub shall be satisfied that neither

SouthTrust, ST-Sub nor ST-Bank shall have any further liability to Pinnacle Consulting under such contract other than any unpaid termination penalty as set forth in such contract.

      Section 8.14 SPLIT DOLLAR ACCRUAL. BBI and BBI-Bank shall have caused additional net liabilities with respect to certain split-dollar insurance agreements for Mr. Albert D. Fields and Mr. Larry D. Wright, in the amounts and in accordance with the calculations set forth in EXHIBIT 5.14 hereto, to have been recorded on the books of BBI-Bank on or before December 31, 2000, pursuant to Section 5.14 hereof.


                                  ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF BBI


      The obligation of BBI to consummate the Share Exchange as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

      Section 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SouthTrust and ST-Sub contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct in all material respects as of the date of the Agreement and as of the Effective Time of the Share Exchange (as though made on and as of the Effective Time of the Share Exchange).

      Section 9.2 PERFORMANCE OF OBLIGATIONS. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Share Exchange.

      Section 9.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. SouthTrust and ST- Sub shall have delivered to BBI a certificate dated as of the Effective Time of the Share Exchange as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement.

      Section 9.4 ABSENCE OF ADVERSE FACTS. There shall have been no determination by BBI that any fact, event or condition exists or has occurred that, in the judgment of BBI, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Share Exchange or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

      Section 9.5 CONSENTS UNDER AGREEMENTS. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of BBI, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

      Section 9.6 OPINION OF COUNSEL. BBI shall have received the opinion of Bradley Arant Rose & White LLP counsel to SouthTrust, dated the Effective Time of the Share Exchange, to the effect set forth in EXHIBIT 9.6 hereof.

      Section 9.7 OPINION OF FINANCIAL ADVISOR. BBI shall have received on or before the date on which BBI's proxy statement is mailed to its shareholders the written opinion of Hoefer & Arnett Incorporated to the effect that the Aggregate Cash Consideration payable to BBI's shareholders pursuant to the Share Exchange is fair from a financial point of view to the shareholders of BBI, and such opinion shall not have been withdrawn or amended prior to the Effective Time of the Share Exchange.


                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


      Section 10.1 TERMINATION. This Agreement may be terminated and the Share Exchange abandoned at any time prior to the Effective Time of the Share
Exchange:

            (a)   by the mutual consent in writing of SouthTrust and BBI; or

            (b) by SouthTrust or BBI if the Share Exchange shall not have occurred on or prior to March 31, 2001, provided that the failure to consummate the Share Exchange on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

            (c) by SouthTrust (provided that SouthTrust is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions set forth in Article VII and VIII cannot be satisfied or fulfilled and by BBI (provided that BBI is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions set forth in Article VII and IX cannot be satisfied or fulfilled;

            (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) upon the expiration of 20 days from the date on which SouthTrust gave written notice to BBI that BBI is at material variance with any warranty or representation of BBI, BBI-Bank or any of their respective subsidiaries set forth in the Agreement or is in material breach of any covenant or agreement of BBI, BBI-Bank or any of their respective subsidiaries contained in the Agreement, such item has not been fully and completely corrected by BBI, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of BBI on a consolidated basis or upon the consummation of the transactions contemplated by the Agreement, (C) pertains to BBI, BBI-Bank or any of their respective subsidiaries and would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) renders the Share Exchange or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement; or

            (e) by BBI if (i) BBI shall have determined that any fact, event or condition exists that, in the judgment of BBI, (A) upon the expiration of 20 days from the date on which BBI gave written notice to SouthTrust that SouthTrust is at material variance with any warranty or representation of SouthTrust or ST-Sub set forth in the Agreement or is in material breach of any covenant or agreement of SouthTrust or ST-Sub contained in the Agreement, such item has not been fully and completely corrected by SouthTrust, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement,
(ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or (iii) BBI shall have determined that any fact, event or condition exists that, in the judgment of BBI, would render the Share Exchange and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

      Section 10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein; provided, however that in the event of termination pursuant to
Section 10.1(a), or termination by SouthTrust pursuant to Section 10.1(b), or by BBI pursuant to Section 10.1(e), SouthTrust shall reimburse BBI or BBI-Bank for the expenses incurred by BBI or BBI-Bank in connection with procuring the environmental assessments and surveys provided for in Sections 5.10, 5.11 and 5.12, but only those expenses that were approved in advance by SouthTrust.

      Section 10.3 AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub and BBI.

      Section 10.4 WAIVERS. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Share Exchange, SouthTrust and ST-Sub, on the one hand, and BBI, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

      Section 10.5 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub or BBI pursuant hereto shall survive the Effective Time of the Share Exchange, provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, BBI or BBI-Bank (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub, BBI or BBI-Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and BBI or BBI-Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, BBI or BBI-Bank and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                  ARTICLE XI

                                 MISCELLANEOUS


      Section 11.1 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and BBI with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 11.2 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

            If to BBI:

                  Bay Bancshares, Inc.
                  1001 Highway 146 South
                  La Porte, Texas 77571
                  Attention: L. D. Wright
                  Fax: (281) 228-5757

            with a copy to:

                  Bracewell & Patterson, LLP
                  711 Louisiana
                  Suite 2900
                  Houston, Texas 77002
                  Attention: William T. Luedke IV
                  Fax: (713) 222-3256

            If to ST-Sub or SouthTrust, then to:

                  SouthTrust Corporation
                  420 North 20th Street
                  Birmingham, Alabama 35203
                  Attention:  Alton E. Yother
                  Fax (205) 254-6695
            with a copy to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama 35203
                  Attention:  Paul S. Ware, Esq.
                  Fax (205) 521-8800

            All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third
(3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

      Section 11.3 SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Share Exchange may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

      Section 11.4 COSTS AND EXPENSES. Expenses incurred by BBI on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

      Section 11.5 CAPTIONS. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

      Section 11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

      Section 11.7 GOVERNING LAW; ARBITRATION. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Texas (without respect to its conflicts of laws principles). ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by BBI, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 ET SEQ. The place of arbitration shall be Birmingham, Alabama.

      Section 11.8 PERSONS BOUND; NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust).

      Section 11.9 EXHIBITS AND SCHEDULES. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

      Section 11.10 WAIVER. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

      Section 11.11 CONSTRUCTION OF TERMS. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]

                                               BAY BANCSHARES, INC.


                                    By: /S/ ALBERT D. FIELDS
ATTEST                              Its: Treasurer



/s/ KIM E. LOVE
Its Secretary



[CORPORATE SEAL]

                                            SOUTHTRUST OF ALABAMA, INC.


                                    By: /S/ JOHN D. BUCHANAN
ATTEST:                             Its: Vice President



/s/   ALTON E. YOTHER
      Alton E. Yother
      Its Secretary


[CORPORATE SEAL]
                                              SOUTHTRUST CORPORATION


                                    By: /S/ JOHN D. BUCHANAN
ATTEST:                             Its: Senior Vice President



/s/   ALTON E. YOTHER
      Alton E. Yother
      Its Secretary

                    AGREEMENT AND PLAN OF SHARE EXCHANGE OF

                          SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                             BAY BANCSHARES, INC.



                               LIST OF SCHEDULES


Schedule 2.2(a)       BBI Stock Option Agreements
Schedule 2.2(b)       BBI Phantom Stock Plans
Schedule 3.1(f)       Subsidiaries
Schedule 3.5          Evidences of Indebtedness
Schedule 3.6          Loans and Related Matters
Schedule 3.7          Violations
Schedule 3.8          Consents and Approvals
Schedule 3.9          Broker's Fees
Schedule 3.10         Absence of Certain Changes or Events
Schedule 3.11         Legal Proceedings
Schedule 3.12         Taxes and Tax Returns
Schedule 3.13(a)      Employee Benefit Plans
Schedule 3.13(g)      Material Payments to Officers, Directors or Employees
Schedule 3.13(m)      Post Retirement Benefits
Schedule 3.13(l)      Assets Held in Rabbi Trust
Schedule 3.14(a)      Title and Related Matters
Schedule 3.15(a)      Real Estate
Schedule 3.15(b)      Leases or Subleases
Schedule 3.16(f)      Release of Hazardous Materials
Schedule 3.17(a)      Commitments & Contracts
Schedule 3.17(b)      Lease, Agreement or Contract Defaults
Schedule 3.21         Policies of Insurance
Schedule 3.22(b)      Employee Listing
Schedule 3.22(d)      Labor Relations
Schedule 3.23         Compliance with Laws
Schedule 3.24         Transactions with Management
Schedule 3.25         Derivative Contracts
Schedule 3.26         Deposits
Schedule 4.4          Authorization
Schedule 4.7          Consents and Approvals
Schedule 5.1(b)(iv)   Capital Expenditures
Schedule 5.1(b)(vi)   Payments to Employees

                                    AMENDMENT
                                     TO THE
                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                                       OF
                           SOUTHTRUST OF ALABAMA, INC.
                                       AND
                              BAY BANCSHARES, INC.
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION


            This Amendment (the "Amendment") to the Agreement and Plan of Share Exchange, dated as of December 11, 2000 (the "Agreement"), by and between SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and Bay Bancshares, Inc., a Texas corporation and a registered bank holding company ("BBI"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is made as of the 22nd day of February, 2001.

            WHEREAS, effective December 11, 2000, BBI, ST-Sub and SouthTrust executed the Agreement, pursuant to which ST-Sub will acquire all of the issued and outstanding capital stock of BBI (the "Share Exchange") in exchange for the consideration to be paid pursuant to the Share Exchange in accordance with the terms of the Agreement;

            WHEREAS, BBI and L.D. Wright ("Wright") have proposed certain changes by BBI to certain executive compensation plans and arrangements between Wright and BBI prior to the consummation of the Share Exchange, and SouthTrust has consented to such proposed changes, on certain conditions;

            WHEREAS, Wright has forfeited 66,630 shares of BBI Phantom Stock held by him in consideration of the establishment by BBI of a split dollar insurance arrangement for his benefit pursuant to that certain Split-Dollar Agreement by and among Wright, BBI and the Trustee of the Larry D. Wright Irrevocable Life Insurance Trust U/A, dated as of February __, 2001 (the "Split Dollar Agreement"), and various other agreements and instruments to effect the transactions contemplated by the Split Dollar Agreement;


            WHEREAS, BBI, ST-Sub and SouthTrust wish to amend the Agreement, as set forth herein to reflect the effect of the aforementioned arrangements regarding Wright's BBI Phantom Stock upon the transactions contemplated by the Agreement and to correct references to the number of BBI Options and shares of BBI Phantom Stock;

            NOW THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Article II of the Agreement is hereby amended as follows:

            a. By deleting the number "$56,200,000" from the second sentence of
Section 2.1(b) and inserting the number "$54,439,636" in its stead.

            b. By deleting that portion of Section 2.1(c) that follows the phrase "would be equal to:" at the end of the second paragraph, and by inserting in its place the following:

      "$54,439,636 (TOTAL CASH CONSIDERATION) + $1,037,650(AGGREGATE OPTION EXERCISE PRICE)
       ------------------------------------------------------------------------------------
      1,973,025 (BBI Common Shares) +79,010 (BBI Options) + 48,144 (BBI Phantom Stock)

                                   = $26.42

            "Accordingly, assuming no changes to any of the components of the illustration set forth above, a holder of one BBI Common Share would have the right to receive $26.42 per share, as would a holder of one share of BBI Phantom Stock, and a holder of one BBI Option with an exercise price of $10.00 per share would be entitled to receive $16.42 per share as set forth in Section 2.2(a) hereof."

      2. Section 3.2(a) of the Agreement is hereby amended as follows:

            a. By deleting the number "78,010" from the last sentence thereof and inserting the number "79,010" in its stead.

            b. By deleting the number "114,595" from the last sentence thereof and inserting the number "78,574" in its place.

      3. Section 8.11 of the Agreement is hereby amended by deleting the number "2,165,960" and inserting the number "2,100,179" in its stead.

      4. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

      5. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

             [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.


[CORPORATE SEAL]
                                               BAY BANCSHARES, INC.


                                    By: /S/ ALBERT D. FIELDS
ATTEST                              Its: Treasurer


/S/ KIM LOVE
 Its Secretary


[CORPORATE SEAL]

                                            SOUTHTRUST OF ALABAMA, INC.


                                    By: /S/ PAUL GOURLEY, JR.
ATTEST                              Its: Senior Vice President



/S/ WILLIAM PRATER
    William Prater
    Its Assistant Secretary


[CORPORATE SEAL]
                                              SOUTHTRUST CORPORATION


                                    By: /S/ PAUL GOURLEY, JR.
ATTEST                              Its: Senior Vice President



/S/ WILLIAM PRATER
    William Prater
    Its Assistant Secretary

                     AGREEMENT AND PLAN OF SHARE EXCHANGE OF

                           SOUTHTRUST OF ALABAMA, INC.

                                      WITH

                              BAY BANCSHARES, INC.
                              --------------------

                                LIST OF EXHIBITS
                              --------------------

Exhibit 1.3         Form of Stock Option Agreement
Exhibit 2.2(c)      Form of Option Acknowledgment
Exhibit 5.14 Calculations of Additional Net Liabilities for Certain Split-Dollar Insurance Agreements
Exhibit 5.18        Bank Merger Agreement
Exhibit 5.19        Holding Company Merger Agreement
Exhibit 8.5 Matters as to which Bracewell & Patterson, LLP, Counsel to the Company, will opine
Exhibit 8.8         Employment Agreements
Exhibit 9.6 Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust and ST-Sub, will opine

                                                                     EXHIBIT 1.3

                            STOCK OPTION AGREEMENT

            This STOCK OPTION AGREEMENT, dated as of December 11, 2000 (the "Agreement"), is by and between Bay Bancshares, Inc., a Texas corporation and a registered bank holding company ("Issuer"), and SouthTrust Corporation, a Delaware corporation ("Grantee").

            WHEREAS, Issuer and SouthTrust of Alabama, Inc., an Alabama corporation and a wholly-owned subsidiary of Grantee ("ST-Sub"), have entered into an Agreement and Plan of Share Exchange dated as of December 11, 2000 and joined in by Grantee (the "Share Exchange Agreement"), providing for, among other things, the acquisition by ST-Sub of all of the issued and outstanding capital stock of Issuer, and contemplating the merger of Bayshore National Bank, a national banking association wholly owned by a subsidiary of Issuer, with and into SouthTrust Bank, an Alabama banking corporation wholly owned by ST-Sub, with SouthTrust Bank as the surviving corporation; and

            WHEREAS, as a condition and inducement to Grantee's execution of the Share Exchange Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Share Exchange Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

      1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Share Exchange Agreement.

      2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 392,384 shares (the "Option Shares") of Common Stock of Issuer, par value $0.01 per share ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $26.01; PROVIDED, HOWEVER, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

      3. EXERCISE OF OPTION.

      (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Share Exchange Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); PROVIDED THAT the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Share Exchange, (B) the termination of the Share Exchange Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Share Exchange Agreement by Grantee pursuant to Section 10.1(c) or (d) of the Share Exchange Agreement (an "Issuer Default Termination")); (C) the close of business on the 365th day after the occurrence of an Issuer Default Termination; and

(D) the close of business on the 365th day after termination of the Share Exchange Agreement (other than an Issuer Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); PROVIDED that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any required Consent of any Regulatory Authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

      (b) As used herein, a "Purchase Event" means any of the following events:

            (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into a agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its significant subsidiaries; or

            (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more (or, if such person or group is the beneficial owner of 20% or more on the date hereof, such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its significant subsidiaries.

      (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

            (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

            (ii) the holders of Issuer Common Stock shall not have approved the Share Exchange Agreement at the meeting of such shareholders held for the purpose of voting on the Share Exchange Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Share Exchange Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Share Exchange Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under Texas banking or corporate law or any other applicable law seeking, including, without limitation, the BHCA, approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

      (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall co-operate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

      4. PAYMENT AND DELIVERY OF CERTIFICATES.

      (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

      (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

      (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER __, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

      (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

      (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to Consent of any Regulatory Authority is necessary before the Option may be exercised, co-operating fully with Grantee in preparing any required application or notice and providing such information to such Regulatory Authority as such Regulatory Authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

      5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

      (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

      (b) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer, but subject to the voting restrictions contained in the Articles of Incorporation of Issuer.

      (c) NO VIOLATION. Except as disclosed pursuant to the Share Exchange Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Certificate or Articles of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have a material adverse effect on the Condition of Issuer on a consolidated basis.

      6. REPRESENTATIONS AND WARRANTS OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

      (a) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

      (b) PURCHASE NOT FOR DISTRIBUTION. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

      7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

      (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

      (b) In the event that, prior to the Termination Date, Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below),
(y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

      (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

      (e) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

            (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

            (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

            (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

      (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

      (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

      (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

      8. REPURCHASE AT THE OPTION OF GRANTEE.

      (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

            (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

      (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; PROVIDED, HOWEVER, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

      Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

      (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

      (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

      9. REGISTRATION RIGHTS.

      (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act (or similar document under analogous bank securities regulations) if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

      (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

      (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, PROVIDED, HOWEVER, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

            (i) prior to the earliest of (a) termination of the Share Exchange Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

            (ii) on more than two occasions;

            (iii) more than once during any calendar year; and

            (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

      In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

      (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

      (e) INDEMNIFICATION. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

      Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

      If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; PROVIDED, HOWEVER, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

      In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

      (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option

Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

      (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

      10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any national securities exchange or any other automated quotations system maintained by a self-regulatory organization, Issuer, upon request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any national securities exchange or any other automated quotations system maintained by a self- regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

      11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      12. MISCELLANEOUS.

      (a) EXPENSES. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Share Exchange Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

      (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to any applicable conflicts of law rules.

      (e) DESCRIPTIVE HEADING. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

                  If to Issuer to:  Bay Bancshares, Inc.
                                    1001 Highway 146 South
                                    La Porte, Texas 77571
                                    Attention: L.D. Wright

                  with a copy to:   Bracewell & Patterson LLP
                                    711 Louisiana Street, Suite 2900
                                    Houston, Texas 77002-2781
                                    Telecopy Number:(713) 222-3256
                                    Attention: William T. Luedke IV, Esq.

                  If to Grantee to: SouthTrust Corporation
                                    420 North 20th Street
                                    Birmingham, Alabama  35203
                                    Telecopy Number: (205) 254-6695
                                    Attention: Alton E. Yother
                                    Senior Vice President
                  with a copy to:   Bradley Arant Rose & White LLP
                                    2001 Park Place, Suite 1400
                                    Birmingham, Alabama 35203
                                    Telecopy Number: (205) 251-8800
                                    Attention: Paul S. Ware, Esq.

      (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

      (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

      (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

            IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          BAY BANCSHARES, INC.

                                          By: /S/ ALBERT D. FIELDS
                                          Name:   Albert D. Fields
                                          Its:    Treasurer


ATTEST:
By: /S/ KIM E. LOVE
Name:   Kim E. Love
Its:    Secretary



[CORPORATE SEAL]


                                                 SOUTHTRUST CORPORATION

                                          By: /S/ JOHN D. BUCHANAN
                                          Name:   John D. Buchanan
                                          Its:    Senior Vice President

ATTEST:
By: /S/ ALTON S. YOTHER
Name:   Alton S. Yother
Its:    Secretary



[CORPORATE SEAL]

                                EXHIBIT 2.2(C)


                                ACKNOWLEDGMENT
                               (Stock Options)



      The undersigned, __________________, being the holder of options (the "BBI Options") to purchase an aggregate of ______ shares of common stock of Bay Bancshares, Inc., a Texas corporation ("BBI"), does hereby acknowledge and agree that, pursuant to Section 2.2 of the Agreement and Plan of Share Exchange dated as of December ___, 2000, by and between BBI, SouthTrust of Alabama, Inc., an Alabama corporation, and joined in by SouthTrust Corporation, a Delaware corporation, such Target Options have been canceled and converted into the right to receive the difference between (i) [the Per Share Amount calculated pursuant to Section 2.1(c) of the Share Exchange Agreement] and (ii) $______, the per share exercise price with respect to the BBI Options held by the undersigned, for each share of BBI common stock subject to such BBI Options, representing an aggregate payment of $___________ (the "Aggregate Payment"). The Aggregate Payment has been reduced by $__________, which represents the amount required to be withheld, under applicable law, for purposes of income and payroll taxes, for a net payment of $________, receipt of which is hereby acknowledged. Furthermore, the undersigned hereby acknowledges that the undersigned has no further right to purchase shares of stock of BBI or of SouthTrust Corporation.

      Dated as of this ____ day of________, 2001.




                                        ________________________________________
                                                    [Option Holder]

                                ACKNOWLEDGMENT
                               (Phantom Stock)



      The undersigned, __________________, being the holder of ______ shares of phantom stock ("BBI Phantom Stock") of Bay Bancshares, Inc., a Texas corporation ("BBI"), does hereby acknowledge and agree that, pursuant to Section 2.2 of the Agreement and Plan of Share Exchange dated as of December ___, 2000, by and between BBI, SouthTrust of Alabama, Inc., an Alabama corporation, and joined in by SouthTrust Corporation, a Delaware corporation, such shares of Phantom Stock have been canceled and converted into the right to receive [the Per Share Amount calculated pursuant to Section 2.1(c) of the Share Exchange Agreement] for each share of BBI common stock subject to such BBI Options, representing an aggregate payment of $___________ (the "Aggregate Payment"). The Aggregate Payment has been reduced by $__________, which represents the amount required to be withheld, under applicable law, for purposes of income and payroll taxes, for a net payment of $________, receipt of which is hereby acknowledged. Furthermore, the undersigned hereby acknowledges that the undersigned has no further right to purchase shares of stock of BBI or of SouthTrust Corporation.

            Dated as of this ____ day of________, 2001.



                                        ________________________________________
                                                    [Phantom Stock Holder]

                                 EXHIBIT 5.14


                      ADJUSTMENTS REQUIRED WITH RESPECT
                         TO NON-QUALIFIED RETIREMENT
                            ARRANGEMENTS COVERING
                     LARRY D. WRIGHT AND ALBERT D. FIELDS


1.    Asset currently on books should be reduced from $202,500 to $191,008.

            Portion attributable to Wright - $128,971
            Potion attributable to Fields  - $ 62,037

2. Add liability to books for base retirement benefit due to Wright and Fields as follows:

            Wright - $128,971
            Fields - $ 62,037

3. Add liability to books for Corporate Tax adjustment benefit (according to amendment dated August 24, 1999 as follows:

            Wright -  $34,392
            Fields -  $16,543


Making total liabilities either:

Wright -    $163,363
Fields -    $ 78,580

Sub Total   $241,943
Plus asset
write down  $ 11,492

Total       $253,435

                                 EXHIBIT 5.18

                    SUBSIDIARY AGREEMENT AND PLAN OF MERGER
                                    (BANKS)


      THIS SUBSIDIARY AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of this ____ day of December, 2000 between BAYSHORE NATIONAL BANK, a national banking association (the "BBI-Bank") and a wholly-owned subsidiary of BAY BANCSHARES OF DELAWARE, INC., a Delaware corporation ("BBI-Delaware"), which is in turn a wholly-owned subsidiary of BAY BANCSHARES, INC., a Texas corporation ("BBI"), and SOUTHTRUST BANK, an Alabama state banking corporation ("ST-Bank") and a wholly-owned subsidiary of SOUTHTRUST OF ALABAMA, INC., an Alabama corporation ("ST-Sub"), which is in turn a wholly-owned subsidiary of SOUTHTRUST CORPORATION, a Delaware corporation ("SouthTrust").

                             W I T N E S S E T H:

      WHEREAS, the Boards of Directors of ST-Sub, SouthTrust and BBI have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the transactions set forth in the Agreement and Plan of Share Exchange dated as of December 11, 2000, among ST-Sub and BBI, and joined in by SouthTrust (the "Share Exchange Agreement"), pursuant to which all of the issued and outstanding capital stock of BBI will be acquired by ST-Sub in a share exchange (the "Share Exchange");

      WHEREAS, the Boards of Directors of BBI-Bank and ST-Bank have approved, and deem it advisable to consummate, the transactions provided for herein pursuant to which BBI-Bank will merge with and into ST-Bank, subject to and as soon as practicable following the consummation of the Share Exchange; and

      WHEREAS, the parties to this Agreement contemplate that the transactions set forth herein shall qualify pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization pursuant to Section 368 of the Code.

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Share Exchange Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGER

      1.1 MERGER. (a) Subject to the provisions hereof, BBI-Bank shall be merged with and into ST-Bank (the "Merger") under the charter of ST-Bank, and ST-Bank shall be the surviving bank (sometimes hereinafter referred to as the "Surviving Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the surviving bank shall be

SouthTrust Bank, and the business of the Surviving Bank shall be that of an Alabama state banking corporation. This business shall be conducted by the Surviving Bank at its main office, which shall be located in Birmingham, Alabama and at its legally established branches.

            (b) The Merger shall occur immediately following the consummation of the Share Exchange (the "Effective Time of the Merger"), or at such other date and time as ST-Bank and BBI-Bank may mutually designate; provided, however, that the Merger shall not occur and shall not be effective unless and until approved by the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

      1.2 EFFECT OF MERGER. At the Effective Time of the Merger, BBI-Bank shall be merged with and into ST-Bank and the separate existence of BBI-Bank shall cease. All of the shares of capital stock of BBI-Bank issued and outstanding as of the Effective Time of the Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of ST-Bank outstanding immediately prior to consummation of the Merger shall constitute the only outstanding shares of capital stock of the Surviving Bank following consummation of the Merger.

      1.3 CONVEYANCE. All assets of BBI-Bank and ST-Bank as they exist at the Effective Time of the Merger shall pass to, and vest in, the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all the liabilities of every kind and description of each of ST-Bank and BBI-Bank existing as of the Effective Time of the Merger, including the liabilities arising from the operation of a trust department, and including the liabilities arising from the liquidation account of BBI-Bank.

      1.4 BOARD OF DIRECTORS AND OFFICERS; ARTICLES OF INCORPORATION; BYLAWS. The present Board of Directors and Officers of ST-Bank shall continue to serve as the Board of Directors and Officers of the Surviving Bank until the next annual meeting or until such time as their successors have been elected and have qualified. Effective as of the time this Merger shall become effective, the Articles of Incorporation and the Bylaws of the Surviving Bank shall be the Articles of Incorporation and Bylaws of ST-Bank as in effect immediately prior to the Merger.

      1.5 SAVINGS ACCOUNTS. From and after the Effective Time of the Merger, savings accounts of the Surviving Bank shall be issued in a manner consistent with the issuance of savings accounts by ST-Bank prior to the Effective Time of the Merger.

                                  ARTICLE II
                                CAPITALIZATION

      2.1 CAPITALIZATION OF BBI-BANK AND ST-BANK. As of September 30, 2000, BBI-Bank had a total capital of $28,519,930, divided into 284,186 shares of common stock, each of $5.00 par value, surplus of $19,869,000, undivided profits, including capital reserves, of $8,588,000, and unrealized gains on securities available for sale of $(1,358,000). As of September 30, 2000, ST-Bank had total capital of $3,423,232,600, divided into 1,020,000 shares of common stock, each of $8.83 par value, surplus of $1,760,878,000, undivided profits, including capital reserves, of $1,740,119,000, and unrealized gains on securities available for sale of $(86,771,000).

      2.2 CAPITALIZATION OF SURVIVING BANK. The amount of capital stock of the Surviving Bank shall be $9,006,600, divided into 1,020,000 shares of Common Stock, each of $8.83 par value.


                                  ARTICLE III
                                   COVENANTS

      3.1 COVENANTS OF BBI-BANK AND ST-BANK. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, each of the parties hereto agrees to observe and perform all agreements and covenants in the Share Exchange Agreement that pertain or are applicable to BBI-Bank and ST-Bank, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Share Exchange Agreement.


                                  ARTICLE IV
                             CONDITIONS PRECEDENT

      4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

            (a) EFFECTIVE TIME OF THE SHARE EXCHANGE. The Effective Time of the Share Exchange (as defined in the Share Exchange Agreement) shall have occurred.

            (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal as of the Effective Time of the Merger.

            (c) SHAREHOLDER APPROVAL. The sole shareholder of ST-Bank and the sole shareholder of BBI-Bank each shall have voted affirmatively to approve the Merger by not less than a majority of the outstanding voting stock of ST-Bank and BBI-Bank, respectively.

            (d) OTHER APPROVALS. All requisite regulatory approvals relating to the Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

      5.1 TERMINATION. This Agreement shall be terminated immediately and without any action on the part of BBI-Bank or ST-Bank upon any termination of the Share Exchange Agreement.

      5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of BBI-Bank or ST-Bank or their respective officers or directors.

      5.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                  ARTICLE VI
                              GENERAL PROVISIONS

      6.1 NONSURVIVAL OF AGREEMENTS. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger.

      6.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to BBI-Bank or ST-Bank, respectively, at the addresses for notices to BBI or SouthTrust, respectively, as set forth in the Share Exchange Agreement, with copies to the persons referred to therein.

      6.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      6.4 COUNTERPARTS. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      6.5 ENTIRE AGREEMENT. Except as otherwise set forth in the Share Exchange Agreement, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be subject to the terms and conditions of the Share Exchange Agreement.

      6.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

            IN WITNESS WHEREOF, the signatures and seals of BBI-Bank and ST-Bank this ____ day of December, 2000, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.



                                              BAYSHORE NATIONAL BANK



                                    By: ______________________________________
                                                 Albert D. Fields
                                                  Its President

Attest:


__________________________________

___________________________
Cashier

[Seal of BBI-Bank]


                                                  SOUTHTRUST BANK



                                    By: ______________________________________
                                                  Gary E. Kennedy
                                                Its Vice President

Attest:



__________________________________
William L. Prater
Assistant Secretary

[Seal of ST-Bank]

                                 EXHIBIT 5.19

                         AGREEMENT AND PLAN OF MERGER
                              (HOLDING COMPANIES)


            AGREEMENT AND PLAN OF MERGER (Holding Companies) (the "Agreement") dated as of the ___ day of _________, 2001 between SOUTHTRUST OF ALABAMA, INC. ("ST-Sub"), an Alabama corporation and wholly-owned subsidiary of SOUTHTRUST CORPORATION, a Delaware corporation ("SouthTrust"), BAY BANCSHARES, INC., a Texas corporation ("BBI"), and BAY BANCSHARES OF DELAWARE, INC., a Delaware corporation and a wholly-owned subsidiary of BBI ("BBI- Delaware").

                             W I T N E S S E T H:

            WHEREAS, ST-Sub, SouthTrust, and BBI have previously entered into that certain Agreement and Plan of Share Exchange dated as of November ____, 2000 (the "Share Exchange Agreement"), upon the effectiveness of which all issued and outstanding shares of capital stock of BBI immediately, by operation of law and without any further conveyance or transfer, shall become the property of ST-Sub and upon the effectiveness of which the business conducted by BBI, subject to the actions of the Board of Directors and officers of BBI, shall be conducted by BBI as a wholly owned subsidiary of ST-Sub (the "Share Exchange"); and

            WHEREAS, the Boards of Directors of ST-Sub, BBI and BBI-Delaware have approved, and deem it advisable to consummate, the transactions provided for herein pursuant to which BBI and BBI-Delaware will merge with and into ST-Sub, subject to and immediately following the consummation of the Share Exchange.

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Share Exchange Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

            1.1 MERGER. (a) Subject to the provisions hereof, BBI and BBI-Delaware shall be merged with and into ST-Sub (the "Merger") under the articles of incorporation of ST-Sub, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the Surviving Corporation shall be "SouthTrust of Alabama, Inc.," and the business of the Surviving Corporation shall be that of a bank holding company.

                  (b) The Merger shall become effective upon satisfaction of the conditions precedent set forth in Section 3.1 and upon effectiveness of the Articles of Share Exchange between BBI and ST-Sub (the "Effective Time of the Merger").

            1.2 EFFECT OF MERGER. At the Effective Time of the Merger, BBI and BBI- Delaware shall be merged with and into ST-Sub, and the separate existence of both BBI and BBI-Delaware shall cease. All of the shares of capital stock of BBI and BBI-Delaware issued and outstanding as of the Effective Time of the Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of ST-Sub outstanding immediately prior to consummation of the Merger shall constitute the only outstanding shares of capital stock of the Surviving Corporation following consummation of the Merger.

            1.3 CONVEYANCE. All assets of BBI and BBI-Delaware as they exist at the Effective Time of the Merger shall pass to and vest in the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be responsible for all the liabilities of every kind and description of BBI and BBI-Delaware existing as of the Effective Time of the Merger.

            1.4 BOARD OF DIRECTORS AND OFFICERS; ARTICLES OF INCORPORATION; BYLAWS. The Board of Directors and Officers of ST-Sub immediately prior to the Effective Time of the Merger shall continue to serve as the Board of Directors and Officers of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and have qualified. At the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of ST-Sub as in effect immediately prior to the Effective Time of the Merger.


                                  ARTICLE II
                                   COVENANTS

            2.1 COVENANTS OF ST-SUB, BBI AND BBI-DELAWARE. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, each of the parties hereto agrees to observe and perform all agreements and covenants in the Share Exchange Agreement that pertain or are applicable to ST-Sub, BBI and BBI-Delaware, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Share Exchange Agreement.

                                  ARTICLE III
                             CONDITIONS PRECEDENT

            3.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

                  (a) EFFECTIVE TIME OF THE SHARE EXCHANGE. The Effective Time of the Share Exchange (as defined in the Share Exchange Agreement) shall have occurred.

                  (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation, or order enacted, enforced, or deemed applicable to the Merger, which makes the consummation of the Merger illegal as of the Effective Time of the Merger.

                  (c) SHAREHOLDER APPROVAL. The shareholders of BBI, the sole shareholder of BBI-Delaware, and the sole shareholder of ST-Sub each shall have voted affirmatively to approve the Merger.

                  (d) OTHER APPROVALS. All requisite regulatory approvals relating to the Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

                                  ARTICLE IV
                           TERMINATION AND AMENDMENT

            4.1 TERMINATION. This Agreement shall be terminated immediately and without any action on the part of ST-Sub, BBI or BBI-Delaware upon any termination of the Share Exchange Agreement.

            4.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 4.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ST-Sub, BBI or BBI-Delaware or their respective officers or directors.

            4.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE V
                              GENERAL PROVISIONS

            5.1 NONSURVIVAL OF AGREEMENTS. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger.

            5.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to ST-Sub, BBI or BBI- Delaware, respectively, at the addresses for notices to SouthTrust or BBI, respectively, as set forth in the Share Exchange Agreement, with copies to the persons referred to therein.

            5.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            5.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.5 ENTIRE AGREEMENT. Except as otherwise set forth in the Share Exchange Agreement, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be subject to the terms and conditions of the Share Exchange Agreement.

            5.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

            5.7 PAYMENT OF FEES AND FRANCHISE TAXES BY ST-SUB TO THE STATE OF TEXAS. As provided in Article 5.04(C) of the Texas Business Corporation Act, ST-Sub shall be responsible for the payment of fees and franchise taxes required by law to be paid by BBI, and ST-Sub shall be obligated to pay such fees and franchise taxes if the same are not timely paid.


           [The remainder of this page is left blank intentionally.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto on the date first above written.

                                            SOUTHTRUST OF ALABAMA, INC.


                                            By ________________________
                                                 _________________
                                                 Its _____________
ATTEST:

   By ________________________
        _________________
        Its _____________

(Seal of ST-Sub)
                                               BAY BANCSHARES, INC.


                                            By ________________________
                                                 _________________
                                                 Its _____________
ATTEST:

   By ________________________
        _________________
        Its _____________

(Seal of BBI)
                                         BAY BANCSHARES OF DELAWARE, INC.



                                            By ________________________
                                                 _________________
                                                 Its _____________


ATTEST:

   By ________________________
        _________________
        Its _____________

(Seal of BBI-Delaware)

                                 EXHIBIT 8.5



                            _________________, 2001



SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203

Ladies and Gentlemen:

            We have acted as counsel to Bay Bancshares, Inc., a Texas corporation and a registered bank holding company ("BBI"), Bay Bancshares of Delaware, Inc., a Delaware corporation ("BBI-Delaware"), BayBanc Independent Insurance Agency ("BBIIA") and Bayshore National Bank, a national banking association ("BBI-Bank"), in connection with the execution and delivery of that certain Agreement and Plan of Share Exchange, dated November ____, 2000, (the "Agreement") by and between BBI and SouthTrust of Alabama, Inc., an Alabama corporation, and joined in by SouthTrust Corporation, a Delaware corporation, and the consummation of the transactions contemplated thereby. This opinion is being delivered to you pursuant to Section 8.5 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            In connection with the opinions expressed herein, we have examined originals, or copies certified to our satisfaction, of the Agreement and such documents and certificates and other statements of public officials and officers and other representatives of BBI, BBI-Delaware, BBIIA and BBI-Bank as we have deemed relevant and necessary as a basis for such opinions. In so acting, we have examined, and relied upon the accuracy of, original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements, and records as we have deemed necessary herein. In such examination, we have assumed the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, the conformity with the originals and the completeness, of all documents submitted to us as copies, and, as to factual matters, the veracity of statements, both written and oral, made by officers of BBI, BBI- Delaware, BBIIA and BBI-Bank. We have also assumed that each of the parties to the Agreement, other than BBI, BBI-Delaware, BBIIA and BBI-Bank, has the power and authority to execute, deliver, and perform all agreements executed by each of them, that each of them has executed and delivered the Agreement and that the Agreement is the valid and binding obligation of each party thereto other than BBI, BBI-Delaware, BBIIA and BBI-Bank. We have relied as to factual matters upon certificates, facsimile transmissions, telegrams, and other written or telephone statements of public officials and of officers and other representatives of BBI, BBI-Delaware, BBIIA and BBI-Bank, and have assumed that the facts and circumstances contained in such certificates, facsimile transmissions, telegrams, and other statements have not changed since the date thereof.

SouthTrust Corporation
_______________, 2001
Page 2
______________________


            Based on the foregoing, and subject to the qualifications set forth at the end of this opinion, it is our opinion that:

            1. BBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, BBI-Delaware is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, BBIIA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, Bayshore Insurance Agency, Inc. ("BIA") is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and BBI-Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. BBI, BBI- Delaware, BBIIA, BIA and BBI-Bank have the corporate power and the authority to own or lease all of their properties and assets and to carry on their business as now conducted, and are licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by each or the character or location of the property and assets owned or leased by each makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have an adverse effect on the condition of BBI, BBI-Delaware, BBIIA, BIA or BBI-Bank. BBI is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

            2. BBI, BBI-Delaware, BBIIA, BIA and BBI-Bank have in effect all federal, state, local, and foreign governmental, regulatory, and other authorizations, permits, and licenses necessary for them to own or lease their properties and assets and to carry on their business as now conducted, the absence of which, either individually or in the aggregate, would have an adverse effect on the condition of BBI, BBI-Delaware, BBIIA, BIA or BBI-Bank.

            3. The Agreement, the Holding Company Merger Agreement and the Subsidiary Banks Merger Agreement each have been duly and validly authorized by all necessary corporate action on the part of BBI, BBI-Delaware and BBI-Bank, have been duly and validly executed and delivered by each of BBI, BBI-Delaware and BBI-Bank, are valid and binding obligations of each of BBI, BBI-Delaware and BBI-Bank and are enforceable against each of BBI, BBI-Delaware and BBI-Bank in accordance with their respective terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            4. (a) The authorized capital stock of BBI consists of (i) 10,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are issued and outstanding, and (ii) 50,000,000 shares of common stock, par value $1.00 per share, of which 2,093,109 shares as of the date hereof are issued, 1,971,783 shares of which are outstanding and 121,326 of which are held in the treasury of BBI (the "BBI Common Shares"). All of the issued and outstanding BBI Common Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or

SouthTrust Corporation
_______________, 2001
Page 3
______________________


other rights or instruments to purchase or acquire any shares of capital stock of BBI, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI, except for options to purchase________ BBI Common Shares and _______ shares of BBI Phantom Stock.

            (b) The authorized capital stock of BBI-Delaware consists of 3,000 shares of common stock, par value $0.01 per share, 1,000 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBI-Delaware) (the "BBI-Delaware Shares"). All of the issued and outstanding BBI-Delaware Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of BBI-Delaware, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI-Delaware.

            (c) The authorized capital stock of BBI-Bank consists of 1,420,930 shares of common stock, par value $5.00 per share, 284,186 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBI-Bank) (the "BBI-Bank Shares"). All of the issued and outstanding BBI-Bank Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BBI-Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of BBI-Bank.

            (d) The authorized capital stock of BBIIA consists of 100,000 shares of common stock, par value $10.00 per share,_______ shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of BBIIA) (the "BBIIA Shares"). All of the issued and outstanding BBIIA Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BBIIA, or any securities or rights convertible into or exchangeable for shares of capital stock of BBIIA.

            (e) The authorized capital stock of BIA consists of 1,000 shares of common stock, par value $__ per share, ____ shares of which as of the date hereof are issued and outstanding and ____ shares of which as of the date hereof are held in the treasury of BIA (the "BIA Shares"). All of the issued and outstanding BIA Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable [and are owned beneficially and of record by BBI-Bank]. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of BIA, or any securities or rights convertible into or exchangeable for shares of capital stock of BIA.

            5. Neither the execution and delivery of the Agreement by BBI, BBI-Delaware, BBIIA or BBI-Bank shareholders nor the consummation of the transactions contemplated thereby

SouthTrust Corporation
_______________, 2001
Page 4
______________________


will (a) violate any provision of the Articles of Incorporation or Bylaws of BBI, the Certificate of Incorporation or Bylaws of BBI-Delaware, the Articles of Incorporation or Bylaws of BBIIA, or the Articles of Association or Bylaws of BBI-Bank, or (b) assuming that the Consents referred to in the Agreement are duly obtained, (i) violate any statute, code, ordinance, rule, or regulation or, to our knowledge, any judgment, order, writ, decree, or injunction applicable to BBI, BBI-Delaware, BBIIA or BBI-Bank or any of their respective properties or assets, except for any such violation, either individually or in the aggregate as would not have an adverse effect on the condition of BBI, BBI-Delaware, BBIIA or BBI-Bank, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge, or other encumbrance upon any of the properties or assets of BBI, BBI-Delaware, BBIIA or BBI-Bank under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement, or other instrument or obligation to which BBI, BBI-Delaware, BBIIA or BBI-Bank is a party, or by which BBI, BBI-Delaware, BBIIA or BBI-Bank or their properties or assets may be bound or affected, except for any such violation, either individually or in the aggregate, as would not have an adverse effect on the condition of BBI, BBI-Delaware, BBIIA or BBI-Bank.

            6. Each of the Employment and Non-Competition Agreements executed and delivered pursuant to Section 8.8 of the Agreement is enforceable, as applicable, with respect to Messrs. Wright, Fields and Goehring and Ms. Love, in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of a specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            7. The proxy material of BBI, which was mailed to the shareholders of BBI in connection with the special meeting of the shareholders of BBI held on _________________, 2001 to consider the Agreement, complied as to form in all material respects with applicable law. No facts have come to our attention which cause us to believe that the information contained in the proxy material of BBI, relating to and supplied by BBI, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no other event, occurrence or state of facts thereafter involving BBI has come to our attention which should have been disclosed in such proxy material.

            The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the United States of America, and no opinion is expressed herein with respect to the laws of any other jurisdiction, and further, to the extent that the laws of any other jurisdiction may govern the Agreement, we have assumed, without independent investigation, that such laws are identical in all respects to the laws of the State of Texas. We express no opinion as to the enforceability of any choice of law provision in any agreement or

SouthTrust Corporation
_______________, 2001
Page 5
______________________

document, and our opinions herein, insofar as they relate to enforceability, are subject to the consequence of the failure of any party to qualify to do business as a foreign corporation or to comply with other registration or licensing laws applicable to a foreign corporation to the extent that the same may be required under any applicable law.

            The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any party other than SouthTrust Corporation, SouthTrust of Alabama, Inc., or SouthTrust Bank, quoted in whole or in part or otherwise referred to, nor may it be filed with any person, except as required by applicable law in order for SouthTrust Corporation, SouthTrust of Alabama, Inc., or SouthTrust Bank to enjoy the benefits of their reliance hereon, without our prior written consent in each instance.


                                    Yours very truly,

                                   EXHIBIT 8.8

                             EMPLOYMENT AGREEMENTS

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

            THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this
"Agreement"), made and entered into this ____ day of December, 2000, between SouthTrust Bank, an Alabama banking corporation ("ST-Bank"), and Albert D. Fields (the "Executive").

                                   RECITALS

            WHEREAS, SouthTrust of Alabama, Inc. ("ST-Sub"), an Alabama corporation and the parent corporation of ST-Bank, has executed an Agreement and Plan of Share Exchange (the "Share Exchange Agreement"), by and between ST-Sub and Bay Bancshares, Inc., a Texas corporation (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), pursuant to which all of the issued and outstanding shares of capital stock of the Company will be acquired by ST-Sub (the "Share Exchange"), after which the Company and its wholly-owned subsidiary, Bay Bancshares of Delaware, Inc. ("BBI-Delaware") will be merged with and into ST-Sub, after which the wholly-owned subsidiary of BBI-Delaware, Bayshore National Bank, a national banking corporation ("BBI-Bank"), will be merged with and into ST-Bank;

            WHEREAS, Executive is currently employed by the Company, BBI-Bank and their respective subsidiaries as President, pursuant to that certain Agreement dated as of September 28, 1999, a copy of which is attached hereto as EXHIBIT A (the "BBI-Bank Employment Agreement");

            WHEREAS, pursuant to Section 8.8 of the Share Exchange Agreement, following the Effective Time of the Share Exchange, ST-Bank desires to retain the services of the Executive and the Executive desires to be employed by ST-Bank for the term of this Agreement and upon the terms and conditions hereinafter described;

            WHEREAS, it is a condition precedent to the Share Exchange that the Executive execute this Agreement; and

            WHEREAS, provided the Share Exchange is consummated as intended, the parties intend and desire that this Agreement supersede and replace in all respects the BBI-Bank Employment Agreement and any and all other employment agreements, arrangements or incentives between Executive and the Company, BBI-Bank or any of their respective subsidiaries.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the parties agree as follows:


SECTION 1:  EMPLOYMENT OF EXECUTIVE; DUTIES AND RESPONSIBILITIES

      1.1 EMPLOYMENT OF EXECUTIVE. ST-Bank shall employ the Executive, and the Executive shall provide services to ST-Bank subject to the terms and conditions of this Agreement.

      1.2 TERM OF EMPLOYMENT OF EXECUTIVE. The employment of the Executive by ST-Bank pursuant to this Agreement shall be for the period commencing on the Closing Date and ending on

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
the second anniversary thereof unless sooner terminated pursuant to the provisions of Section 3 hereof (the "Employment Period").

      1.3 OFFICES AND POSITIONS OF EXECUTIVE. During the Employment Period, except as otherwise mutually agreed by ST-Bank and the Executive and subject to
Section 3 hereof, the Executive shall serve as Area Executive, Senior Vice President.

      1.4 DUTIES AND RESPONSIBILITIES. During the Employment Period, the Executive shall perform such duties and responsibilities as the management of ST-Bank shall assign to the Executive from time to time, which shall be within Harris County, Texas and be substantially similar duties and responsibilities as those regularly and customarily performed by an Area Executive, Senior Vice President of a multi-branch bank in a market of the size and demographics of La Porte, Texas, or such other duties or locations as may be mutually agreed upon by ST-Bank and the Executive. The parties agree that the duties and responsibilities regularly and customarily performed by an Area Executive, Senior Vice President include, without limitation, the duties and responsibilities listed in the job description attached hereto as EXHIBIT B. The Executive agrees to devote such of his time and energy to the business of ST-Bank as is needed and shall perform his duties in a trustworthy and business-like manner, all for the purposes of advancing the interests of ST-Bank. The Executive shall report to the Chief Executive Officer of the Houston Market, who is currently Roland Williams.


SECTION 2:  COMPENSATION; REIMBURSEMENT; AND BENEFITS

      2.1 BASE SALARY. During the Employment Period, ST-Bank shall pay to the Executive an aggregate annual base salary (the "Base Salary") at a rate of $132,000 per annum. The Base Salary shall be subject to review in accordance with the existing procedures of ST-Bank.

      2.2 PAYMENT OF BASE SALARY. ST-Bank shall pay the Base Salary due the Executive in accordance with the policy of ST-Bank as in effect from time to time for the payment of salaries.

      2.3 CHANGE-IN-CONTROL PAYMENTS. Subject to the terms and conditions herein, ST-Bank shall also pay to the Executive:

            (a) On the Closing Date, the amount of $80,000 in a single lump sum; PROVIDED, HOWEVER, that in the event that any portion of the amount to be paid pursuant to this Section 2.3(a), if paid on the Closing Date, would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments to be made on the Closing Date under this Section 2.3(a) shall be reduced until no portion of such payment is nondeductible as a result of 280G of the Code, and the balance of the amount due under this Section 2.3(a) shall be paid to Executive on the first anniversary of the Closing Date, whether or not Executive is employed hereunder at that time (the determination as to whether any portion of the amount to be paid pursuant to this Section 2.3(a) will be nondeductible by reason of the provisions of Section 280G of the Code shall be made prior to the Closing Date by tax counsel selected by SouthTrust's independent auditors and acceptable to the Executive); and

            (b) Subject to the provisions of Section 3.2 of this Agreement, on the first anniversary of the Closing Date or on such earlier date as provided by
Section 3.2(b), the amount of $80,000 in a single lump sum (the "Second Change-In-Control Payment").

      2.4 OTHER BENEFITS. The Executive shall be entitled to participate on the same basis as other similarly situated personnel of SouthTrust and its affiliates in all incentive and benefit programs made available by SouthTrust and its affiliates to such employees, including the certain stock option plans of SouthTrust that are administered by the Human Resources Committee of the Board of Directors of SouthTrust and in which similarly situated executive personnel of SouthTrust and its affiliates participate. The Executive shall be given credit for his service with the Company and its subsidiaries prior to the consummation of the Share Exchange, in accordance with, and for the purposes provided in, Section 6.3(b)(ii) of the Share Exchange Agreement. Additionally, if Executive is employed with ST-Bank as of December 31, 2001, then Executive shall be entitled to a bonus in an amount not less than 12.5% of Base Salary payable under the 2001 Area Executive Incentive Plan as and when normal incentives are paid by ST-Bank in the first quarter of 2002.

      2.5 BUSINESS EXPENSES. ST-Bank shall reimburse the Executive for all reasonable expenses incurred by him in accordance with the standard policies and procedures of ST-Bank in the course of rendering his services pursuant to this Agreement; PROVIDED, HOWEVER, that the Executive shall promptly submit such reasonable documentation as may be requested by ST-Bank to verify such expenditures.

      2.6 VACATION. The Executive shall be entitled to four (4) weeks paid vacation per year. The vacation to which the Executive is entitled, pursuant to this Section 2.6, shall be available under the same terms and conditions (including, without limitation, the ability of the Executive to accrue and carry over earned or unused vacation time from year to year) as are applicable to similarly situated executive personnel of SouthTrust and its affiliates. The Executive shall take into consideration the needs of ST-Bank in setting his vacation schedule.

      2.7 AUTOMOBILE; CLUB MEMBERSHIP. It is anticipated that prior to the completion of the Share Exchange, BBI-Bank and the Executive will have transferred to the Executive the vehicle heretofore provided by BBI-Bank to the Executive, in which case, ST-Bank agrees to reimburse the Executive for business use of his vehicle on a per business use mile basis, in accordance with the mileage allowance designated by ST-Bank as being a reasonable reimbursement amount for business use of a vehicle. In the event BBI-Bank and the Executive have not transferred to the Executive the vehicle heretofore provided by BBI-Bank to the Executive and such vehicle continues to be owned by BBI-Bank, then during the Employment Period, ST-Bank shall continue to furnish the Executive with the automobile used by the Executive at the date of this Agreement (such automobile, together with any replacement vehicle provided to the Executive in accordance with the policies and procedures of ST-Bank in place at the time of such replacement, the "Automobile"), subject to the policies and procedures of SouthTrust and its affiliates with respect to the personal use of such Automobile. At any time during the Employment Period, the Executive may elect to purchase the Automobile for an amount to be agreed upon by ST-Bank and the Executive, which amount shall be approximately equal to the clean wholesale price of the Automobile minus $500. During the Employment Period, ST-Bank shall continue to provide a country club membership to the Executive.

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
SECTION 3:  TERMINATION OF EMPLOYMENT

      3.1 TERMINATION OF EMPLOYMENT PERIOD. The Employment Period may be terminated in the following manner:

            (a) TERMINATION ON DEATH OR DISABILITY. The Employment Period shall automatically terminate upon the death or Disability of the Executive. The term "Disability" shall mean the Executive's physical or mental incapacity, as certified by a physician, that renders him incapable of performing the essential functions of the duties required of him by this Agreement for ninety (90) or more consecutive days, even with reasonable accommodation. It is agreed and understood by the parties hereto that in the event of the termination of the Employment Period due to the Executive's death or Disability, then any unpaid Change of Control Payment set forth in Section 2.3(b) shall immediately be paid to the Executive, in the event of his Disability, or to his spouse, in the event of his death. In the event of termination of the Employment Period due to the Executive's Disability, any further payments to the Executive would be determined by, and paid in accordance with, SouthTrust's income continuation days policy and the insured SouthTrust Corporation Long Term Disability Plan, in accordance with and on the same basis as other similarly situated personnel of SouthTrust and its affiliates.

            (b) TERMINATION UPON NOTICE. The Employment Period may be terminated by the Executive, other than for Good Reason as defined in Section 3.1(d) of the Agreement, at any time upon thirty (30) days' written notice to ST-Bank. The Employment Period may be terminated by ST-Bank for any reason other than for "Cause" (as defined in Section 3.1(c) of this Agreement), upon thirty (30) days' written notice to the Executive.

            (c) TERMINATION FOR CAUSE. The Employment Period may be terminated by ST-Bank for "Cause" at any time during the Employment Period upon fifteen
(15) days' written notice to the Executive, which notice shall state the facts constituting such "Cause". For the purposes of this Section 3.1(c), the term "Cause" shall mean (i) intentional misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of Executive's obligations contained herein, including, without limitation, acts competitive with the business of ST-Bank; (ii) any intentional misstatement or omission to the directors or executive officers of ST-Bank with respect to any matter; (iii) the intentional failure of the Executive to follow the reasonable instructions and policies of ST-Bank; (iv) the Executive's commission, conviction, admission or confession of any felony; (v) a material violation by the Executive of applicable state and federal banking regulations, rules, or statutes; or (vi) engaging in conduct which has a material adverse effect on ST-Bank's customers, employees or vendors, provided, however, that activities which are included among the Executive's regular duties and responsibilities which are conducted in accordance with all applicable policies and procedures of ST-Bank shall not be deemed to have a material adverse effect on ST-Bank's customers, employees or vendors for purposes of this provision. ST-Bank shall have the power to temporarily suspend Executive, with pay, from duty if there is substantial evidence of probable Cause until Cause is either proved or disproved; if disproved, full reinstatement will immediately be effected.

            (d) TERMINATION FOR GOOD REASON. The Employment Period may be terminated by the Executive for "Good Reason," as hereinafter defined, at any time during the Employment Period upon thirty (30) days' written notice to the Bank, which notice shall state the facts

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
constituting such "Good Reason." For the purpose of this Section 3.1(d), the term "Good Reason" shall mean (i) a reduction in the level of benefits to be provided to the Executive by SouthTrust pursuant to this Agreement as in existence on the day immediately following the Closing Date, as such levels are described in Section 2 of this Agreement; (ii) a permanent assignment of the Executive to a place of employment outside Harris County, Texas (provided, however, that a temporary assignment of Executive to any county contiguous to Harris County for no more than 30 days will not constitute "Good Reason"); and
(iii) the assignment to the Executive of any duties inconsistent with his position(s), duties, and responsibilities with ST-Bank on the date immediately following the Effective Time of the Share Exchange.

      3.2   CONSEQUENCES OF TERMINATION.

            (a) FOR CAUSE; FOR OTHER THAN GOOD REASON. In the event Executive's employment is terminated (i) by ST-Bank for Cause under Section 3.1(c) hereof, or (ii) by the Executive under 3.1(b) hereof, ST-Bank shall be under no further obligation to make payments or provide benefits to the Executive, except for Base Salary earned but unpaid at the time of such termination, payment for accrued vacation, reimbursable expenses incurred by but not yet reimbursed to the Executive at the time of such termination, any earned but unpaid incentive awards due to the Executive, and group health coverage that is required to be continued by applicable law. If Executive's employment is terminated by ST-Bank for Cause under Section 3.1(c) hereof or by Executive under 3.1(b) hereof before the first anniversary of the Closing Date, then Executive shall not be entitled to receive, and ST-Bank shall not be required to pay, the Second Change-In-Control Payment.

            (b) OTHER THAN FOR CAUSE; FOR GOOD REASON. In the event the Executive's employment is terminated by ST-Bank other than for Cause under
Section 3.1(b) hereof, or by Executive for Good Reason under Section 3.1(d) hereof, ST-Bank shall pay to the Executive an amount equal to the product of $132,000 (Executive's then present salary) multiplied by a fraction, the denominator of which is 365 and the numerator of which is the lesser of 365 or the number of days remaining in the Employment Period under this Agreement, assuming that no termination of employment had occurred, which such amount shall be paid semi-monthly, beginning on the next normal semi-monthly payroll of ST-Bank following the date the Executive's employment is terminated under this Agreement and continuing through the Noncompetition Period under this Agreement, regardless of the death or Disability of Executive subsequent to such termination. Additionally, if such termination occurs before or on the first anniversary of the Closing Date, ST-Bank shall pay to the Executive, in addition to the above amount, the Second Change-in-Control Payment as set forth in Section 2.3(b) upon such termination.

            (c) OBLIGATION OF ST-BANK TO MAKE THE PAYMENTS UNDER SECTION 3.2(B) OF THIS AGREEMENT. Compliance by the Executive with Section 4 of this Agreement is a condition precedent to ST-Bank's obligation to make, or to continue to make, the payments referred to in Section 3.2(b) of this Agreement.

            (d) LIMITATION. In the event that any payment or benefit otherwise to be provided to the Executive hereunder would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments or benefits hereunder shall be reduced until no portion of such payment or benefit is nondeductible as a result of Section

280G of the Code. The determination as to whether any payment or benefit hereunder will be nondeductible by reason of the provisions of Section 280G of the Code shall be made prior to the Closing Date by tax counsel selected by SouthTrust's independent auditors and acceptable to the Executive.

            (e) EMPLOYEE BENEFITS. Following termination or expiration of this Agreement, whether terminated pursuant to the terms of the Agreement or due to the expiration of the term of the Agreement, Executive shall not be entitled to receive, and ST-Bank shall not be required to provide, any employee benefits other than (i) payments made pursuant to Section 3.2(b) and (ii) group health coverage that is required to be continued by applicable law. Notwithstanding the foregoing, if the term of this Agreement expires and the Executive remains in the employ of ST-Bank without a modification or extension of this Agreement, then Executive shall continue to participate in all employee benefits and incentive programs in which similarly situated executives of ST-Bank participate.


SECTION 4:  NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY PROVISIONS

      4.1 NONCOMPETITION AND NONSOLICITATION. (a) For purposes of this Agreement, the phrase "Noncompetition Period" shall mean the period commencing on the date of the Executive's termination and continuing to the first anniversary of such termination, provided, however, that in the event that Executive's employment is terminated by ST-Bank other than for cause under
Section 3.1(b) hereof, on or after the first day of the thirteenth month of the Employment Period (the "Midpoint of the Employment Period"), the Noncompetition Period shall be decreased by one day for each day that Executive remains employed with ST-Bank past the Midpoint of the Employment Period. In the event the Executive's employment is terminated pursuant to Section 3.1 of this Agreement (other than termination by Death), the Executive, for the Non-Competition Period, will not, without the prior written approval of the Board of Directors of ST-Bank, directly or indirectly (i) engage in any business directly competitive with the business of ST-Bank or its affiliates, generally and as successor to the business of BBI-Bank, within a 25 mile radius of BBI-Bank's current main banking house and any branch; (ii) solicit or induce, or attempt to solicit or induce, any employee of ST-Bank or its affiliates or Company or its affiliates to terminate such employment or to become employees of any other person or entity; (iii) solicit or induce, or attempt to solicit or induce, any customer, supplier, contractual party of Company or ST-Bank and their respective affiliates or any other person with whom either of them has business relations to refrain from or cease doing business with, seek advice and/or services and products from, or otherwise discontinue all or any portion of their relationship with SouthTrust and its affiliates; (iv) usurp a business opportunity that came to the attention of Executive through his employment with the Company, the Bank or ST-Bank which Executive had not previously offered in writing to ST-Bank or its affiliates and which had not been rejected in writing; or (v) disparage ST-Bank, its affiliates or any of their respective shareholders, directors, officers, or employees. Without limiting the foregoing, nothing herein shall operate to restrict or prohibit the Executive from owning four percent (4%) or less of the outstanding equity interests in any financial service institution whose stock or securities are traded on a nationally recognized securities market or exchange.

            (b) The Executive agrees that each of the covenants set forth above in Section 4.1(a) of this Agreement are reasonable with respect to duration, geographical area and scope.

            (c) In the event of a breach by the Executive of any covenant set forth in Section 4.1(a) of this Agreement, the term of such covenant shall be extended by the period of the duration of such breach.

            (d) As additional consideration for the covenants contained in
Section 4.1(a), in the event of Executive's termination by SouthTrust other than for Cause or by Executive for Good Reason, Executive shall be paid in accordance with Section 3.2(b).

      4.2 CONFIDENTIALITY. (a) The Executive hereby acknowledges that during the Employment Period he will have contacts with and develop and serve the customers of ST-Bank and that in all of his activities, and through the nature of complying with his obligations pursuant to this Agreement, he will have access to and will acquire confidential information relating to the business, assets, operations, customers, suppliers, contractual parties and other persons with whom ST-Bank, SouthTrust and their respective affiliates do business. The Executive hereby acknowledges and confirms that such information constitutes the exclusive property of ST-Bank, SouthTrust or their respective affiliates, as the case may be, and that such information is proprietary in nature. Such information does not include information already in the public realm or information received by Executive from third parties.

            (b) During the Employment Period and the Non-Competition Period, the Executive agrees that he shall not at any time disclose to others (except as permitted and as directed by SouthTrust or its affiliates or only as to the extent required pursuant to a subpoena or order of a court of competent jurisdiction) any such information referred to in Section 4.2(a) of this Agreement.


SECTION 5:  GENERAL PROVISIONS

      5.1 CAPITALIZED TERMS. Unless expressly defined herein, capitalized terms shall take the meaning ascribed to them in the Share Exchange Agreement.

      5.2 INTENTION OF THE PARTIES. The parties acknowledge and agree that the terms and provisions of this Agreement, including, but not limited to, Section 4 of this Agreement, have been agreed to by the parties in contemplation of the consummation of the Share Exchange and that the execution of this Agreement is a condition precedent to the consummation Share Exchange. In the event the Share Exchange is not consummated in accordance with the Share Exchange Agreement at such time as is provided for therein, this Agreement will be void and of no effect and in such event neither party hereto will have any further obligation to the other hereunder, and any existing BBI-Bank Employment Agreement with the Executive shall remain in full force and effect.

      5.3 REMEDIES. (a) If the Executive breaches, or threatens to commit a breach, of any of the provisions of Section 4 of this Agreement, ST-Bank shall have the following right and remedy, which is an addition to, and not in lieu of, any other rights and remedies available to ST-Bank at law or in equity (including the right to recover damages): the right and remedy to have Section 4 of this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of Section 4 would cause irreparable harm to ST-Bank and that money damages would not provide an adequate remedy to ST-Bank.

      5.4 NONASSIGNABILITY. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Executive without the prior written consent of ST-Bank ; PROVIDED, HOWEVER, that nothing in this Section 5.4 shall preclude the Executive from designating, in writing, a beneficiary to receive any compensation payable to his or any other benefit receivable by his under this Agreement upon the death or incapacity of the Executive, nor shall it preclude the executors, administrators or any other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by ST-Bank without the prior written consent of the Executive to a person other than (i) an affiliate of ST-Bank, or (ii) any party with whom ST-Bank merges or consolidates, or to whomever ST-Bank may sell all or substantially all of its assets; PROVIDED, HOWEVER that any such affiliate or successor shall expressly assume all of ST-Bank's obligations and liabilities to the Executive under this Agreement.

      5.5 SEVERABILITY. This Agreement shall be deemed severable and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.

      5.6 ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between ST-Bank and the Executive regarding the employment of the Executive by ST-Bank. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the employment of the Executive by ST-Bank. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in all respects the BBI-Bank Employment Agreement, which is hereby terminated as of the date hereof.

      5.7 AMENDMENT. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

      5.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to provisions thereof governing conflicts of law. ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by the Executive, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 ET SEQ. The place of arbitration shall be Birmingham, Alabama.

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
      5.9 NOTICES. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing and shall be deemed to have been duly made if mailed by certified mail or hand delivered to either of the parties at their respective addresses as they appear on the records of ST-Bank. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this section.

      5.10 WAIVER. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.

      5.11 SURVIVAL. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any termination of the Employment Period, the provisions of this Agreement intended to govern the obligations of the parties hereto upon the termination of the Executive's employment with ST-Bank for any reason, including, but not limited to, Section 3 (inclusive of each of the subsections thereof) and Sections 4.1 and 4.2 shall continue in full force and effect, if so provided herein.

      5.12 EFFECTIVE DATE. This Agreement shall be effective as of the Effective Time of the Share Exchange, as that term is defined in the Share Exchange Agreement. In the event the Share Exchange is not consummated by the parties, this Agreement shall be void and of no further effect.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                                SOUTHTRUST BANK



                                    By  __________________________________
                                    Its __________________________________




                                        __________________________________
                                                Albert D. Fields

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

            THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement"), made and entered into this ____ day of December, 2000, between SouthTrust Bank, an Alabama banking corporation ("ST-Bank"), and Linden Goehring (the "Employee").

                                   RECITALS

            WHEREAS, SouthTrust of Alabama, Inc. ("ST-Sub"), an Alabama corporation and the parent corporation of ST-Bank, has executed an Agreement and Plan of Share Exchange (the "Share Exchange Agreement"), by and between ST-Sub and Bay Bancshares, Inc., a Texas corporation (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), pursuant to which all of the issued and outstanding shares of capital stock of the Company will be acquired by ST-Sub (the "Share Exchange"), after which the Company and its wholly-owned subsidiary, Bay Bancshares of Delaware, Inc. ("BBI-Delaware") will be merged with and into ST-Sub, after which the wholly-owned subsidiary of BBI-Delaware, Bayshore National Bank, a national banking corporation ("BBI-Bank"), will be merged with and into ST-Bank;

            WHEREAS, Employee is currently employed by the Company, BBI-Bank and their respective subsidiaries as Executive Vice President, pursuant to that certain Agreement dated as of September 28, 1999, a copy of which is attached hereto as EXHIBIT A (the "BBI-Bank Employment Agreement");

            WHEREAS, pursuant to Section 8.8 of the Share Exchange Agreement, following the Effective Time of the Share Exchange, ST-Bank desires to retain the services of the Employee and the Employee desires to be employed by ST-Bank for the term of this Agreement and upon the terms and conditions hereinafter described;

            WHEREAS, it is a condition precedent to the Share Exchange that the Employee execute this Agreement; and

            WHEREAS, provided that the Share Exchange is consummated as intended, the parties intend and desire that this Agreement supersede and replace in all respects the BBI-Bank Employment Agreement and any and all other employment agreements, arrangements or incentives between Employee and the Company, BBI-Bank or any of their respective subsidiaries.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the parties agree as follows:


SECTION 1:  EMPLOYMENT OF EMPLOYEE; DUTIES AND RESPONSIBILITIES

      1.1 EMPLOYMENT OF EMPLOYEE. ST-Bank shall employ the Employee, and the Employee shall provide services to ST-Bank subject to the terms and conditions of this Agreement.

      1.2 TERM OF EMPLOYMENT OF EMPLOYEE. The employment of the Employee by ST-Bank pursuant to this Agreement shall be for the period commencing on the Closing Date and ending on the second anniversary thereof unless sooner terminated pursuant to the provisions of Section 3 hereof (the "Employment Period").

      1.3 OFFICES AND POSITIONS OF EMPLOYEE. During the Employment Period, except as otherwise mutually agreed by ST-Bank and the Employee and subject to
Section 3 hereof, the Employee shall serve as Commercial Lending, Group Vice President.

      1.4 DUTIES AND RESPONSIBILITIES. During the Employment Period, the Employee shall perform such duties and responsibilities as the management of ST-Bank shall assign to the Employee from time to time, which shall be within Harris County, Texas and be substantially similar duties and responsibilities as those regularly and customarily performed by a Commercial Lending, Group Vice President of a multi-branch bank in a market of the size and demographics of La Porte, Texas, or such other duties or locations as may be mutually agreed upon by ST-Bank and the Employee. The parties agree that the duties and responsibilities regularly and customarily performed by a Commercial Lending, Group Vice President include, without limitation, the duties and responsibilities listed in the job description attached hereto as Exhibit B. Employee agrees to devote such of his time and energy to the business of ST-Bank as is needed and shall perform his duties in a trustworthy and business-like manner, all for the purposes of advancing the interests of ST-Bank. The Employee shall report to the Area Executive Senior Vice President, who will be Albert D. Fields upon the Closing Date, or to other management deemed appropriate by the Chief Executive Officer of the Houston Market, who is currently Roland Williams.


SECTION 2:  COMPENSATION; REIMBURSEMENT; AND BENEFITS

      2.1 BASE SALARY. During the Employment Period, ST-Bank shall pay to the Employee an aggregate annual base salary (the "Base Salary") at a rate of $90,000 per annum. The Base Salary shall be subject to review in accordance with the existing procedures of ST-Bank.

      2.2 PAYMENT OF BASE SALARY. ST-Bank shall pay the Base Salary due the Employee in accordance with the policy of ST-Bank as in effect from time to time for the payment of salaries.

      2.3 CHANGE-IN-CONTROL PAYMENTS. Subject to the terms and conditions herein, ST-Bank shall also pay to the Employee:

            (a) On the Closing Date, the amount of $53,000 in a single lump sum; PROVIDED, HOWEVER; that in the event that any portion of this amount to be paid pursuant to this Section 2.3(a), if paid on the Closing Date, would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments to be made on the Closing Date under this Section 2.3(a) shall be reduced until no portion of such payment is nondeductible as a result of Section 280G of the Code, and the balance of the amount due under this Section 2.3(a) shall be paid to Employee on the first anniversary of the Closing Date, whether or not Employee is employed hereunder at that time (the determination as to whether any payment or benefit hereunder will be nondeductible by reason of the provisions of Section 280G of the Code shall be made prior to the Closing Date by tax counsel selected by SouthTrust's independent auditors and acceptable to the Employee); and

            (b) Subject to the provisions of Section 3.2 of this Agreement, on the first anniversary of the Closing Date or on such earlier date as provided by
Section 3.2(b), the amount of $53,000 in a single lump sum (the "Second Change-In-Control Payment").

      2.4 OTHER BENEFITS. The Employee shall be entitled to participate on the same basis as other similarly situated personnel of SouthTrust and its affiliates in all incentive and benefit programs made available by SouthTrust and its affiliates to such employees, including the certain stock option plans of SouthTrust that are administered by the Human Resources Committee of the Board of Directors of SouthTrust and in which similarly situated executive personnel of SouthTrust and its affiliates participate. The Employee shall be given credit for his service with the Company and its subsidiaries prior to the consummation of the Share Exchange, in accordance with, and for the purposes provided in, Section 6.3(b)(ii) of the Share Exchange Agreement. Additionally, if Employee is employed with ST-Bank as of December 31, 2001, then Employee shall be entitled to a bonus in an amount not less than 12.5% of Base Salary payable under the 2001 Commercial Lending Group Incentive Plan as and when normal incentives are paid by ST-Bank in the first quarter of 2002.

      2.5 BUSINESS EXPENSES. ST-Bank shall reimburse the Employee for all reasonable expenses incurred by him in accordance with the standard policies and procedures of ST-Bank in the course of rendering his services pursuant to this Agreement; PROVIDED, HOWEVER, that the Employee shall promptly submit such reasonable documentation as may be requested by ST-Bank to verify such expenditures.

      2.6 VACATION. The Employee shall be entitled to four (4) weeks paid vacation per year. The vacation to which the Employee is entitled, pursuant to this Section 2.6, shall be available under the same terms and conditions (including, without limitation, the ability of the Employee to accrue and carry over earned or unused vacation time from year to year) as are applicable to similarly situated executive personnel of SouthTrust and its affiliates. The Employee shall take into consideration the needs of ST-Bank in setting his vacation schedule.

      2.7 AUTOMOBILE. It is anticipated that prior to the completion of the Share Exchange, BBI-Bank and the Employee will have transferred to the Employee the vehicle heretofore provided by BBI-Bank to the Employee, in which case, ST-Bank agrees to reimburse the Employee for business use of his vehicle on a per business use mile basis, in accordance with the mileage allowance designated by ST-Bank as being a reasonable reimbursement amount for business use of a vehicle. In the event BBI-Bank and the Employee have not transferred to the Employee the vehicle heretofore provided by BBI-Bank to the Employee and such vehicle continues to be owned by BBI-Bank, then during the Employment Period, ST-Bank shall continue to furnish the Employee with the automobile used by the Employee at the date of this Agreement (such automobile, together with any replacement vehicle provided to the Employee in accordance with the policies and procedures of ST-Bank in place at the time of such replacement, the "Automobile"), subject to the policies and procedures of SouthTrust and its affiliates with respect to the personal use of such Automobile. At any time during the Employment Period, the Employee may elect to purchase the Automobile for an amount to be agreed upon by ST-Bank and the Employee, which amount shall be approximately equal to the clean wholesale price of the Automobile minus $500.

SECTION 3:  TERMINATION OF EMPLOYMENT

      3.1 TERMINATION OF EMPLOYMENT PERIOD. The Employment Period may be terminated in the following manner:

            (a) TERMINATION ON DEATH OR DISABILITY. The Employment Period shall automatically terminate upon the death or Disability of the Employee. The term "Disability" shall mean the Employee's physical or mental incapacity, as certified by a physician, that renders him incapable of performing the essential functions of the duties required of him by this Agreement for ninety (90) or more consecutive days, even with reasonable accommodation. It is agreed and understood by the parties hereto that in the event of the termination of the Employment Period due to the Employee's death or Disability, then any unpaid Change of Control Payment set forth in Section 2.3(b) shall immediately be paid to the Employee, in the event of his Disability, or to his spouse, in the event of his death. In the event of termination of the Employment Period due to the Employee's Disability, any further payments to the Employee would be determined by, and paid in accordance with, SouthTrust's income continuation days policy and the insured SouthTrust Corporation Long Term Disability Plan, in accordance with and on the same basis as other similarly situated personnel of SouthTrust and its affiliates.

            (b) TERMINATION UPON NOTICE. The Employment Period may be terminated by the Employee, other than for Good Reason as defined in Section 3.1(d) of the Agreement, at any time upon thirty (30) days' written notice to ST-Bank. The Employment Period may be terminated by ST-Bank for any reason other than for "Cause" (as defined in Section 3.1(c) of this Agreement), upon thirty (30) days' written notice to the Employee.

            (c) TERMINATION FOR CAUSE. The Employment Period may be terminated by ST- Bank for "Cause" at any time during the Employment Period upon fifteen
(15) days' written notice to the Employee, which notice shall state the facts constituting such "Cause." For the purposes of this Section 3.1(c), the term "Cause" shall mean (i) intentional misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of Employee's obligations contained herein, including, without limitation, acts competitive with the business of ST- Bank; (ii) any intentional misstatement or omission to the directors or executive officers of ST-Bank with respect to any matter; (iii) the intentional failure of the Employee to follow the reasonable instructions and policies of ST-Bank; (iv) the Employee's commission, conviction, admission or confession of any felony; (v) a material violation by the Employee of applicable state and federal banking regulations, rules, or statutes; or (vi) engaging in conduct which has a material adverse effect on ST-Bank's customers, employees or vendors, provided, however, that activities which are included among the Employee's regular duties and responsibilities which are conducted in accordance with all applicable policies and procedures of ST-Bank shall not be deemed to have a material adverse effect on ST-Bank's customers, employees or vendors for purposes of this Agreement. ST-Bank shall have the power to temporarily suspend Employee, with pay, from duty if there is substantial evidence of probable Cause until Cause is either proved or disproved; if disproved, full reinstatement will immediately be effected.

            (d) TERMINATION FOR GOOD REASON. The Employment Period may be terminated by the Employee for "Good Reason," as hereinafter defined, at any time during the Employment Period upon thirty (30) days' written notice to ST-Bank, which notice shall state the facts constituting such "Good Reason." For the purpose of this Section 3.1(d), the term "Good Reason" shall mean (i) a reduction in the level of benefits to be provided to the Employee by SouthTrust pursuant to this Agreement as in existence on the day immediately following the Closing Date, as such levels are described in Section 2 of this Agreement; (ii) a permanent assignment of the Employee to a place of employment outside Harris County, Texas (provided, however, that a temporary assignment of Employee to any county contiguous to Harris County for no more than 30 days will not constitute "Good Reason"); and
(iii) the assignment to the Employee of any duties inconsistent with his position(s), duties, and responsibilities with ST-Bank on the date immediately following the Effective Time of the Share Exchange.

      3.2   CONSEQUENCES OF TERMINATION.

            (a) FOR CAUSE; FOR OTHER THAN GOOD REASON. In the event Employee's employment is terminated (i) by ST-Bank for Cause under Section 3.1(c) hereof, or (ii) by the Employee under Section 3.1(b) hereof, ST-Bank shall be under no further obligation to make payments or provide benefits to the Employee, except for Base Salary earned but unpaid at the time of such termination, payment for accrued vacation, reimbursable expenses incurred by but not yet reimbursed to the Employee at the time of such termination, any earned but unpaid incentive awards due to the Employee, and group health coverage that is required to be continued by applicable law. If Employee's employment is terminated by ST-Bank for Cause under Section 3.1(c) hereof or by Employee under Section 3.1(b) hereof before the first anniversary of the Closing Date, then Employee shall not be entitled to receive, and ST-Bank shall not be required to pay, the Second Change-in-Control Payment.

            (b) OTHER THAN FOR CAUSE; FOR GOOD REASON; DEATH OR DISABILITY. In the event the Employee's employment is terminated by ST-Bank other than for Cause under Section 3.1(b) hereof, or by Employee for Good Reason under Section 3.1(d) hereof, ST-Bank shall pay to the Employee an amount equal to the product of $90,000 (Employee's then present salary) multiplied by a fraction, the denominator of which is 365 and the numerator of which is the lesser of 365 or number of days remaining in the Employment Period under this Agreement, assuming that no termination of employment had occurred, which such amount shall be paid semi-monthly, beginning on the next normal semi-monthly payroll of ST-Bank following the date the Employee's employment is terminated under this Agreement and continuing through the Noncompetition Period under this Agreement, regardless of the death or Disability of Employee subsequent to such termination. Additionally, if such termination occurs before or on the first anniversary of the Closing Date, ST-Bank shall pay to the Employee, in addition to the above amount, the Second Change-in-Control Payment as set forth in
Section 2.3(b) upon such termination.

            (c) OBLIGATION OF ST-BANK TO MAKE THE PAYMENTS UNDER SECTION 3.2(B). Compliance by the Employee with Section 4 of this Agreement is a condition precedent to ST-Bank's obligation to make, or to continue to make, the payments referred to in Section 3.2(b) of this Agreement.

            (d) LIMITATION. In the event that any payment or benefit otherwise to be provided to the Employee hereunder would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments or benefits hereunder shall be reduced until no portion of such payment or benefit is nondeductible as a result of Section

280G of the Code. The determination as to whether any payment or benefit hereunder will be nondeductible by reason of the provisions of Section 280G of the Code shall be made prior to the Closing Date by tax counsel selected by SouthTrust's independent auditors and acceptable to the Employee.

            (e) EMPLOYEE BENEFITS. Following termination or expiration of this Agreement, whether terminated pursuant to the terms of the Agreement or due to the expiration of the term of the Agreement, Employee shall not be entitled to receive, and ST-Bank shall not be required to provide, any employee benefits other than (i) payments made pursuant to Section 3.2(b) and (ii) group health coverage that is required to be continued by applicable law. Notwithstanding the foregoing, if the term of this Agreement expires and the Executive remains in the employ of ST-Bank without a modification or extension of this Agreement, then Executive shall continue to participate in all employee benefits and incentive programs in which similarly situated executives of ST-Bank participate.


SECTION 4:  NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY PROVISIONS

      4.1 NONCOMPETITION AND NONSOLICITATION. (a) For purposes of this Agreement, the phrase "Noncompetition Period" shall mean the period commencing on the date of the Employee's termination and continuing to the first anniversary of such termination, provided, however, that in the event that Employee's employment is terminated by ST-Bank other than for cause under
Section 3.1(b) hereof, on or after the first day of the thirteenth month of the Employment Period (the "Midpoint of the Employment Period"), the Noncompetition Period shall be decreased by one day for each day that Employee remains employed with ST-Bank past the Midpoint of the Employment Period. In the event the Employee's employment is terminated pursuant to Section 3.1 of this Agreement (other than termination by Death), the Employee, for the Non-Competition Period, will not, without the prior written approval of the Board of Directors of ST-Bank, directly or indirectly (i) engage in any business directly competitive with the business of ST-Bank or its affiliates, generally and as successor to the business of BBI-Bank, within a 25 mile radius of BBI-Bank's current main banking house and any branch; (ii) solicit or induce, or attempt to solicit or induce, any employee of ST-Bank or its affiliates or Company or its affiliates to terminate such employment or to become employees of any other person or entity; (iii) solicit or induce, or attempt to solicit or induce, any customer, supplier, contractual party of Company or ST-Bank and their respective affiliates or any other person with whom either of them has business relations to refrain from or cease doing business with, seek advice and/or services and products from, or otherwise discontinue all or any portion of their relationship with SouthTrust and its affiliates; (iv) usurp a business opportunity that came to the attention of Employee through his employment with the Company, the Bank or ST-Bank which Employee had not previously offered in writing to ST-Bank or its affiliates and which had not been rejected in writing; or (v) disparage ST-Bank, its affiliates or any of their respective shareholders, directors, officers, or employees. Without limiting the foregoing, nothing herein shall operate to restrict or prohibit the Employee from owning four percent (4%) or less of the outstanding equity interests in any financial service institution whose stock or securities are traded on a nationally recognized securities market or exchange.

            (b) The Employee agrees that each of the covenants set forth above in Section 4.1(a) of this Agreement are reasonable with respect to duration, geographical area and scope.

            (c) In the event of a breach by the Employee of any covenant set forth in Section 4.1(a) of this Agreement, the term of such covenant shall be extended by the period of the duration of such breach.

            (d) As additional consideration for the covenants contained in
Section 4.1(a), in the event of Employee's termination by SouthTrust other than for Cause or by Employee for Good Reason, Employee shall be paid in accordance with Section 3.2(b).

      4.2 CONFIDENTIALITY. (a) The Employee hereby acknowledges that during the Employment Period he will have contacts with and develop and serve the customers of ST-Bank and that in all of his activities, and through the nature of complying with his obligations pursuant to this Agreement, he will have access to and will acquire confidential information relating to the business, assets, operations, customers, suppliers, contractual parties and other persons with whom ST-Bank, SouthTrust and their respective affiliates do business. The Employee hereby acknowledges and confirms that such information constitutes the exclusive property of ST-Bank, SouthTrust or their respective affiliates, as the case may be, and that such information is proprietary in nature. Such information does not include information already in the public realm or information received by Employee from third parties.

            (b) During the Employment Period and the Non-Competition Period, the Employee agrees that he shall not at any time disclose to others (except as permitted and as directed by SouthTrust or its affiliates or only as to the extent required pursuant to a subpoena or order of a court of competent jurisdiction) any such information referred to in Section 4.2(a) of this Agreement.


SECTION 5:  GENERAL PROVISIONS

      5.1 CAPITALIZED TERMS. Unless expressly defined herein, capitalized terms shall take the meaning ascribed to them in the Share Exchange Agreement.

      5.2 INTENTION OF THE PARTIES. The parties acknowledge and agree that the terms and provisions of this Agreement, including, but not limited to, Section 4 of this Agreement, have been agreed to by the parties in contemplation of the consummation of the Share Exchange and that the execution of this Agreement is a condition precedent to the consummation Share Exchange. In the event the Share Exchange is not consummated in accordance with the Share Exchange Agreement at such time as is provided for therein, this Agreement will be void and of no effect and in such event neither party hereto will have any further obligation to the other hereunder, and any existing BBI-Bank Employment Agreement with the Employee shall remain in full force and effect.

      5.3 REMEDIES. (a) If the Employee breaches, or threatens to commit a breach, of any of the provisions of Section 4 of this Agreement, ST-Bank shall have the following right and remedy, which is an addition to, and not in lieu of, any other rights and remedies available to ST-Bank at law or in equity (including the right to recover damages): the right and remedy to have Section 4 of this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of Section 4 would cause irreparable harm to ST-Bank and that money damages would not provide an adequate remedy to ST-Bank.

      5.4 NONASSIGNABILITY. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Employee without the prior written consent of ST-Bank ; PROVIDED, HOWEVER, that nothing in this Section 5.4 shall preclude the Employee from designating, in writing, a beneficiary to receive any compensation payable to his or any other benefit receivable by his under this Agreement upon the death or incapacity of the Employee, nor shall it preclude the executors, administrators or any other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by ST- Bank without the prior written consent of the Employee to a person other than (i) an affiliate of ST- Bank, or (ii) any party with whom ST-Bank merges or consolidates, or to whomever ST-Bank may sell all or substantially all of its assets; PROVIDED, HOWEVER that any such affiliate or successor shall expressly assume all of ST-Bank's obligations and liabilities to the Employee under this Agreement.

      5.5 SEVERABILITY. This Agreement shall be deemed severable and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.

      5.6 ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between ST-Bank and the Employee regarding the employment of the Employee by ST-Bank. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the employment of the Employee by ST-Bank. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in all respects the BBI-Bank Employment Agreement, which is hereby terminated as of the date hereof.

      5.7 AMENDMENT. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

      5.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to provisions thereof governing conflicts of law. ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by the Employee, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 ET SEQ. The place of arbitration shall be Birmingham, Alabama.

      5.9 NOTICES. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing and shall be deemed to have been duly made if mailed by certified mail or hand delivered to either of the parties at their respective addresses as they appear on the records of ST-Bank. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this section.

      5.10 WAIVER. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.

      5.11 SURVIVAL. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any termination of the Employment Period, the provisions of this Agreement intended to govern the obligations of the parties hereto upon the termination of the Employee's employment with ST-Bank for any reason, including, but not limited to, Section 3 (inclusive of each of the subsections thereof) and Sections 4.1 and 4.2 shall continue in full force and effect, if so provided herein.

      5.12 EFFECTIVE DATE. This Agreement shall be effective as of the Effective Time of the Share Exchange, as that term is defined in the Share Exchange Agreement. In the event the Share Exchange is not consummated by the parties, this Agreement shall be void and of no further effect.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                                SOUTHTRUST BANK



                                    By  __________________________________
                                    Its __________________________________




                                        __________________________________
                                                 Linden Goehring

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

            THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (this "Agreement"), made and entered into this ____ day of December, 2000, between SouthTrust Bank, an Alabama banking corporation ("ST-Bank"), and Kim Love (the "Employee").

                                   RECITALS

            WHEREAS, SouthTrust of Alabama, Inc. ("ST-Sub"), an Alabama corporation and the parent corporation of ST-Bank, has executed an Agreement and Plan of Share Exchange (the "Share Exchange Agreement"), by and between ST-Sub and Bay Bancshares, Inc., a Texas corporation (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), pursuant to which all of the issued and outstanding shares of capital stock of the Company will be acquired by ST-Sub (the "Share Exchange"), after which the Company and its wholly-owned subsidiary, Bay Bancshares of Delaware, Inc. ("BBI-Delaware") will be merged with and into ST-Sub, after which the wholly-owned subsidiary of BBI-Delaware, Bayshore National Bank, a national banking corporation ("BBI-Bank"), will be merged with and into ST-Bank;

            WHEREAS, the Employee is currently employed as Controller/Secretary by the Company and as Chief Financial Officer/ Executive Vice President by BBI-Bank , pursuant to that certain Agreement dated as of September 28, 1999, a copy of which is attached hereto as EXHIBIT A (the "BBI-Bank Employment Agreement");

            WHEREAS, pursuant to Section 8.8 of the Share Exchange Agreement, following the Effective Time of the Share Exchange, as defined therein, ST-Bank desires to retain the services of the Employee and the Employee desires to be employed by ST-Bank for the term of this Agreement and upon the terms and conditions hereinafter described;

            WHEREAS, it is a condition precedent to the Share Exchange that the Employee execute this Agreement;

            WHEREAS, provided the Share Exchange is consummated as intended, the parties intend and desire that this Agreement supersede and replace in all respects the BBI-Bank Employment Agreement and any and all other employment agreements, arrangements or incentives between Employee and the Company, BBI-Bank and their respective subsidiaries; and

            WHEREAS, the parties intend and desire that, subject to the terms and conditions contained in this Agreement, the Employee be paid the amount set forth in Section 4.1(d) of this Agreement in lieu of the Termination Benefits as defined in the BBI-Bank Employment Agreement.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the parties agree as follows:

SECTION 1:  EMPLOYMENT OF EMPLOYEE; DUTIES AND RESPONSIBILITIES

      1.1 EMPLOYMENT OF EMPLOYEE. ST-Bank shall employ the Employee, and the Employee shall provide services to ST-Bank subject to the terms and conditions of this Agreement.

      1.2 TERM OF EMPLOYMENT OF EMPLOYEE. The employment of the Employee by ST-Bank pursuant to this Agreement shall be for the period commencing on the Closing Date, as defined in the Share Exchange Agreement, and ending on the date that is thirty (30) days after the date upon which all of BBI-Bank's operational systems are converted to ST-Bank's operational systems (the "Conversion Date"), unless this Agreement is sooner terminated pursuant to the provisions of Section 3 hereof (the "Employment Period").

      1.3 OFFICES AND POSITIONS OF EMPLOYEE. During the Employment Period, except as otherwise mutually agreed by ST-Bank and the Employee and subject to
Section 3 hereof, the Employee shall serve as Chief Financial Officer (CFO) of the La Porte Market, or in such other capacity as ST-Bank and the Employee mutually agree which shall be within Harris County, Texas and have substantially similar duties and responsibilities as those regularly and customarily performed by a CFO of a multi-branch bank in a market of the size and demographics of La Porte, Texas or such other duties or locations as may be mutually agreed upon by ST-Bank and the Employee.

      1.4 DUTIES AND RESPONSIBILITIES. During the Employment Period, the Employee shall perform such duties and responsibilities as the management of ST-Bank shall assign to the Employee from time to time, which shall be within Harris County, Texas and be substantially similar to those regularly and customarily performed by a CFO of a multi-branch bank in a market of the size and demographics of La Porte, Texas or such other duties or locations as may be mutually agreed upon by ST-Bank and the Employee. The Employee agrees to devote such of her time and energy to the business of ST-Bank as is needed and shall perform her duties in a trustworthy and business-like manner, all for the purposes of advancing the interests of ST-Bank. The Employee shall report to the Chief Executive Officer of the Houston Market, who is currently Roland Williams, or other management deemed appropriate by the Chief Executive Officer of the Houston Market.


SECTION 2:  COMPENSATION; REIMBURSEMENT; AND BENEFITS

      2.1 BASE SALARY. During the Employment Period, ST-Bank shall pay to the Employee a base salary (the "Base Salary") at a rate of $85,000 per annum. The Base Salary shall be subject to review in accordance with the existing procedures of ST-Bank.

      2.2 PAYMENT OF BASE SALARY. ST-Bank shall pay the Base Salary due the Employee in accordance with the policy of ST-Bank as in effect from time to time for the payment of salaries.

      2.3 OTHER BENEFITS. The Employee shall be entitled to participate on the same basis as other similarly situated Employee personnel of SouthTrust and its affiliates in all benefit programs made available by SouthTrust and its affiliates to such employees.

      2.4 BUSINESS EXPENSES. ST-Bank shall reimburse the Employee for all reasonable expenses incurred by her in accordance with the standard policies and procedures of ST-Bank in the course of rendering her services pursuant to this Agreement; PROVIDED, HOWEVER, that the Employee shall promptly submit such reasonable documentation as may be requested by ST-Bank to verify such expenditures.

      2.5 VACATION. The Employee shall be entitled to two (2) weeks paid vacation during the Employment Period. The vacation to which the Employee is entitled pursuant to this Section 2.5, shall be available under the same terms and conditions (including, without limitation, the ability of the Employee to accrue and carry over earned or unused vacation time from year to year) as are applicable to similarly situated Employee personnel of SouthTrust and its affiliates. The Employee shall take into consideration the needs of ST-Bank in setting her vacation schedule.


SECTION 3:  TERMINATION OF EMPLOYMENT

      3.1 TERMINATION OF EMPLOYMENT PERIOD. The Employment Period may be terminated in the following manner:

            (a) TERMINATION ON DEATH OR DISABILITY. The Employment Period shall automatically terminate upon the death or Disability of the Employee. The term "Disability" shall mean the Employee's physical or mental incapacity, as certified by a physician, that renders her incapable of performing the essential functions of the duties required of her by this Agreement for ninety (90) or more consecutive days, even with reasonable accommodation.

            (b) TERMINATION UPON NOTICE. The Employment Period may be terminated by the Employee at any time upon thirty (30) days' written notice to ST-Bank. The Employment Period may be terminated by ST-Bank for any other reason other than for "Cause" (as defined in Section 3.1(c) of this Agreement), upon thirty
(30) days' written notice to the Employee.

            (c) TERMINATION FOR CAUSE. The Employment Period may be terminated by ST- Bank for "Cause" at any time during the Employment Period upon fifteen
(15) days' written notice to the Employee, which notice shall state the facts constituting such "Cause". For the purposes of this Section 3.1(c), the term "Cause" shall mean (i) intentional misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of Employee's obligations contained herein, including, without limitation, acts competitive with the business of ST- Bank; (ii) any intentional misstatement or omission to the directors or Employee officers of ST-Bank with respect to any matter; (iii) the intentional failure of the Employee to follow the reasonable instructions and policies of ST-Bank; (iv) the Employee's commission, conviction, admission or confession of any felony; (v) a material violation by the Employee of applicable state and federal banking regulations, rules, or statutes; or (vi) engaging in conduct which has a material adverse effect on ST-Bank's customers, employees or vendors. ST-Bank shall have the power to temporarily suspend Employee, with pay, from duty if there is substantial evidence of probable Cause until Cause is either proved or disproved; if disproved, full reinstatement will immediately be effected.

      3.2   CONSEQUENCES OF TERMINATION.

            (a) TERMINATION. In the event Employee's employment is terminated during the Employment Period for any reason, ST-Bank shall be under no further obligation to make payments or provide benefits to the Employee, except for Base Salary earned but unpaid at the time of such termination, payment for accrued vacation, reimbursable expenses incurred by but not yet reimbursed to the Employee at the time of such termination, and group health coverage that is required to be continued by applicable law.

            (b) EMPLOYEE BENEFITS. Following termination or expiration of the Employment Period, whether terminated pursuant to the terms of the Agreement or due to the expiration of the full term of employment as contemplated in Section 1.2, Employee shall not be entitled to receive, and ST-Bank shall not be required to provide, any employee benefits other than (i) payments made pursuant to Sections 3.2(c) and 4.1(d) hereof and (ii) group health coverage that is required to be continued by applicable law.

            (c) STAY PAYMENT. In the event Employee has been employed by ST-Bank for the full term of the Employment Period as contemplated in Section 1.2 and the Employment Period has not been terminated pursuant to Section 3.1 hereof, then Employee shall be entitled to receive the following stay payment (the "Stay Payment"): an amount equal to the number of semi-monthly periods in the Employment Period multiplied by the Employee's semi-monthly base salary as in effect on the last day of the Employment Period. Any Stay Payment shall be paid in a lump sum on the date of the first normal payroll of ST-Bank following the end of the Employment Period, and shall be subject to appropriate supplemental withholding by ST-Bank. It is expressly acknowledged, understood and agreed that, for purposes of this Agreement, in the event Employee continues to be employed by ST-Bank beyond the Employment Period, such continued employment shall not increase or otherwise affect the Stay Payment earned pursuant to this Section.


SECTION 4:  NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY PROVISIONS

      4.1 NON-COMPETITION AND NONSOLICITATION. (a) For purposes of this Agreement, the phrase "Non-Competition Period" shall mean the period commencing on the date of the Employee's termination or the date of expiration of the Employment Period and continuing for twelve months following such termination. During the Non-Competition Period, the Employee will not, without the prior written approval of the Board of Directors of ST-Bank, directly or indirectly
(i) engage in any business directly competitive with the business of ST-Bank or its affiliates, generally and as successor to the business of BBI-Bank, within a 25 mile radius of BBI-Bank's current main banking house and any branch; (ii) solicit or induce, or attempt to solicit or induce, any employee of ST-Bank or its affiliates or Company or its affiliates to terminate such employment or to become employees of any other person or entity; (iii) solicit or induce, or attempt to solicit or induce, any customer, supplier, contractual party of Company or ST-Bank and their respective affiliates or any other person with whom either of them has business relations to refrain from or cease doing business with, seek advice and/or services and products from, or otherwise discontinue all or any portion of their relationship with SouthTrust and its affiliates;
(iv) usurp a business opportunity that came to the attention of Employee through her employment with the Company, BBI-Bank or ST-Bank which Employee had not previously offered in writing to ST-Bank or its affiliates and which had not been rejected in writing; or (v) disparage ST-Bank, its affiliates or any of their respective shareholders, directors, officers, or employees. Without limiting the foregoing, nothing herein shall operate to restrict or prohibit the Employee from owning four percent (4%) or less of the outstanding equity interests in any financial service institution whose stock or securities are traded on a nationally recognized securities market or exchange.

            (b) The Employee agrees that each of the covenants set forth above in Section 4.1(a) of this Agreement are reasonable with respect to duration, geographical area and scope.

            (c) In the event of a breach by the Employee of any covenant set forth in Section 4.1(a) of this Agreement, the term of such covenant shall be extended by the period of the duration of such breach.

            (d) As additional consideration for the covenants contained in
Section 4.1(a), in the event Employee has been employed by ST-Bank for the full term of the Employment Period as contemplated in Section 1.2 and the Employment Period has not been terminated pursuant to Section 3.1 hereof, the Employee shall be paid $106,000 (the "Non-Competition Payment"), which is equal to Employee's annual base salary for the Employment Period, plus most recent cash incentive bonus, most recent annual director's fees, and COBRA coverage, and which is also equal to the Termination Benefits which would have been earned by Employee under the BBI-Bank Employment Agreement. The Non-Competition Payment shall be paid in semi-monthly installments during the Non-Competition Period, beginning on the next normal semi-monthly payroll of ST-Bank following the first day of the Non-Competition Period.

            (e) OBLIGATION OF ST-BANK TO MAKE THE PAYMENTS UNDER SECTION 4.1(D) OF THIS AGREEMENT. Compliance by the Employee with Section 4 of this Agreement is a condition precedent to ST-Bank's obligation to make, or to continue to make, the payments referred to in Section 4.1(d) of this Agreement.

            (f) LIMITATION. In the event that any payment or benefit otherwise to be provided to the Employee hereunder would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments or benefits hereunder shall be reduced until no portion of such payment or benefit is nondeductible as a result of Section 280G of the Code. The determination as to whether any payment or benefit hereunder will be nondeductible by reason of the provisions of Section 280G of the Code shall be made by tax counsel selected by SouthTrust's independent auditors and acceptable to the Employee.

      4.2 CONFIDENTIALITY. (a) The Employee hereby acknowledges that during the Employment Period she will have contacts with and develop and serve the customers of ST-Bank and that in all of her activities, and through the nature of complying with her obligations pursuant to this Agreement, she will have access to and will acquire confidential information relating to the business, assets, operations, customers, suppliers, contractual parties and other persons with whom ST-Bank, SouthTrust and their respective affiliates do business. The Employee hereby acknowledges and confirms that such information constitutes the exclusive property of ST-Bank, SouthTrust or their respective affiliates, as the case may be, and that such information is proprietary in nature. Such information does not include information already in the public realm or information received by Employee from third parties.

            (b) During the Employment Period and the Non-Competition Period, the Employee agrees that she shall not at any time disclose to others (except as permitted and as directed by SouthTrust or its affiliates or only as to the extent required pursuant to a subpoena or order of a court of competent jurisdiction) any such information referred to in Section 4.2(a) of this Agreement.


SECTION 5:  GENERAL PROVISIONS

      5.1 CAPITALIZED TERMS. Unless expressly defined herein, capitalized terms shall take the meaning ascribed to them in the Share Exchange Agreement.

      5.2 INTENTION OF THE PARTIES. The parties acknowledge and agree that the terms and provisions of this Agreement, including, but not limited to, Section 4 of this Agreement, have been agreed to by the parties in contemplation of the consummation of the Share Exchange and that the execution of this Agreement is a condition precedent to the consummation of the Share Exchange. In the event the Share Exchange is not consummated in accordance with the Share Exchange Agreement at such time as is provided for therein, this Agreement will be void and of no effect and in such event neither party hereto will have any further obligation to the other hereunder, and any existing BBI-Bank Employment Agreement with the Employee shall remain in full force and effect.

      5.3 REMEDIES. (a) If the Employee breaches, or threatens to commit a breach, of any of the provisions of Section 4 of this Agreement, ST-Bank shall have the following right and remedy, which is an addition to, and not in lieu of, any other rights and remedies available to ST-Bank at law or in equity (including the right to recover damages): the right and remedy to have Section 4 of this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of Section 4 would cause irreparable harm to ST-Bank and that money damages would not provide an adequate remedy to ST-Bank.

      5.4 NONASSIGNABILITY. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Employee without the prior written consent of ST-Bank; PROVIDED, HOWEVER, that nothing in this Section 5.4 shall preclude the Employee from designating, in writing, a beneficiary to receive any compensation payable to her or any other benefit receivable by her under this Agreement upon the death or incapacity of the Employee, nor shall it preclude the executors, administrators or any other legal representatives of the Employee or her estate from assigning any rights hereunder to the person or persons entitled thereto. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by ST-Bank without the prior written consent of the Employee to a person other than (i) an affiliate of ST-Bank, or (ii) any party with whom ST-Bank merges or consolidates, or to whomever ST-Bank may sell all or substantially all of its assets; PROVIDED, HOWEVER that any such affiliate or successor shall expressly assume all of ST-Bank's obligations and liabilities to the Employee under this Agreement.

      5.5 SEVERABILITY. This Agreement shall be deemed severable and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.

      5.6 ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between ST-Bank and the Employee regarding the employment of the Employee by ST-Bank. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the employment of the Employee by ST-Bank. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in all respects BBI-Bank Employment Agreement, which is hereby terminated as of the date hereof.

      5.7 AMENDMENT. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

      5.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to provisions thereof governing conflicts of law. ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by SouthTrust, one of whom shall be selected by the Employee, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. ss.ss. 1 ET SEQ. The place of arbitration shall be Birmingham, Alabama.

      5.9 NOTICES. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing and shall be deemed to have been duly made if mailed by certified mail or hand delivered to either of the parties at their respective addresses as they appear on the records of ST-Bank. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this section.

      5.10 WAIVER. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.

      5.11 SURVIVAL. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any termination of the Employment Period, the provisions of this Agreement intended to govern the obligations of the parties hereto upon the termination of the Employee's employment with ST-Bank for any reason, including, but not limited to, Section 3 (inclusive of each of the subsections thereof) and Sections 4.1 and 4.2 shall continue in full force and effect, if so provided herein.

      5.12 EFFECTIVE DATE. This Agreement shall be effective as of the Effective Time of the Share Exchange, as that term is defined in the Share Exchange Agreement. In the event the Share Exchange is not consummated by the parties, this Agreement shall be void and of no further effect.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.


                                                  SOUTHTRUST BANK



                                    By  _______________________________________
                                    Its _______________________________________




                                        ________________________________________
                                                     Kim Love

                                   EXHIBIT 9.6



                             _________________, 2001



Bay Bancshares, Inc.
1001 Highway 146 South
La Porte, Texas 77571

Ladies and Gentlemen:

            We have acted as counsel to SouthTrust Corporation, a Delaware corporation ("SouthTrust"), SouthTrust of Alabama, Inc., an Alabama corporation ("ST-Sub"), and SouthTrust Bank, an Alabama state banking corporation ("ST-Bank"), in connection with the execution and delivery of that certain Agreement and Plan of Share Exchange, dated November ____, 2000, (the "Agreement") by and between Bay Bancshares, Inc., a Texas corporation ("BBI"), and ST-Sub, and joined in by SouthTrust, and the consummation of the transactions contemplated thereby. This opinion is being delivered to you pursuant to Section 9.6 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            In connection with the opinions expressed herein, we have examined originals, or copies certified to our satisfaction, of the Agreement and such documents and certificates and other statements of public officials and officers and other representatives of SouthTrust, ST-Sub, and ST-Bank as we have deemed relevant and necessary as a basis for such opinions. In so acting, we have examined, and relied upon the accuracy of, original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements, and records as we have deemed necessary herein. In such examination, we have assumed the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals, the conformity with the originals and the completeness, of all documents submitted to us as copies, and, as to factual matters, the veracity of statements, both written and oral, made by officers of SouthTrust and ST-Sub. We have also assumed that each of the parties to the Agreement, other than SouthTrust and ST-Sub, has the power and authority to execute, deliver, and perform all agreements executed by each of them, that each of them has executed and delivered the Agreement and that the Agreement is the valid and binding obligation of each party thereto other than SouthTrust and ST-Sub. We have relied as to factual matters upon certificates, facsimile transmissions, telegrams, and other written or telephone statements of public officials and of officers and other representatives of SouthTrust and ST-Sub, and have assumed that the facts and circumstances contained in such certificates, facsimile transmissions, telegrams, and other statements have not changed since the date thereof.

Bay Bancshares, Inc.
_______________, 2001
Page 2
_____________________


            The opinions set forth below that are rendered "to our knowledge" have been rendered based on the actual current recollection of those persons in this firm who have given substantive attention to the transaction that is the subject of this opinion and without having undertaken any independent investigation within the firm, with the client, or with any other persons to determine the existence or absence of any facts or any circumstances and does not include constructive knowledge of matters or information.

            Based on the foregoing, and subject to the qualifications set forth at the end of this opinion, it is our opinion that:

            1. SouthTrust is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, ST-Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama, and ST-Bank is an Alabama state banking corporation duly organized, validly existing and in good standing under the laws of the state of Alabama. SouthTrust, ST-Sub and ST-Bank have the corporate power and the authority to own or lease all of their properties and assets and to carry on their business as now conducted, and are licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by each or the character or location of the property and assets owned or leased by each makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

            2. SouthTrust, ST-Sub and ST-Bank have in effect all federal, state, local, and foreign governmental, regulatory, and other authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the condition of SouthTrust on a consolidated basis.

            3. The Agreement has been duly and validly authorized by all necessary corporate action on the part of each of SouthTrust and ST-Sub, has been duly and validly executed and delivered by each of SouthTrust and ST-Sub, is the valid and binding obligation of each of SouthTrust and ST-Sub, and is enforceable against each of SouthTrust and ST-Sub in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

Bay Bancshares, Inc.
_______________, 2001
Page 3
_____________________


            4. Neither the execution and delivery of the Agreement by SouthTrust and ST-Sub nor the consummation of the transactions contemplated thereby will
(a) violate any provision of the Restated Certificate of Incorporation or Restated Bylaws of SouthTrust, the Articles of Incorporation or Bylaws of ST-Sub, or the Articles of Incorporation or Bylaws of ST-Bank, or (b) to our knowledge and assuming that the Consents referred to in the Agreement are duly obtained, (i) violate any statute, code, ordinance, rule, or regulation or, to our knowledge, any judgment, order, writ, decree, or injunction applicable to SouthTrust, ST-Sub, or ST-Bank or any of their respective properties or assets, except for any such violation, either individually or in the aggregate as would not have a material adverse effect on the condition of SouthTrust on a consolidated basis, or (ii) to our knowledge, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge, or other encumbrance upon any of the properties or assets of SouthTrust, ST-Sub and ST-Bank under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement, or other instrument or obligation to which SouthTrust, ST-Sub or ST-Bank is a party, or by which SouthTrust, ST-Sub or ST-Bank or their properties or assets may be bound or affected, except for any such violation, either individually or in the aggregate, as would not have a material adverse effect on the condition of SouthTrust on a consolidated basis.

            The foregoing opinions are limited to the laws of the State of Alabama, the General Corporation Law of the State of Delaware and the United States of America, and no opinion is expressed herein with respect to the laws of any other jurisdiction, and further, to the extent that the laws of any other jurisdiction may govern the Agreement, we have assumed, without independent investigation, that such laws are identical in all respects to the laws of the State of Alabama. We express no opinion as to the enforceability of any choice of law provision in any agreement or document, and our opinions herein, insofar as they relate to enforceability, are subject to the consequence of the failure of any party to qualify to do business as a foreign corporation or to comply with other registration or licensing laws applicable to a foreign corporation to the extent that the same may be required under any applicable law.

            The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by any party other than BBI, quoted in whole or in part or otherwise referred to, nor may it be

Bay Bancshares, Inc.
_______________, 2001
Page 4
_____________________


filed with any person, except as required by applicable law in order for BBI to enjoy the benefits of their reliance hereon, without our prior written consent in each instance.


                                    Yours very truly,

                                                                      APPENDIX B


                                Hoefer & Arnett
                                  Incorporated
                               Investment Bankers
                         101 W. Sixth Street, Suite 416
                              Austin, Texas 78701


March 2, 2001


Members of the Board of Directors
Bay Bancshares, Inc.
1001 Highway 146 South
La Porte, Texas  77571


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Bay Bancshares, Inc., La Porte, Texas ("Bay") of the terms of the proposed acquisition of Bay by SouthTrust Corporation, Birmingham, Alabama ("SouthTrust") in accordance with the terms and conditions of the Agreement and Plan of Share Exchange, dated as of December 11, 2000 (the "Agreement") and the Amendment to the Agreement and Plan of Share Exchange, dated as of February 22, 2001 (the "Amendment"). Pursuant to the Agreement and the Amendment, and subject to the terms and conditions therein, the cash consideration to be paid shall total $54,439,636 (the "Total Cash Consideration"). Each Bay Common Share outstanding immediately prior to the Effective Time of the Share Exchange shall be canceled and converted into the right to receive an amount in cash as determined in accordance with Section 2.1(c) of the Agreement (the "Per Share Amount"). The formula for calculating the Per Share Amount shall be as follows: (i) the sum of the Total Cash Consideration and the Aggregate Option Exercise Price divided by (ii) the sum of the number of Bay Common Shares outstanding at the Effective Time of the Share Exchange, the number of Bay Common Shares under the Bay Options as listed on
Schedule 2.2(a) of the Agreement and the number of shares of Bay Phantom Stock listed and described on Schedule 2.2(b) of the Agreement. Based on 1,973,025 Bay Common Shares, 79,010 Bay Options and 48,144 shares of Bay Phantom Stock, the Per Share Amount would equal $26.42.

As part of its investment banking business, Hoefer & Arnett, Incorporated is regularly engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In November 1997, Hoefer & Arnett acted as Bay's underwriter in the initial public offering of $9,600,000 of Bay's common stock. In connection with this underwriting, Bay allowed Hoefer & Arnett an underwriting discount and commission of $610,256.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement and the Amendment; (ii) financial statements for Bay included in its Annual Reports on Form 10-KSB for the years ended December 31, 1999 and December 31, 1998, Quarterly Reports on Form 10-QSB for September 30, 2000, June 30, 2000 and March 31, 2000, and internal financial statements for the twelve months ended December 31, 2000; (iii) financial analyses and forecasts for Bay prepared by management; (iv) publicly available information concerning other banks and holding companies whose securities are traded in public markets and (v) the nature and financial terms of certain other acquisition transactions involving banks and bank holding companies. We have held discussions with senior management of Bay concerning its past and current operations, financial condition and prospects, as well as the results of regulatory examinations. We have conducted such other financial studies, analyses and investigations, as we deemed appropriate for purposes of this opinion.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of Bay as to the reasonableness of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Bay management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the allowance for loan losses for Bay is adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Bay, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the transaction will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of shares of common stock of Bay of the terms of the proposed acquisition of Bay by SouthTrust and does not address Bay's underlying business decision to proceed with the transaction.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Bay, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Bay; and (ii) the assets and liabilities of Bay, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the proposed acquisition of Bay by SouthTrust are fair, from a financial point of view, to the holders of shares of common stock of Bay.

Our opinion is directed to the Board of Directors of Bay for its information and assistance in connection with its consideration of the financial terms of the transaction contemplated by the Agreement and does not constitute a recommendation to any shareholder of Bay as to how such shareholder should vote on the proposed transaction. We hereby consent to the reference to our firm in the proxy statement related to the transaction and to the inclusion of our opinion as an exhibit to the proxy statement related to the transaction.



Very truly yours,

/s/ HOEFER & ARNETT, INCORPORATED
    Hoefer & Arnett, Incorporated

                                                                      APPENDIX C

                PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
                              RELATING TO RIGHTS OF
                             DISSENTING SHAREHOLDERS

                             (Articles 5.11 - 5.13)

ARTICLE 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

                  (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

                  (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without goodwill, of a corporation requiring the special authorization of the shareholders as provided by this Act;

                  (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ARTICLE 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

         A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

         (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

     (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected, and in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service or a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of their value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was affected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.


ARTICLE 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 of 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholders shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                      APPENDIX D

                         ______________________________

                                  FORM OF PROXY
                              BAY BANCSHARES, INC.
                                 LA PORTE, TEXAS

                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 28, 2001

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON MARCH 28, 2001

                         ______________________________

      The undersigned shareholder of Bay Bancshares, Inc. ("Bay") hereby constitutes and appoints Knox W. Askins and Lindsay R. Pfeiffer, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Bay which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Bay to be held at 1:30 p.m., local time, on Wednesday, March 28, 2001, and at any adjournments thereof (the "Meeting"), with respect to the proposals described in the Proxy Statement and the Notice of Special Meeting of Shareholders both dated March __, 2001, timely receipt of which is acknowledged, in the manner specified below.

      1. Approval of the Agreement and Plan of Share Exchange, as amended, dated as of December 11, 2000 by and between SouthTrust of Alabama, Inc. and Bay and joined in by SouthTrust Corporation (the "Agreement") pursuant to which shareholders of Bay will receive $26.42 in cash for each share of Bay common stock, $1.00 par value per share, they own upon the terms and subject to the conditions set forth in the Agreement as more specifically described in the Proxy Statement.

          [ ] For     [ ] Against       [ ] Abstain

      2. In their sole discretion on such other matters as may properly come before the Meeting or any adjournments thereof.

          [ ] Authorized               [ ] Withhold Authority

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1 and with discretionary authority on all other matters that may properly come before the Meeting or any adjournments thereof.

      Please date and sign exactly as your name appears on the certificates representing your shares of common stock of Bay. If shares are held jointly, each shareholder must sign. When signing as attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


                                    _______________________________
                                    (Signature of Shareholder)


                                    _______________________________
                                    (Signature of Shareholder)

                                    Dated ________________, 2001



THIS PROXY IS SOLICITED ON BEHALF OF BAY'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.